Exhibit 10.1

AMENDED AND RESTATED MASTER LEASE

between

MRT of Las Vegas NV - ACH, LLC, MRT of Las Vegas NV - LTACH, LLC, MRT of Fort Worth TX - SNF, LLC and MRT of Spartanburg SC - SNF, LLC,
as their interests may appear, “Landlord”

and

Nashville Leasehold Interests, LLC,
“Tenant”

For the lease of:

Mountain’s Edge Hospital

8656 West Patrick Lane

Las Vegas, Nevada 89148

Horizon Specialty Hospital of Henderson

8550 South Eastern Avenue

Henderson, Nevada 89123

Mira Vista Court

7021 Bryant Irvin Road

Fort Worth, Texas 76132

and

Magnolia Place at Spartanburg

8020 White Avenue

Spartanburg, South Carolina 29303

Dated as of April 27, 2017

AMENDED AND RESTATED MASTER LEASE

THIS AMENDED AND RESTATED MASTER LEASE is dated as of April 27, 2017 (the “Restatement Date”) and is by and among MRT of Las Vegas NV - ACH, LLC, a Delaware limited liability (“MRT Las Vegas-ACH”), MRT of Las Vegas NV - LTACH, LLC, a Delaware limited liability company (“MRT Las Vegas-LTACH”), MRT of Fort Worth TX - SNF, LLC, a Delaware limited liability company (“MRT Fort Worth-SNF”), MRT of Spartanburg SC - SNF, LLC, a Delaware limited liability company (“MRT Spartanburg-SNF”; and, together with MRT Las Vegas-ACH, MRT Las Vegas-LTACH, and MRT Fort Worth-SNF, as their interests may appear, “Landlord”), Nashville Leasehold Interests, LLC, a Delaware limited liability company (“Tenant”), Vegas Hospital Care, LLC, a Delaware limited liability company (“Mountain’s Edge Operator”), THI of Nevada II at Desert Lane, LLC, a Delaware limited liability company (“Horizon Henderson Operator”), Bryant Irvin Consulting, LLC, a Delaware limited liability company (“Mira Vista Operator”), and THI of South Carolina at Magnolia Place at Spartanburg, LLC, a Delaware limited liability company (“Spartanburg Operator”; and together with Mountain’s Edge Operator, Horizon Henderson Operator and Mira Vista Operator are collectively referred to herein as the “Operators”).  Landlord, Tenant and the Operators are collectively referred to herein as the “Parties”.

RECITALS

A.

MRT Las Vegas-ACH owns (a) that certain tract of land located at 8656 West Patrick Lane, Las Vegas, Nevada, 89148 in Clark County, Nevada, and more specifically described on Exhibit A-1 attached hereto (the “Mountain’s Edge Land”), (b) all buildings, structures and other improvements of every kind located thereon (the “Mountain’s Edge Improvements”), which Mountain’s Edge Improvements include that certain two-story building containing approximately 72,140 square feet of space operated as a 130-bed, licensed acute care hospital on the Land (the “Mountain’s Edge Facility”), (c) the Mountain’s Edge Equipment (as defined in Section 1.3) and (d) the Mountain’s Edge Fixtures (as defined in Section 1.4) (the Mountain’s Edge Land, the Mountain’s Edge Improvements, the Mountain’s Edge Equipment and the Mountain’s Edge Fixtures are collectively referred to herein as the “Mountain’s Edge Property”).

B.

MRT Las Vegas-LTACH owns (a) that certain tract of land located at 8550 South Eastern Avenue, Henderson, Nevada 89123 in Clark County, Nevada, and more specifically described on Exhibit A-2 attached hereto (the “Horizon Henderson Land”), (b) all buildings, structures and other improvements of every kind located thereon (the “Horizon Henderson Improvements”), which Horizon Henderson Improvements include that certain one-story building containing approximately 37,209 square feet of space operated as a 39-bed, licensed long term acute care hospital (the “Horizon Henderson Facility”), (c) the Horizon Henderson Equipment (as defined in Section 1.3), and (d) the Horizon Henderson Fixtures (as defined in Section 1.4) (the Horizon Henderson Land, the Horizon Henderson Improvements, the Horizon Henderson Equipment and the Horizon Henderson Fixtures are collectively referred to herein as the “Horizon Henderson Property”).

C.

MRT Fort Worth-SNF owns (a) that certain tract of land located at 7021 Bryant Irvin Road, Fort Worth, Texas 76132 in Tarrant County, Texas, and more specifically described on Exhibit A-3 attached hereto (the “Mira Vista Land”), (b) all buildings, structures and other improvements of every kind located thereon (the “Mira Vista Improvements”), which Mira Vista Improvements include that certain one-story building containing approximately 51,534 square feet of space operated as a 142-bed, licensed skilled nursing facility (the “Mira Vista Facility”), (c) the Mira Vista Equipment (as defined in Section 1.3), and (d) the Mira Vista Fixtures (as defined in Section 1.4) (the Mira Vista Land, the Mira Vista Improvements, the Mira Vista Equipment and the Mira Vista Fixtures are collectively referred to herein as the “Mira Vista Property”).

D.

MRT Spartanburg-SNF owns (a) that certain tract of land located at 8020 White Avenue, Spartanburg, South Carolina 29303 in Spartanburg County, South Carolina, and more specifically described on Exhibit A-4 attached hereto (the “Spartanburg Land”), (b) all buildings, structures and other improvements of every kind located thereon (the “Spartanburg Improvements”), which Spartanburg Improvements include that certain one-story building containing approximately 50,397 square feet of space operated as a 120-bed, licensed skilled nursing facility (the “Spartanburg Facility”), (c) the Spartanburg Equipment (as defined in Section 1.3), and (d) the Spartanburg Fixtures (as defined in Section 1.4) (the Spartanburg Land, the Spartanburg Improvements,

the Spartanburg Equipment and the Spartanburg Fixtures are collectively referred to herein as the “Spartanburg Property”).  The Mountain’s Edge Facility, the Horizon Henderson Facility, the Mira Vista Facility and the Spartanburg Facility are collectively referred to herein as the “Facilities” and each such facility is sometimes referred to herein, singularly, as a “Facility”.  The Mountain’s Edge Property, the Horizon Henderson Property, the Mira Vista Property and the Spartanburg Property are collectively referred to herein as the “Properties” and each such property is sometimes referred to herein, singularly, as a “Property”.

E.

MRT Las Vegas-ACH, as landlord, and Mountain’s Edge Operator, as tenant, are parties to that certain Facility Lease Agreement, dated July 18, 2014, as amended by that certain First Amendment to Facility Lease Agreement, dated November 24, 2014, as further amended by that certain Second Amendment to Facility Lease Agreement, dated January 23, 2015, as further amended by that certain Third Amendment to Facility Lease Agreement, dated March 30, 2015, and as further amended by that certain Fourth Amendment to Facility Lease Agreement, dated June 30, 2015 (collectively, the “Original Mountain’s Edge Lease”), covering the Mountain’s Edge Property.

F.

MRT Las Vegas-LTACH, as landlord, and Horizon Henderson Operator, as tenant, are parties to that certain Facility Lease Agreement, dated July 18, 2014 (the “Original Horizon Henderson Lease”), covering the Horizon Henderson Property.

G.

MRT Fort Worth-SNF, as landlord, and Mira Vista Operator, as tenant, are parties to that certain Facility Lease Agreement, dated February 20, 2015 (the “Original Mira Vista Lease”), covering the Mira Vista Property.

H.

MRT Spartanburg-SNF, as landlord, and Spartanburg Operator, as tenant, are parties to that certain Facility Lease Agreement, dated July 18, 2014 (the “Original Spartanburg Lease”), covering the Spartanburg Property.  The Original Mountain’s Edge Lease, the Original Horizon Henderson Lease, the Original Mira Vista Lease and the Original Spartanburg Lease are collectively referred to herein as the “Original Leases”.

I.

The obligations of Mountain’s Edge Operator under the Original Mountain’s Edge Lease are guaranteed by THI of Baltimore, Inc., a Delaware corporation (“Guarantor”), pursuant to that certain Guaranty, dated as of July 18, 2014 (as the same may have been amended, modified or reaffirmed from time to time, the “Original Mountain’s Edge Guaranty”).  The obligations of Horizon Henderson Operator under the Original Horizon Henderson Lease are guaranteed by Guarantor, pursuant to that certain Guaranty, dated as of July 18, 2014 (as the same may have been amended, modified or reaffirmed from time to time, the “Original Horizon Henderson Guaranty”).  The obligations of Mira Vista Operator under the Original Mira Vista Lease are guaranteed by Guarantor, pursuant to that certain Guaranty, dated as of February 20, 2015 (as the same may have been amended, modified or reaffirmed from time to time, the “Original Mira Vista Guaranty”). The obligations of Spartanburg Operator under the Original Spartanburg Lease are guaranteed by Guarantor, pursuant to that certain Guaranty, dated as of July 18, 2014 (as the same may have been amended, modified or reaffirmed from time to time, the “Original Spartanburg Guaranty”; and together with the Original Mountain’s Edge Guaranty, the Original Horizon Henderson Guaranty and the Original Mira Vista Guaranty are collectively referred to herein as the “Original Guaranties”). Concurrently herewith, Guarantor is executing and delivering a Master Lease Guaranty in substantially the form attached hereto as Exhibit B guarantying the obligations of Tenant under this Master Lease (as the same may be amended, modified or reaffirmed from time to time, the “Master Lease Guaranty”).

J.

The Parties are entering into this Master Lease on and as of the Restatement Date, to be effective with respect to the Property of each Facility as of the Commencement Date (as defined in Section 2), to amend, consolidate, supersede and restate each of the Original Leases pursuant to this Master Lease and to provide for the continued lease by Landlord to Tenant (in replacement of the Operators) from and after the Restatement Date of the Property of each of the Facilities in a single, integrated and indivisible master lease and economic unit, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein, the Parties enter into this Master Lease on the terms, conditions and provisions hereinafter set forth.

Lease of the Premises

.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions herein set forth, all of Landlord’s right, title and interest in and to all of the following (collectively, the “Premises”):

1.1.Land.  The Mountain’s Edge Land, the Horizon Henderson Land, the Mira Vista Land and the Spartanburg Land (collectively, the “Land”);

1.2.Improvements.  The Mountain’s Edge Improvements (of which the Mountain’s Edge Facility is a part), the Horizon Henderson Improvements (of which the Horizon Henderson Facility is a part), the Mira Vista Improvements (of which the Mira Vista Facility is a part) and the Spartanburg Improvements (of which the Spartanburg Facility is a part) (collectively, the “Improvements”);

1.3.Equipment. With respect to each Facility, all un-affixed equipment or other personal property of any nature whatsoever, including, but not limited to, data processing equipment, motor vehicles, accessories, medical equipment and supplies, office equipment and supplies, furniture, and other items owned by Landlord in connection with each Facility and all component and ancillary parts used in connection with any such items and all replacements, substitutions, accretion and additions to any such items (collectively, the “Equipment”).  The Equipment relating to the Mountain’s Edge Facility is more particularly described on Schedule 1.3(a) (the “Mountain’s Edge Equipment”).  The Equipment relating to the Horizon Henderson Facility is more particularly described on Schedule 1.3(b) (the “Horizon Henderson  Equipment”).  The Equipment relating to the Mira Vista Facility is more particularly described on Schedule 1.3(c) (the “Mira Vista Equipment”).  The Equipment relating to the Spartanburg Facility is more particularly described on Schedule 1.3(d) (the “Spartanburg Equipment”);

1.4.Fixtures.  With respect to each Facility, all affixed items of equipment (including non-movable medical equipment), machinery, fixtures and other items of property, including all components thereof, now and hereafter located in, on or used and incorporated into the Land or the Improvements, including, without limitation, any and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air conditioning systems, equipment and apparatus, sprinkler systems and fire and theft protection equipment, built-in oxygen and vacuum systems, wiring, tubing, central clock systems, doctor register systems, elevators, dumb waiters, intercom systems, nurse call systems, affixed cabinetry and counters, pneumatic tube systems, vacuum cleaning systems, conveyor systems, paging systems, mill work, x-ray protection, pass-through boxes, exhaust systems, laboratory plumbing and piping, medical gas systems, nurse station counters, emergency generators and similar items incorporated into and made a part of the Land or the Improvements, all of which to the greatest extent permitted by law are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”).  The Fixtures  relating to (a) the Mountain’s Edge Facility are collectively referred to herein as the “Mountain’s Edge Fixtures”, (b) the Horizon Henderson Facility are collectively referred to herein as the “Horizon Henderson Fixtures”, (c) the Mira Vista Facility are collectively referred to herein as the “Mira Vista Fixtures, and (d) the Spartanburg Facility are collectively referred to herein as the “Spartanburg Fixtures”); and

1.5.Appurtenant Rights.  All easements, licenses, rights-of-way and appurtenances relating to the Land and the Improvements (the “Appurtenant Rights”).

2.Primary Term and Renewal Terms.

2.1.Primary Term.  This Master Lease shall be effective as of March 20, 2017 (the “Commencement Date”) and shall continue in effect for an initial term (the “Primary Term”) that (a) with respect to the Mountain’s Edge Property, ends at 11:59 p.m. (Las Vegas, NV time) on March 31, 2032, (b) with respect to the Horizon Henderson Property, ends at 11:59 p.m. (Henderson, NV time) on March 31, 2032, (c) with respect to the Mira Vista Property, ends at 11:59 p.m. (Fort Worth, TX time) on March 31, 2029, and (d) with respect to the Spartanburg Property, ends at 11:59 p.m. (Spartanburg, SC time) on March 31, 2029.  Tenant acknowledges it has accepted possession of the Premises on or before the Commencement Date.  Tenant covenants and agrees with Landlord that Tenant shall continuously operate each Facility for the Permitted Use (as defined in Section 6.3 herein) applicable to each such Facility throughout the Term.  For purposes of this Master Lease, the term “Lease

Year” shall mean the twelve (12) consecutive month period commencing on the Commencement Date, and each twelve (12) consecutive month period thereafter during the Term.

2.2.Renewal Terms.  Unless (a) this Master Lease has been terminated in accordance with its terms, or (b) an Event of Default (as defined in Section 12.1) has occurred and is continuing at the time any extension option may be exercised or at any time after such exercise and prior to the commencement of a Renewal Term (as defined below) or (c) there exists, at the time any extension option may be exercised or at any time after such exercise and prior to the commencement of a Renewal Term, an event or circumstance which, with the giving of notice, the passage of time or both, may become an Event of Default, the Term (as defined in Section 2.2.1) may be extended by Tenant for two (2) separate renewal terms (each, a “Renewal Term”) of five (5) years each, upon the satisfaction of all of the following terms and conditions:

2.2.1.Not more than thirty (30) days before or after the date which is nine (9) months prior to the end of the then current Primary Term or Renewal Term, as applicable, with respect to the Mira Vista Property and the Spartanburg Property, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term with respect to both the Mira Vista Property and the Spartanburg Property for one (1) Renewal Term; provided, however, if Tenant gives such exercise notice at a time when the extension option is not exercisable due to the occurrence of an event or circumstance as described in Section 2.2(c), then (i) the time period for the giving of such notice automatically shall be deemed extended by the then remaining cure period, if any, applicable to such event or occurrence, and (ii) if such event or circumstance is thereafter timely cured, such notice automatically shall be deemed to have been given on the date as of which such cure has been effected.  For avoidance of doubt, with respect to the Mira Vista Property and the Spartanburg Property, Landlord and Tenant acknowledge and agree that any option for a Renewal Term may only be exercised with respect to both the Mira Vista Property and the Spartanburg Property and may not be exercised for the Mira Vista Property or the Spartanburg Property singularly.  The Primary Term and any applicable Renewal Term(s) are referred to collectively herein as the “Term”.

2.2.2.Not more than thirty (30) days before or after the date which is nine (9) months prior to the end of the then current Primary Term or Renewal Term, as applicable, with respect to the Horizon Henderson Property and the Mountain’s Edge Property, Tenant shall give Landlord written notice that Tenant desires to exercise its right to extend the then current Term with respect to both the Horizon Henderson Property and the Mountain’s Edge Property for one (1) Renewal Term; provided, however, if Tenant gives such exercise notice at a time when the extension option is not exercisable due to the occurrence of an event or circumstance as described in Section 2.2(c), then (i) the time period for the giving of such notice automatically shall be deemed extended by the then remaining cure period, if any, applicable to such event or occurrence, and (ii) if such event or circumstance is thereafter timely cured, such notice automatically shall be deemed to have been given on the date as of which such cure has been effected.  For avoidance of doubt, with respect to the Horizon Henderson Property and the Mountain’s Edge Property, Landlord and Tenant acknowledge and agree that any option for a Renewal Term may only be exercised with respect to both the Horizon Henderson Property and the Mountain’s Edge Property and may not be exercised for the Horizon Henderson Property or the Mountain’s Edge Property singularly.

2.2.3.All other provisions of this Master Lease shall remain in full force and effect and shall continuously apply throughout the Renewal Term(s).

Rent

.

3.1.Rent.  Subject to adjustment as set forth in Section 3.2 and Section 3.4 below, annual minimum rent (“Fixed Annual Rent”) payable hereunder shall be in an amount equal to Eight Million Four Hundred Fifty Two Thousand Six Hundred Fifty and No/100 Dollars ($8,452,650.00), payable in advance in equal monthly installments of Seven Hundred Four Thousand Three Hundred Eighty-Seven and 50/100 Dollars ($704,387.50) (“Fixed Monthly Rent”) on the twentieth (20th) day of each calendar month of the Term commencing on the Commencement Date; provided, however, that if such day is not a Business Day (as defined hereinafter), the applicable Fixed Monthly Rent shall be payable on the immediately preceding Business Day.  For illustration purposes, an allocation of the Fixed Annual Rent by each Facility is set forth in Schedule 3.1 attached hereto and incorporated herein.  The term “Business Day” shall mean any day on which banking institutions in Nashville, Tennessee are open for the conduct of normal banking business.

3.2.Escalation of Fixed Annual Rent.  On the first (1st), second (2nd) and third (3rd) anniversary of the Commencement Date, Fixed Annual Rent will increase to lesser of (a) the amount equal to the CPI Factor (as defined herein) multiplied times the Fixed Annual Rent in effect for the immediately preceding Lease Year, and (b) the amount equal to one hundred one and one-half percent (101.5%) of the Fixed Annual Rent in effect for the immediately preceding Lease Year; provided, however, that the Fixed Annual Rent shall never be less than the Fixed Annual Rent in effect for the immediately preceding Lease Year.  The “CPI Factor” is the percentage equal to a fraction, the numerator of which is the Index (as defined herein) most recently published prior to the first day of the new Lease Year (the “Numerator Index”) and the denominator of which is the then current Index on the date that is twelve (12) months prior to the date on which the Numerator Index was published.  The term “Index” shall mean the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items (1982-84=100), published by the Bureau of Labor Statistics of the United States Department of Labor.  Thereafter, on the fourth (4th) anniversary of the Commencement Date and on each subsequent anniversary of the Commencement Date occurring during the Primary Term and any Renewal Term, the Fixed Annual Rent will increase to one hundred two percent (102%) of the Fixed Annual Rent in effect for the immediately preceding Lease Year.

3.3.Proration for Partial Periods. The Fixed Monthly Rent for any partial month during the Term shall be prorated based on actual days elapsed.

3.4.Rental Adjustment Related to Mountain’s Edge Capital Addition Project.  Pursuant to Section 25.1 herein, Landlord has agreed to fund to Tenant an aggregate amount of up to Eleven Million and No/100 Dollars ($11,000,000.00) for the Mountain’s Edge Capital Addition Project (as defined in Section 25.1 herein) in accordance with the Mountain’s Edge Work Letter (as defined in Section 25.1 herein).  Notwithstanding anything to the contrary in this Master Lease, effective as of the 20th day of the calendar month following the date of Landlord’s first advance of any portion of Landlord’s Maximum Cost (as defined in the Work Letter) and on the 20th day of each calendar month thereafter during the Term, in addition to the Fixed Monthly Rent due on such 20th calendar day, Tenant shall pay to Landlord an additional monthly payment (the “Mountain’s Edge Supplemental Rent Payment”) in an amount equal to one-twelfth (1/12th) of the product of (A) the total Landlord’s Maximum Cost actually advanced by Landlord, together with imputed interest at nine and one-quarter percent (9.25%) per annum for the period of time from such advance to the date on which the Mountain’s Edge Supplement Rent Payment includes such advance, times (B) nine and one-quarter percent (9.25%) (the “Mountain’s Edge Capital Addition Rate”).  Following the Completion Date (as defined in the Work Letter) of the Mountain’s Edge Capital Addition Project, at the request of either Landlord or Tenant, the Parties shall execute a written amendment to this Master Lease memorializing the final adjustment to the Fixed Annual Rent (as set forth in Section 3.1 herein) and the allocation of such rent to the Mountain’s Edge Property (as set forth in Schedule 3.1).  Notwithstanding the foregoing, the failure of either Landlord or Tenant to request and/or the failure of either Party to execute and deliver any such written amendment to this Master Lease shall not (a) affect Landlord’s determination of the amount of each month’s Mountain’s Edge Supplemental Rent Payment, or (b) affect Tenant’s obligation to pay the Mountain’s Edge Supplemental Rent Payment on the 20th day of each calendar month after the first advance is made by Landlord under the Work Letter.  Until such time as the Mountain’s Edge Supplemental Rental Payment is memorialized in a written amendment to the Master Lease as contemplated by the preceding sentence, on each anniversary of the Commencement Date, the Mountain’s Edge Capital Addition Rate shall increase by a percentage equal to the percentage increase in the Fixed Annual Rent occurring on each anniversary of the Commencement Date pursuant to Section 3.2.

3.5.Restatement Date Rent Payment.  As consideration for Landlord agreeing to enter into this Master Lease, on the Restatement Date, Tenant shall pay to Landlord the following sums:  (a) all rents due and payable, prior to the Commencement Date, by the Operators to Landlord under the Original Leases (including any outstanding deferred rental payments under the Mountain’s Edge Lease), (b) all Monthly Fixed Rent payments (prorated for any partial months) due and payable, after the Commencement Date and through the Restatement Date, by Tenant to Landlord under this Master Lease, (c) all Replacement Reserve Payments (as defined in Section 6.7 herein) (prorated for any partial months) due and payable, after the Commencement Date and through the Restatement Date, by Tenant to Landlord under this Master Lease, and (d) an amount equal to all reasonable and documented attorneys’ fees and legal costs incurred by Landlord in connection with the preparation and negotiation of this Master Lease and the transaction contemplated by this Master Lease.

3.6.Absolute Net Lease.  All Fixed Annual Rent and any other rent payments or other payments or obligations owed to Landlord under this Master Lease shall be absolutely net to Landlord, and, during the entire Term, Landlord shall have no cost obligation, responsibility or liability whatsoever for repairing, operating, maintaining or owning the Premises.  Accordingly, Tenant shall pay Fixed Annual Rent to Landlord during the Term free of any deduction, diminution or payment obligation on the part of Landlord for all Taxes (as defined in Section 4.1), assessments, utility charges, operating expenses, insurance premiums and any other charge or expense, levy, fine, fee or cost in connection with the Premises and the ownership, operation and maintenance, repair and replacement thereof, including but not limited to all expenses and charges, whether for upkeep, maintenance, operation, repair, refurnishing, refurbishing, restoration, replacement, insurance premiums, Taxes, utilities, occupational licenses and other permits and other operating or other charges of a like nature, whether known or unknown, ordinary or extraordinary, foreseen or unforeseen, anticipated or unanticipated, and in effect now or enacted hereafter (the foregoing collectively, “Impositions”). Except as otherwise expressly provided in this Master Lease, all Impositions shall be the sole responsibility of Tenant and shall be paid by Tenant thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required). This provision is not in derogation of the specific provisions of this Master Lease, but in expansion thereof and as an indication of the general intentions of the Parties hereto.  Tenant shall continue to pay Fixed Annual Rent and to perform its obligations under this Master Lease even if Tenant claims that Landlord has breached any obligation under this Master Lease or that Tenant has been damaged by any act or omission of Landlord. Therefore, Tenant shall at all times remain obligated to fully and faithfully pay and perform all its obligations under this Master Lease, without any right of set-off, counterclaim, abatement, deduction, or any other reduction. Tenant’s sole right to recover damages against Landlord by reason of a breach or alleged breach of Landlord’s obligations under this Master Lease shall be to pursue, prove and subsequently be awarded by a court of competent jurisdiction a judgment for such damages in a separate action against Landlord.

Taxes, Assessments and Other Charges

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4.1.Tenant’s Obligations.  Tenant agrees to pay and discharge (including the filing of all required returns) directly to the appropriate assessing authority any and all taxes (including, but not limited to, real estate and personal property taxes, business and occupational license taxes, ad valorem sales, use, single business, gross receipts, transaction privilege, franchise taxes, business privilege, rent or other excise taxes) and other assessments levied or assessed against the Premises, Tenant’s interest therein or against Landlord with respect to this Master Lease and/or the Premises (but excluding any state or federal income tax based upon the net income of Landlord) (individually a “Tax” and collectively, “Taxes”), when same shall become due and, in any event, prior to delinquency or imposition of any fine, penalty, interest or other cost.  To the extent that in lieu of the whole or any part of any Taxes levied on the Premises, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax (such as the so-called “margin tax” in Texas), assessment, or a charge based, in whole or in part, upon such rents, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” to be governed by this Section 4.  The term “Taxes” shall not include any taxes based solely upon the income of Landlord.  All Taxes due and payable for the tax year in which the Term expires, shall be prorated equitably between Landlord and Tenant.

4.2.Right to Protest.  Landlord and/or Tenant shall have the right, but not the obligation, to protest the amount or payment of any Taxes by appropriate legal proceedings diligently conducted in good faith.  Landlord shall, if necessary for Tenant to pursue such protest, join in such protest brought by Tenant, provided that Landlord shall not incur any expense because of any such protest.  Tenant shall in advance of such protest provide such good and sufficient undertaking, if any, as may be required by law to accomplish a stay of any foreclosure, and Tenant shall diligently and continuously prosecute any such protest. In the absence of such undertaking, Tenant shall pay any Tax, assessment or other charge before the imposition of any penalty or interest and, in any event, shall remain responsible for the payment of any such penalty or interest.  If Landlord receives notice that the taxing authority is about to foreclose on the Premises, Landlord shall be entitled to make a written demand on Tenant to immediately pay such Taxes and if such Taxes are not so paid, Landlord may draw upon any security deposit (or other undertaking by Tenant as described above) by Tenant, if any, and use such funds to pay Taxes then owing.

Any funds advanced by Landlord to pay such Taxes shall constitute an obligation of Tenant to Landlord and shall promptly be reimbursed by Tenant to Landlord upon demand.

4.3.Tax Impounds and Tax Escrow.  Upon an Event of Default (as defined), or if Tenant shall have failed, on any occasion, to pay any Taxes prior to delinquency (absent an active protest of such Taxes which complies with the requirements of Section 4.2), Landlord shall have the right, at its option, to require Tenant to (i) immediately deposit with Landlord an amount equal to all Taxes currently due, and (ii) make monthly deposits with Landlord in such amount as will be sufficient to permit Landlord to pay all Taxes in full from such deposits when next becoming due, and (iii) thereafter to deposit with Landlord one-twelfth (1/12) of the current annual Taxes on the twentieth (20th) day of each month in advance, together with such additional amounts as may be required to make payments of Taxes due during said month.  All such deposited amounts will be held by Landlord without interest and will be applied by Landlord against the payment of Taxes as they become due.   Landlord shall deposit all impounded funds in accounts insured by any federal or state agency and shall not commingle such funds with other funds and accounts of Landlord.  Interest or other gains from such funds, if any, shall be the sole property of Landlord.  Upon an Event of Default, in addition to any other remedies, Landlord may apply all impounded funds against any sums due from Tenant to Landlord.  Landlord shall give to Tenant an annual accounting showing all credits and debits to and from such impounded funds received from Tenant.  Additionally, Tenant shall be required to maintain with Landlord, or at Landlord’s direction with any Facility Mortgagee (as defined in Section 18.2.2) of Landlord, such reserve accounts for Taxes as may be reasonably required under any Facility Mortgage (as defined in Section 18.2.1) and/or by any Facility Mortgagee.

4.4.Tax Bills and Receipts.  Within ten (10) days after receipt by Landlord or Tenant, as applicable, of a real estate Tax bill relating to the Premises or any part thereof, such party shall deliver to the other party a copy of such Tax bill. Tenant will pay all Taxes related to the Premises before the imposition of any penalty or interest on such Tax payment and, in any event, shall remain responsible for the payment of any such penalty or interest.  Tenant shall promptly forward to Landlord proof of payment of all Taxes, but not later than January 31 of the year following the year to which such Taxes relate.

4.5.Other Charges.  Tenant shall contract in its own name for all utilities and services used at the Premises. Tenant agrees to pay and discharge, punctually as and when the same shall become due and payable without penalty, all electricity, gas, garbage collection, cable television, telephone, water, sewer, and other utilities costs and all other charges, obligations or deposits assessed against the Premises during the Term. If Tenant defaults in the payment of any such utility charges, Landlord may, at its option, pay them for Tenant’s account, in which event Tenant shall promptly reimburse Landlord upon demand. Landlord shall have no liability to Tenant for disruption of utilities to the Premises. Landlord under no circumstances shall be liable to Tenant in damages or otherwise for loss or interruption for utility or other services for Tenant’s business at the Premises.

Insurance

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5.1.General Insurance Requirements.  Without limiting the liabilities or indemnification obligations of Tenant, all insurance provided for in this Master Lease shall be maintained under valid and enforceable policies issued by an authorized surplus carrier in the state in which each Property is located, having a general policyholders rating of not less than “A” in the then most current A.M. Best’s Insurance Report, unless otherwise approved by Landlord and any Facility Mortgagee.  Any and all policies of insurance required under this Master Lease shall name Landlord as an additional insured. In addition, Landlord (and such other parties as Landlord may designate such as any Facility Mortgagee) shall be shown as the loss payee under the casualty insurance policy maintained by Tenant pursuant to Section 5.2.  All policies of insurance required herein may be in the form of “blanket” or “umbrella” type policies which shall name Landlord and Tenant as their interests may appear and allocate to the Premises the full amount of insurance required hereunder; provided, however, that such “blanket” or “umbrella” type policies (including, without limitation, the deductible amounts thereunder) are acceptable to and have been approved by Landlord.  Original policies or satisfactory certificates from the insurers evidencing the existence of all policies of insurance required by this Master Lease and showing the interest of Landlord shall be provided to Landlord prior to the Restatement Date and shall provide that, during the Term, the subject policy may not be canceled, except upon not less than ten (10) days prior written notice to Landlord in the case of cancellation for nonpayment of premium, and not less than thirty (30) days prior written notice to Landlord in the case of cancellation for any other reason. If Landlord is provided with a certificate, upon Landlord’s request,

Tenant shall provide Landlord with a complete copy of the insurance policy evidenced by such certificate within thirty (30) days of the Restatement Date. Originals of the renewal policies or certificates therefor from the insurers evidencing the existence thereof shall be provided to Landlord not less than ten (10) days prior to the expiration dates of the policies. If Landlord is provided with a certificate for a renewal policy, upon Landlord’s request, Tenant shall deliver a copy of the complete renewal policy to Landlord within thirty (30) days of the expiration of the replaced policy. Any claims under any policies of insurance described in this Master Lease shall be adjudicated by and at the expense of Tenant or of its insurance carrier. All insurance policies or certificates shall include provisions for not less than thirty (30) days prior written notice to Landlord of any change in conditions or terms thereof.

5.2.Fire and Extended Coverage.  Commencing with the Restatement Date and continuing throughout the Term, Tenant shall keep each Property and Tenant’s Personal Property (inclusive of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a)) in or on each such Property insured under an all risk property insurance policy covering loss or damage by fire, vandalism and malicious mischief, extended coverage perils and all physical loss perils, including, but not limited to, sprinkler leakage, in an amount not less than 100% of the then Full Insurable Value (as defined hereinafter) and without a coinsurance requirement, and earthquake, windstorm and flood to the extent that any Facility is located in a high hazard zone for any of those perils.  Such policy shall provide endorsements for law and ordinance changes, demolition and increased cost of construction.  Notwithstanding any other provision in this Master Lease to the contrary, such insurance shall be payable to Landlord and shall contain a loss payable clause to the holder of any Facility Mortgage to which this Master Lease shall be subject and subordinate. In addition, the casualty insurance required under this Section 5.2 will include an agreed amount endorsement such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty.  The term “Full Insurable Value” shall mean the actual replacement value of the applicable Property (including all improvements, fixtures, major movable equipment and furnishings at the applicable time located in the Improvements or in or on the Property) and every portion thereof, including, if required, any endorsement to include, as part of the coverage, the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction.  Such Full Insurable Value may be determined annually by a qualified appraiser on behalf of Landlord, at Landlord’s sole cost and expense.

5.3.Commercial General Liability. With respect to each Property, Tenant shall maintain a commercial general liability insurance coverage (including broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about such Property and the adjoining sidewalks and passageways, and such insurance shall afford protection to Landlord and Tenant in the initial amounts of not less than One Million and No/100 Dollars ($1,000,000.00) per each occurrence and not less than Three Million and No/100 Dollars ($3,000,000) in the aggregate, with respect to each Facility.

5.4.Professional Liability Insurance.  With respect to each Property, Tenant shall maintain a professional liability insurance against liability imposed upon Tenant or Landlord for damages on account of professional services rendered or which should have been rendered by Tenant or any Person (as defined hereinafter) for whose acts Tenant is legally liable on account of injury, sickness or disease, including death at any time resulting therefrom, and including damages allowed for loss of service, in a minimum amount of One Million and No/100 Dollars ($1,000,000.00) per each occurrence and Three Million and No/100 Dollars ($3,000,000) in the aggregate, with respect to each Facility.  Such insurance shall be supplemented by a cash collateral arrangement pursuant to which, as of the commencement of each policy year, there shall exist a cash collateral deposit in the amount of Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00), which amount shall be available for payment of covered claims in excess of the policy amount during the ensuing policy year.  Coverage maintained by Tenant shall be on an “occurrence” basis unless Landlord otherwise consents in writing.  For purposes of this Master Lease, the term “Person” shall mean any individual, partnership, association, corporation, limited liability company or other entity.

5.5.Automobile Liability Insurance.  With respect to each Property, Tenant shall maintain an automobile liability insurance of not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence covering all owned, non-owned and hired vehicles.

5.6.Worker’s Compensation.  With respect to each Property, Tenant shall at all times maintain adequate workers’ compensation insurance coverage for all persons employed by Tenant on the Property of each such Facility as well as employer’s liability coverage with a limit of not less than One Million and No/100 Dollar ($1,000,000.00) per claim. Such worker’s compensation insurance shall be in accordance with all requirements of applicable laws.

5.7.Business Interruption Insurance. With respect to each Property, Tenant shall, at all times, keep in effect a business interruption insurance with a loss payable endorsement in favor of Landlord in an amount at least sufficient to cover each of the following for the period of the next succeeding twelve (12) months following the occurrence of the business interruption:  (a) the aggregate of the cost of all Taxes and assessments due for such twelve (12) month period with respect to such Property; (b) the cost of all insurance premiums for insurance required to be carried by Tenant for such twelve (12) month period with respect to such Property; (c) the aggregate of the amount of the Fixed Monthly Rent (taking into account any adjustments thereto described in Section 3.2 above) for such twelve (12) month period with respect to such Property; and (d) the aggregate amount of the monthly estimated additional rent or other amounts to be paid under this Master Lease with respect to such Property, such as utilities and other operating expenses, whether payable to third parties or to Landlord, for such twelve (12) month period.  All proceeds of any business interruption insurance shall be applied, first, to the payment of any and all Fixed Monthly Rent payments for such twelve (12) month period; second, to the payment of any Taxes and insurance deposits (to the extent then required hereunder) required for such twelve (12) month period; and, thereafter, after all necessary repairing, rebuilding, restoring or replacing has been completed as required by the pertinent provisions of this Master Lease and any Facility Mortgage, any remaining balance of such proceeds shall be paid over to Tenant.

5.8.Deductible Amounts. Except with respect to worker’s compensation insurance, the policies of insurance which Tenant is required to provide under this Master Lease will not have deductibles or self-insured retentions in excess of Four Hundred Thousand and No/100 Dollars ($400,000.00).

5.9.Coverage Adjustments.  From time to time, Landlord or any Facility Mortgagee may reasonably require Tenant to change the amount or type of insurance, or to add or substitute additional reasonable coverages, required to be maintained by Tenant hereunder, in each case, as may reasonably be necessary to reflect the amounts and kinds of coverages customarily maintained by quality operators of similar facilities in the geographic regions in which a Facility is located.

5.10.Proceeds Deposited with Landlord.  In the event Tenant receives or is entitled to receive payment of any casualty insurance proceeds in excess of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), Tenant shall pay (or cause to be paid) such insurance proceeds to Landlord and Landlord shall hold and disburse such proceeds for the repairing, rebuilding, restoring or replacing of the Premises or any portion thereof subject to the pertinent provisions of this Master Lease and any mortgage held by a Facility Mortgagee.  No such sums shall be disbursed by Landlord toward such repairing, rebuilding, restoring or replacing, unless Landlord is reasonably satisfied that the amount of money necessary to complete such repairing, rebuilding, restoring or replacing in excess of insurance proceeds received by Landlord has been paid by Tenant for such repairing, rebuilding, restoring or replacing, and that the amount of such insurance proceeds held by Landlord is sufficient to complete such work. In the event the insurance proceeds received by Landlord is not sufficient to cover the cost of such repairs or replacements, Tenant shall deposit with Landlord the amount of funds necessary to cover such deficiency and to ensure that Landlord is holding funds sufficient to complete such repairing, rebuilding, restoring or replacing in accordance with the provisions of any mortgage held by a Facility Mortgagee and any plans and specifications relating to such repair or replacement work, free from any liens or encumbrances of any kind whatsoever.  The funds held by Landlord shall be disbursed only upon presentment of architect’s or general contractor’s certificates, waivers of liens, contractor’s sworn statements, and other evidence of cost and payments as may be reasonably required by Landlord or any Facility Mortgagee.

5.11.Waiver of Subrogation.  Landlord and Tenant intend that their respective property loss risks shall be borne fully (other than deductible amounts as provided herein) by insurance carriers to the extent provided in this Section 5, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is required under this Section 5.  Landlord and Tenant each hereby waive all rights and claims against each other for such losses, provided such waiver of subrogation shall not affect the right of the insureds to recover under their respective insurance policies.   Landlord and Tenant agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

5.12.Additional Obligations.  It is expressly understood and agreed that (i) if any insurance required hereunder, shall expire, be withdrawn, become void by breach of any condition thereof by Tenant, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and any Facility Mortgagee and in accordance with this Section 5; (ii) the minimum limits of insurance coverage set forth in this Section 5 shall not limit the liability of Tenant for its acts or omissions as provided in this Master Lease; (iii) Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and any Facility Mortgagee certificates of insurance or, upon Landlord’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Master Lease is in effect at all times; (iv) Tenant shall pay as they become due all premiums for the insurance required by this Section 5; (v) in the event any insurance policy required to be maintained by Tenant hereunder contains any breach of warranty provisions, Tenant shall not cause any violations of the policy warranties, declarations or conditions in such policy; and (vi) in the event that Tenant fails to comply with any of the requirements set forth in this Section 5, within three (3) days of the giving of written notice by Landlord to Tenant, (A) Landlord shall be entitled to procure such insurance; and (B) any sums expended by Landlord in procuring such insurance shall be a monetary obligation and shall be repaid by Tenant, together with interest thereon at the Agreed Rate (as defined in Section 12.5), from the time of payment by Landlord until fully paid by Tenant (which sums shall be due and payable to Landlord upon written demand).

5.13.Insurance Impounds and Insurance Escrow.  Upon the occurrence of an Event of Default, in addition to any other remedies, Landlord shall have the right, at its option, to require Tenant to (i) immediately deposit with Landlord an amount equal to all premiums currently due with respect to the insurance policies required to be maintained by Tenant under this Master Lease, and (ii) make monthly deposits with Landlord in such amount as will be sufficient to permit Landlord to pay all such premiums in full from such deposits when next becoming due, and (iii) thereafter to deposit with Landlord one-twelfth (1/12) of the current annual premiums with respect to such insurance policies on the twentieth (20th) day of each month in advance, together with such additional amounts as may be required to make payments of such premiums due during said month.  In such event, Tenant shall advise Landlord of all insurance bills which are due and shall cooperate fully with Landlord in assuring that the same are paid.  All such deposited amounts will be held by Landlord without interest and applied by Landlord against the payment of the required insurance premiums as they become due.  Landlord shall deposit all impounded funds in accounts insured by any federal or state agency and shall not commingle such funds with other funds and accounts of Landlord.  Interest or other gains from such funds, if any, shall be the sole property of Landlord.  Upon an Event of Default, in addition to any other remedies, Landlord may apply all impounded funds against any sums due from Tenant to Landlord.  Landlord shall give to Tenant an annual accounting showing all credits and debits to and from such impounded funds received from Tenant.  Additionally, Tenant shall be required to fund and maintain all insurance escrow accounts as may be required by any Facility Mortgagee.

Maintenance, Regulatory Compliance, Permitted Use and Miscellaneous Operational Covenants

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6.1.Tenant’s Maintenance Obligations.

6.1.1.Tenant, at Tenant’s sole cost and expense, will keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping. Tenant shall promptly make or cause to be made all repairs and replacements, interior and exterior, structural and nonstructural (including, without limitation, the heating, plumbing, electrical, mechanical and drainage systems and all structural components, including building walls, roofs, floors, foundations, windows and doors and related systems and equipment), ordinary and extraordinary, foreseen and unforeseen, necessary to (a) keep the Premises in good and lawful order and condition and in compliance with all requirements for the operation of each Facility for the Permitted Use applicable to each such Facility, (b) maintain all licenses, permits and governmental approvals necessary to operate each such Facility for its Permitted Use, and (c) secure and maintain for each Facility certification for participation in Medicare and Medicaid (or any successor programs). Any repairs and/or replacements shall be Landlord’s property (excluding any replacements of Tenant’s Personal Property (exclusive of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a))) upon installation without any compensation therefor and may not subsequently be removed by Tenant from the Premises, unless required as a subsequent repair or replacement in compliance with this Master Lease. All Tenant’s work in repairing or replacing any part or component of the Premises shall be done utilizing repair or replacement parts of comparable specification and quality as the item so repaired or replaced, shall be done in a good and workmanlike manner and shall be performed and installed free and clear of all liens and encumbrances. Tenant shall promptly replace any glass which may be broken or damaged with glass of comparable kind and quality.  Tenant shall surrender the Premises at expiration of this Master Lease in substantially the same condition as when received, ordinary wear and tear excepted. Tenant will notify Landlord when it becomes aware that any material repairs or replacements (in excess of $10,000.00 in any one instance) need to be made and Landlord shall have the right to monitor, inspect and/or approve of same.

The foregoing maintenance and repair obligations of Tenant shall apply to the entire Premises, including without limitation, the obligation to operate, manage, equip, light and maintain the Land and any areas outside any Facility in good order and repair, including, without limitation, restriping of parking areas; repairing and replacing paving and the substrata thereof for parking, driveway, sidewalk and curb facilities; keeping such areas properly drained, reasonably free of ice, snow, trash, rubbish, waste, and obstructions, and in a neat, clean, orderly and sanitary condition; keeping such areas suitably lit; promptly removing abandoned cars and other debris; maintaining signs, markers, and other means and methods of pedestrian and vehicular traffic control; keeping all bushes adequately mulched, grass cut and plants trimmed and pruned; subject to any applicable water restrictions, keeping all landscaping adequately irrigated; maintenance and repair of the landscaping and the irrigation systems; maintenance and repair of all lighting systems in the parking and walkway areas; maintenance and repair of the storm drainage and sanitary sewer systems; garbage disposal; and maintenance and repair of utility systems serving such areas.  Landlord shall have no requirement to maintain any portion of Premises.  Landlord hereby partially assigns, to the extent assignable and without representation or warranty, any manufacturer, supplier, installer, contractor, and subcontractor warranties that are issued in connection with the construction and/or equipping of the Facilities (the “Project Warranties”) to Tenant such that either Landlord or Tenant will have the right to enforce all Project Warranties without the joinder of the other.

6.1.2.As part of Tenant’s obligations under this Section 6.1, Tenant shall be responsible to maintain the Equipment (which is owned by Landlord and leased to Tenant under this Master Lease) and any equipment or personal property comprising Tenant’s Personal Property, in good condition, ordinary wear and tear excepted. Subject to the foregoing, Tenant shall repair and replace the Equipment as well as Tenant’s Personal Property consistent with prudent industry practice for facilities similar in type, size and character to each Facility that is subject to this Master Lease.  Should Tenant replace any of the Equipment, such replacement items shall be deemed the sole property of Landlord and be deemed a part of the Equipment (owned by Landlord and leased to Tenant under this Master Lease).

6.1.3.In the event that any repairs or replacements require that a building permit or other governmental authorization be obtained, the provisions of Section 6.5 herein shall apply to such repair or replacement work.  Tenant shall not overload the electrical wiring or install any additional electrical wiring or plumbing, unless it has first obtained Landlord’s written consent thereto, and, if such consent is given, installation shall be at Tenant’s sole cost and expense. Tenant will repair promptly, at its own expense, any damage to the Premises caused by bringing into the Premises any items of equipment or personal property for Tenant’s use, or by the installation, use or removal of such equipment or personal property, regardless of the cause of such damage.  Tenant waives any right to require Landlord to maintain, repair or rebuild all or any part of the Premises for any reason whatsoever.

6.1.4.In the event of an Event of Default by Tenant relating to a breach of Tenant’s obligations under this Section 6.1, in addition to Landlord’s remedies under Section 12.2, Landlord may, but shall not be obligated to enter the Premises and cause such maintenance, repair or replacement to be done, as Landlord deems necessary, and Tenant shall, within ten (10) days after receipt of an invoice and reasonable back-up documents, pay to Landlord all costs related thereto plus a reasonable charge for overhead, not to exceed fifteen percent (15%) of the cost of such maintenance, repairs and/or replacement.

6.1.5.Landlord shall not be liable to Tenant or any other Person, including employees and invitees, for death or injury to the person or for loss or damage to property caused by theft, vandalism, water, rain, snow, frost, fire, storm or accident, or by breakage, stoppage, or leakage of water, gas, heating or sewer pipes or plumbing, upon, about or adjacent to the Premises or by any other cause, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees or its contractors.

6.1.6.Tenant’s obligations of maintenance and repair under this Section 6.1 shall in no way be limited by the amount of the Replacement Reserve (as defined in Section 6.7) set forth in Section 6.7 hereof or any other impounds or reserves whether pursuant to Section 4.3 or Section 5.13 or otherwise.

6.2.Regulatory Compliance.

6.2.1.Tenant shall comply, and shall have the obligation to ensure that any other operators or users of the Premises and that the Premises comply, in all material respects with (a) all federal, state and local licensing and other laws and regulations applicable to the operation of each Facility for the Permitted Use applicable to each such Facility, and (b) all certification requirements of Medicare and Medicaid (or any successor program), if applicable, to each such Facility.  Further, Tenant shall ensure that each Property is continuously operated as a Facility for the Permitted Use applicable to such Facility, without any cessation, suspension, revocation, decertification or other limitation (subject to Tenant’s ability to correct any such revocation, decertification or other limitation as provided in Section 6.2.8 herein).

6.2.2.Without limiting the generality of the foregoing provisions, Tenant will maintain in good standing all existing and/or necessary provider agreements, related provider number or other contract or document providing for reimbursements or other remuneration to each Facility from the Medicare or Medicaid programs, regardless how such programs and/or contracts may be designated, described or named by applicable federal or state authorities (each a “Medicare or Medicaid Contract”) for the operation of each Facility for its Permitted Use with no less than the number of licensed beds required for each Facility pursuant to Section 6.3 herein.  Upon request, Tenant will provide copies of all material licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, accreditations and other authorizations then maintained by Tenant or any Affiliate (as defined hereinafter) of Tenant or under Tenant’s Control (as defined hereinafter) for the ownership, operation and payment for services related to the applicable Facility.  Tenant will comply in all material respects with the terms, conditions and requirements of such licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, accreditations or other authorizations.  Tenant shall maintain all material licenses, permits, approvals, registrations, contracts, consents, franchises, qualifications, accreditations, certifications and other authorizations necessary to conduct its business as an operator of the Facilities for the Permitted Use applicable to each Facility.  For purposes of this Master Lease, (a) the term “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly Controls (as defined hereinafter), is Controlled by or is under common Control with the such Person, and (b) the term “Control” or “Controls” shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

6.2.3.Tenant will timely file all Medicare and Medicaid cost reports and other material reports required to be filed related to each Facility in connection with such medical reimbursement programs, and all such required reports and administrative forms and filings will be true, correct and complete in all material respects.

6.2.4.With respect to each Facility, Tenant and any Affiliate of Tenant has and will comply in all material respects with all applicable provisions of the Social Security Act and regulations promulgated thereunder, laws and regulations relating to institutional and professional licensure, pharmacology or dispensing medicines or controlled substances, laboratory services, unprofessional conduct, fee splitting, kickbacks and other prohibited remuneration in exchange for referrals, billing and submission of false or fraudulent claims, medical privacy and confidentiality, 42 U.S.C. Section 1320a-7b or 42 U.S.C. Section 1395nn, the Medicare Regulations and the Medicaid Regulations.

6.2.5.Tenant represents and warrants to Landlord that the Mountain’s Edge Facility is accredited as an acute care hospital by the Joint Commission on Accreditation of Hospitals (the “Joint Commission”).  During the Term, Tenant shall cause the Mountain’s Edge Facility to maintain its accreditation as an acute care hospital by the Joint Commission or another accrediting agency recognized by Medicare, without qualification, limitation or exception.

6.2.6.Upon Landlord's written request, from time to time during the Term, Tenant shall certify in writing to Landlord and to any other parties as Landlord may designate that Tenant's representations, warranties and obligations under this Section 6 remain true and correct and have not been breached.  Tenant shall immediately notify Landlord in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached.  In connection with such an event, Tenant shall comply with all legal requirements and directives of any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal, special district, or other instrumentality of any government, whether federal, state or local, domestic or foreign, and any self-regulatory organization (each, a “Governmental Authority”) and, at Landlord's request, provide to Landlord copies of all notices, reports and other communications exchanged with, or received from, any Governmental Authority relating to such an event.  Tenant shall also reimburse Landlord for all costs incurred by Landlord in evaluating the effect of such an event on the Premises and this Master Lease, in obtaining any necessary license from any Governmental Authority as may be necessary for Landlord to enforce its rights under this Master Lease, and in complying with all legal requirements applicable to Landlord as the result of the existence of such an event and for any penalties or fines imposed upon Landlord as a result thereof.

6.2.7.All application, inspection and other fees, costs and charges associated with the issuance and/or change of any licensure or certification for use and/or operation of each Facility for its Permitted Use and to secure any Medicare or Medicaid Contract, shall be borne solely by Tenant. Subject to the provisions of Section 6.5, Tenant shall, at its sole cost, make any additions or alterations to the Premises necessitated by, or imposed in connection with, a change of ownership, inspection or survey for the transfer of operation of the Premises from Tenant or Tenant’s assignee or subtenant to Landlord or Landlord’s designee at the expiration or termination of the Term.

6.2.8.Tenant further agrees to correct any deficiency or violation within the timeframe required by any licensure, certification or other governing agency, pertaining to the use or operation of the Premises, Tenant’s right to continue participation in Medicare and Medicaid (or any successor program) for existing patients, or the right to admit new Medicare and Medicaid (or any successor program) patients. In this regard, Tenant will provide Landlord with a copy of all notices and correspondence received by Tenant from any state or federal agency regarding any material deficiency or violation within ten (10) days of receipt by Tenant. Likewise, Tenant will provide Landlord with a copy of any corrective plan of action, response or correspondence from Tenant to any such agency regarding any such deficiency notice simultaneously with sending the same to the said agency and in any event, within the time required for response by such agency.

6.2.9.With respect to the Mountain’s Edge Facility and the Horizon Henderson Facility, Tenant further agrees that it will be required at all times during the Term to satisfy all requirements of the State of Nevada, Department of Health and Human Services, Health Division, Bureau of Health Care Quality & Compliance (“NDHHS”) and any successor agency, division or bureau regarding the sufficiency of funds available to cover working capital deficits. Tenant will provide any NDHHS-required supporting data to NDHHS, any such successor or additional agencies and to Landlord and any Facility Mortgagee to verify and confirm compliance with this requirement.

6.2.10.With respect to the Mira Vista Facility, Tenant further agrees that it will be required at all times during the Term to satisfy all requirements of the Texas Department of Aging and Disability Services (“TDADS”) (or any other state agency having licensure authority with respect to the operation and use of the Mira Vista Facility as a skilled nursing facility) and any successor agency, division or bureau, regarding the sufficiency of funds available to cover working capital deficits. Tenant will provide any TDADS-required supporting data to TDADS, any such successor or additional agencies and to Landlord and any Facility Mortgagee to verify and confirm compliance with this requirement.

6.2.11.With respect to the Spartanburg Facility, Tenant further agrees that it will be required at all times during the Term to satisfy all requirements of the State of South Carolina, Department of

Health and Environmental Control, Bureau of Health Licensure (“SCHHS”) (or any other state agency having licensure authority with respect to the operation and use of the Spartanburg Facility as a skilled nursing facility), and any successor agency, division or bureau, regarding the sufficiency of funds available to cover working capital deficits. Tenant will provide any SCHHS-required supporting data to SCHHS, any such successor or additional agencies and to Landlord and any Facility Mortgagee to verify and confirm compliance with this requirement.

6.3.Permitted Use. Tenant shall continuously use and occupy each Property and each Facility during the Term only for the permitted use applicable to such Facility as described in Schedule 6.3 attached hereto and incorporated herein (the “Permitted Use”) with each such Facility having no less than the minimum number of licensed beds described in Schedule 6.3; and Tenant shall not use any of the Properties or the Facilities for any other purpose without the prior written consent of Landlord.  Without Landlord’s prior written consent, Tenant shall not apply for or consent to the suspension or permanent reduction of the number of state licensed beds or the number of Medicaid or Medicare certified beds at any Facility.  Tenant shall not modify, de-license or otherwise change the licensed capacity for any Facility without the prior written approval of Landlord. Tenant shall have no right to alter the Improvements associated with any Facility which would make it impractical or unfeasible to operate less than the minimum number of licensed beds required for such Facility as described in Schedule 6.3.

6.4.No Liens; Permitted Contests.  Tenant shall not cause or permit any liens, levies or attachments to be placed or assessed against Landlord’s fee or other interest in the Premises or against Tenant’s leasehold interest for any reason. The foregoing shall not prohibit Tenant from granting liens in favor of Tenant’s Senior Lender (as defined hereinafter) on Tenant’s Personal Property.  The term “Tenant’s Senior Lender” shall mean Pacific Western Bank (successor-in-interest to CapitalSource Bank), or such other entity that is not an Affiliate of Tenant or Guarantor as shall during the Term become the senior secured lender to Tenant.  Tenant, however, shall be permitted in good faith and at its expense to contest the existence, amount or validity of any lien upon Landlord’s fee or other interest in the Premises or Tenant’s leasehold interest by appropriate proceedings sufficient to prevent the collection or execution of the lien or claim so contested, as well as the sale, forfeiture or loss of any of the Premises or any rent to satisfy the same. Tenant shall provide Landlord with security satisfactory to Landlord, in Landlord’s reasonable judgment, to assure the foregoing.  Each contest permitted by this Section 6.4 shall be promptly and diligently prosecuted to a final conclusion by Tenant and shall be subject to similar requirements concerning Tenant’s contesting of Taxes.

Tenant shall indemnify the Landlord Indemnified Parties (as defined in Section 7.9) against any loss or expenses incurred as a result of the assertion of any such lien (excluding any liens in favor of any creditor of Landlord), and Tenant covenants and agrees to remove or bond-over any asserted lien by any means permitted by law within ten (10) Business Days of the assertion of such lien or claim of lien. In the event Tenant fails to remove or bond-over such lien within such ten (10) Business Day period then, in addition to its other remedies under this Master Lease, Landlord shall have the right to discharge the lien or bond-over the lien by any means permitted by law and, in any such event, Tenant shall pay all costs so incurred by Landlord immediately upon written demand to Tenant.  Tenant shall have no right to subject Landlord’s interest in the Premises to any lien to secure any contracts signed by Tenant, and Tenant shall so advise all persons furnishing labor, material or services (including, without limitation, design or engineering services) to the Premises.

6.5.Alterations by Tenant.  Subject to the provisions of this Section 6.5 (relating to equipment and personal property), Tenant shall have the right to make non-structural alterations, improvements and modifications to any Facility, from time to time, as it may determine is desirable for the continuing and proper use and maintenance of the Premises under this Master Lease without the consent of Landlord; provided, however, that (a) any alterations, improvements, or modifications to a Facility shall not affect any structural component of the Improvements or affect the exterior architecture of any of the Improvements; (b) the cost of such alterations, improvements and/or modifications with respect to a single Facility is not in excess of Three Hundred Thousand and No/100 Dollars ($300,000.00) in any rolling twelve (12) month period with respect to such Facility; (iii) all work in excess of Fifty Thousand and No/100 Dollars ($50,000.00) in any one case must be performed by licensed bondable contractors; (iv) all such alterations, improvements and modifications must be compliant with the Americans with Disabilities Act and any similar statutes of the state in which such Facility is located; (v) any of the Equipment (owned by Landlord and leased to Tenant subject to this Master Lease) that is replaced shall be replaced with items that are the functional equivalent and of equal or better quality and such replacement items shall be deemed, upon installation and/or use, to become the property of Landlord and deemed a part of the Equipment; and (vi) any equipment, appliances or other items comprising a part of Tenant’s Personal Property (as defined) that are replaced shall be replaced with items that are the functional equivalent and of equal or better quality and such replacement items shall be deemed, upon installation and/or use, to be the property of Tenant and deemed a part of Tenant’s Personal Property (subject, however, to the provisions of Section 8.2 requiring all of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) to remain with and on the Mountain’s Edge Property upon the expiration or earlier termination of this Master Lease).  Otherwise, all alterations, improvements and modifications to the Premises and all replacement of equipment, appliances or other items of Personal Property (other than Tenant’s Personal Property) shall require the prior written consent of Landlord. Notwithstanding the foregoing, other than alterations, improvements or modifications which were made to comply with applicable codes, laws or ordinances and with respect to which Tenant provided Landlord with prior written notice and alterations, improvements or modifications with respect to which Landlord granted its prior written consent, at the expiration or earlier termination of this Master Lease Tenant will be obligated to remove all material alterations, improvements and alterations if and to the extent that Landlord directs and to restore the Premises to their original condition, at Tenant’s sole cost and expense. The cost of all such alterations, improvements, replacements, modifications or other purchases, whether undertaken as a requirement of any on-going licensing, Medicare or Medicaid (or any successor program) or other regulatory requirement or otherwise shall be borne solely and exclusively by Tenant and shall immediately become a part of the Premises and the property of Landlord subject to the terms and conditions of this Master Lease. All work done in connection therewith shall be done in a good and workmanlike manner and in compliance with all existing codes and regulations pertaining to the Premises and shall comply with the requirements of any Facility Mortgagee and insurance policies required under this Master Lease. In the event any items of the Premises have become inadequate, obsolete or worn out or require replacement (by direction of any regulatory body or otherwise), Tenant shall remove such items and exchange or replace the same at Tenant’s sole cost with items that are the functional equivalent and that are of equal or better quality and the same shall become part of the Premises and property of Landlord (except to the extent that the replacement is of one or more items of Tenant’s Personal Property, in which case, such replacement item(s) or article(s) will remain Tenant’s Personal Property) and subject to (a) the terms of this Master Lease and (b) the provisions of Section 8.2 requiring all of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) to remain with and on the Mountain’s Edge Property upon the expiration or earlier termination of this Master Lease.

6.6.Compliance With Union Agreements.  Tenant hereby represents to Landlord that prior to the Commencement Date, there do not exist any collective bargaining or other agreements with labor unions or other employee groups or associations affecting the operation of any of the Facilities.  If, during the Term, Tenant enters into any such agreements, Tenant shall promptly supply Landlord with true and correct copies of the same and thereafter shall at all times during the Term comply in all material respects with the terms of such agreements.

6.7.Replacement Reserve.  With respect to each Facility, Tenant shall establish and maintain in effect throughout the Term a reserve (the “Replacement Reserve”) funded by Tenant and held by Landlord for each Facility for payment of costs and expenses associated with Upgrade Expenditures (as defined hereinafter) to be performed at such Facility. Simultaneously with monthly payments of Fixed Monthly Rent, Tenant shall deliver to Landlord, in addition to all other amounts due hereunder, an amount equal to one-twelfth (1/12th) of the then applicable Replacement Reserve Payment (as hereinafter defined) for each Facility to be deposited into the Replacement Reserve for such Facility.  Beginning on the Commencement Date, the “Replacement Reserve Payment” shall mean (a) with respect each of the Facilities (other than the Mountain’s Edge Facility), an amount equal to Three Hundred Fifty and No/100 Dollars ($350.00) for each licensed bed in such Facility, and (b) with respect to the Mountain’s Edge Facility, an amount equal to Four Hundred and No/100 Dollars ($400.00) for each licensed bed in the Mountain’s Edge Facility (the annual amount per each licensed bed for the applicable Facility is referred to hereinafter as the “Base Bed Reserve Rate”).  During the Term, on each anniversary of the Commencement Date, the Base Bed Reserve Rate shall be increased to an amount equal to the CPI Factor (as defined in Section 3.2 herein) multiplied times the Base Bed Reserve Rate in effect for the immediately preceding Lease Year; provided, however, the Base Bed Reserve Rate shall never be less than the Base Bed Reserve Rate in the immediately preceding Lease Year.  So long as no Event of Default has occurred and is continuing, and no event or circumstance exists which, with the giving of notice, the passage of time or both, would become an Event of Default, Landlord shall disburse to Tenant from the Replacement Reserve for a Facility (but in no event to exceed amounts on deposit in the Replacement Reserve for such Facility), within ten (10) Business Days after Tenant’s written request (and provision to Landlord of any supporting documentation reasonably required by Landlord), the costs and expenses incurred installing or constructing any Upgrade Expenditures, provided such written notice includes a detailed description of the Upgrade Expenditures installed or constructed together with an invoice for the work done. With each draw request, Tenant will deliver to Landlord (i) a certification by Tenant that the work for which the draw to be funded has been completed in accordance with applicable legal requirements, and (ii) such additional supporting evidence as may be requested by Landlord in its reasonable judgment, including such items as invoices, receipts or other evidence verifying the cost of such work, together with affidavits and/or lien waivers from those providing work, materials or supplies for such portion of the work (provided it shall not be a requirement that Tenant shall have made any payment on such invoice, unless necessary to procure the required lien waiver). Tenant will additionally furnish to Landlord evidence that all necessary or required approvals or consents from Governmental Authorities have been obtained. In making any disbursement from the Replacement Reserve for a Facility, Landlord shall be entitled to rely on Tenant’s written request and supporting documentation without any inquiry into the accuracy, validity or contestability of any such amount or the nature or necessity of the materials provided or the work performed. Landlord may, at any time and from time to time, but shall have no obligation to make or cause to be made inspections of the Facilities.  In the event that any inspection report from any such inspection reasonably recommends that Upgrade Expenditures are required or anticipated which are the obligation of Tenant in accordance the terms of this Master Lease, Landlord shall provide Tenant with a written description of such Upgrade Expenditures and Tenant shall deposit the cost of same into the Replacement Reserve for such Facility and then complete those Upgrade Expenditures to the reasonable satisfaction of Landlord as expeditiously as is reasonably practicable under the circumstances after the receipt of such description from Landlord.  It is specifically hereby stipulated and agreed that notwithstanding the preceding provisions of this Section 6.7, the management, uses and disbursement procedures and requirements of the Replacement Reserve for a Facility may be taken over by a Facility Mortgagee, and Tenant agrees to negotiate in good faith any changes to this Section 6.7 as may be reasonably requested by a Facility Mortgagee in such event and to pay the reasonable costs of the Facility Mortgagee in processing draw requests. “Upgrade Expenditures” means expenditures in commercially reasonable amounts to Persons not affiliated with Tenant for (i) upgrades or improvements to any Facility that have the effect of maintaining or improving its competitive position in its respective marketplace, including new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like, including, without limitation, capital improvements or repairs (including repairs or replacements of the roof, structural elements of the walls, parking area or the electrical, plumbing, HVAC or other mechanical or structural systems), and (ii) other improvements to any Facility as reasonably approved by Landlord.

6.8.Signs and Antennas.  Except for the signs, antennas and other data, voice or image transmission equipment identified on Schedule 6.8 attached hereto, Tenant shall have no right to place upon the Premises any signs, antennas or other data, voice or image transmission equipment, without Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed.  The installation of any signs, antennas or other data, voice or image transmission equipment consented to by Landlord shall be completed at Tenant’s sole cost and expense and must comply with all applicable governmental requirements.  Tenant, at its sole cost, shall be responsible for obtaining all permits required for such approved signs, antennas or other data, voice or image transmission equipment.  Tenant shall maintain such signs, antennas or other data, voice or image transmission equipment, in a good state of repair and shall repair any damage to the Premises arising from the erection, maintenance or removal of such signs, antennas or equipment at the expiration or termination of this Master Lease. Upon the expiration or termination of this Master Lease, all signs, antennas or other data, voice or image transmission equipment (but not stand-alone sign structures unless requested by Landlord) shall be removed in accordance with Section 8.2.  Tenant shall pay all Taxes, fees or similar charges relating to any signs, antennas or other data transmission equipment that is installed on the Premises.  Any and all revenue, other than healthcare services revenues, derived from payments by third parties in consideration for locating any such installations on the Premises shall be for the account of Landlord, and Tenant shall promptly report and remit same to Landlord.

Environmental Matters

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7.1.Representations and Warranties.  Tenant represents and warrants to Landlord, which representations and warranties shall survive the execution, delivery and termination of this Master Lease, that (a) neither the Premises nor Tenant is subject to any pending or, to Tenant’s actual knowledge, threatened, investigation or inquiry by any Governmental Authority, or, to Tenant’s actual knowledge, subject to any remedial obligations, concerning Environmental Activities (as defined hereinafter) or Hazardous Materials Laws (as defined hereinafter) that would reasonably be expected to have a Material Adverse Effect (as defined hereinafter), (b) Tenant has not received any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to (i) Hazardous Materials Laws; (ii) possible liability of any Person pursuant to any Hazardous Materials Laws; (iii) other environmental conditions; or (iv) any actual or potential administrative or judicial proceedings in connection with any of the foregoing that, in any such case, would reasonably be expected to have a Material Adverse Effect.  For purposes of this Master Lease, the following defined terms shall have the meanings provided for herein:

7.1.1.“Environmental Activities” shall mean, with respect to each Property, the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials (as defined herein) from the Property or located on or present on or under the Property at any time on or after the original commencement date of the Original Lease with respect to such Property and prior to the expiration or earlier termination of the Term with respect to such Property.

7.1.2.“Environmental Condition” shall mean, with respect to each Property, any material noncompliance on or about the Property with any Hazardous Materials Law occurring at any time on or after the original commencement date of the Original Lease with respect to such Property and prior to the expiration or earlier termination of the Term with respect to such Property.

7.1.3.“Environmental Notice” shall mean any notice or report from a Governmental Authority, whether oral or written, of any the following: (a) any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting the Handling (as defined hereinafter) of any Hazardous Materials on or about the Premises or relating to Tenant’s Operations; (b) any Spill (as hereinafter defined) or Environmental Condition on or about the Premises or relating to Tenant’s Operations; (c) any dispute relating to Tenant’s or any other party’s Handling (as defined hereinafter) of any Hazardous Materials, Spill or Environmental Condition on or about the Premises or relating to Tenant’s Operations; (d) any claims by or against any insurer related to or arising out of any Hazardous Materials, Spill or Environmental Condition on or about the Premises or relating to Tenant’s Operations; (e) any recommendations or requirements of any Governmental Authority, or insurer relating to any Handling of Hazardous Materials, Spill, or Environmental Condition on or about the Premises; (f) any lien imposed or threatened to be imposed on the Premises under any Hazardous Materials Law; (g) any non-compliance with any Hazardous Materials Laws related in any way to the Property;

7.1.4.“Handling” shall mean use, treatment, storage, manufacture, processing, distribution, transport, placement, handling, discharge, generation, production or disposal.

7.1.5.“Hazardous Materials” shall mean (a) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Premises or to persons on or about the Premises or cause the Premises to be in violation of any Hazardous Materials Laws; (b) asbestos in any form which is determined by Landlord to be friable or otherwise in violation of law; (c) urea formaldehyde in foam insulation or any other form; (d) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls; (e) medical wastes and biohazards; (f) radon gas; (g) the contents of USTs (as defined in Section 7.4) or similar above-ground storage facilities which may be toxic to the public or to wildlife or vegetation on or near the Premises; and (h) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

7.1.6.“Hazardous Materials Claims” shall mean any and all investigations, inquiries, enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with all claims made or threatened by any third party against the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

7.1.7.“Hazardous Materials Laws” shall mean any local, state or federal laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

7.1.8.“Material Adverse Change” or relatedly “Material Adverse Effect” shall mean any change(s) which (i) has or would reasonably be expected to have a material adverse effect on the financial condition of the business, operations, properties, assets, or liabilities of any single Facility, Tenant or Guarantor, either individually or taken as a whole, or (ii) constitutes a material adverse change in or material adverse effect on the legality, validity or enforceability of this Master Lease or the Master Lease Guaranty, or (iii) constitutes a material adverse change in or material adverse effect upon the existence, perfection or priority of any security interest or lien securing this Master Lease or the value of any collateral securing this Master Lease, or (iv) constitutes a material violation of any material law, regulation or rule of any Governmental Authority that is not cured within thirty (30) days, unless such violation is being contested or appealed by appropriate proceedings, or (v) has materially impaired or would reasonably be expected to materially impair the ability of Guarantor to perform the obligations set forth in the Master Lease Guaranty, or (vi) has materially impaired or would reasonably be expected to materially impair the ability of Tenant to perform its obligations or to consummate the transactions under this Master Lease.

7.1.9.“Spill” shall mean any spill, contamination, discharge, leakage, release or escape of any Hazardous Materials in or affecting the Premises, whether sudden or gradual, accidental or anticipated, that has occurred during Tenant’s Operations.

7.2.Compliance with Hazardous Materials Laws.  As a material inducement to Landlord to lease the Premises to Tenant, Tenant covenants and warrants that Tenant and Tenant’s Operations (as defined hereinafter) will, at all times, comply in all material respects with all Hazardous Materials Laws.   For purposes of this Master Lease, the term “Tenant’s Operations” shall mean the use or occupancy of the Premises by Tenant, and any subtenant, licensee, manager, concessionaire of Tenant, at any time during the Term.

7.3.Right of Entry/Compliance Inspections.  Upon reasonable prior notice to Tenant (which shall mean not more than five (5) business days prior notice), Landlord and any other Person designated by Landlord, including but not limited to any receiver, any representative of a Governmental Authority or any environmental consultant, shall have the right, but not the obligation, to enter upon the Premises at all reasonable times (including, without limitation, in connection with the exercise of any remedies set forth in this Master Lease) to inspect and monitor the Premises and Tenant’s Operations on the Premises and to assess any and all aspects of the environmental condition of any Premises and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Landlord’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing.  Tenant shall cooperate with and provide access to Landlord, and any other Person designated by Landlord.  Any such assessment or investigation shall be at Landlord’s sole cost and expense, and shall not unreasonably interfere with Tenant’s Operations.

7.4.Inspections.  At its sole cost and expense, Tenant shall have the Premises inspected as may be required by any Hazardous Materials Laws for seepage, spillage and other environmental concerns.  Tenant shall maintain and monitor underground storage tanks (“USTs”), if any, as may be required in accordance with all Hazardous Materials Laws.  Tenant shall provide Landlord with written, certified results of all such inspections performed on the Premises.  All costs and expenses associated with any such required inspection, preparation and certification of results, as well as those associated with any corrective action with respect to any Environmental Condition, shall be paid by Tenant.  All inspections and tests performed on the Premises shall be in compliance with all Hazardous Materials Laws.

7.5.UST Compliance.  Tenant shall comply with all applicable federal, state and local regulations and requirements regarding USTs, if any, including, without limitation, any of such regulations or requirements which impose (a) technical standards, including, without limitation, performance, leak prevention, leak detection, notification reporting and recordkeeping; (b) corrective action with respect to confirmed and suspected releases occurring on or after the commencement date of the Original Lease applicable to the Property in question;

and (c) financial responsibility for the payment of costs of corrective action and compensation to third parties for injury and damage resulting from any such releases.  Tenant shall immediately notify Landlord, in writing, of the following, promptly upon acquiring actual knowledge thereof: (i) the presence in, on or under the Premises, or the release from any USTs, if any, in, on or under the Premises, of any Hazardous Materials in material violation of any Hazardous Materials Laws occurring on or after the commencement date of the Original Lease applicable to the Property in question or of which Tenant has actual knowledge, and (ii) any and all enforcement, clean up, remedial, removal or other governmental or regulatory actions threatened, instituted or completed pursuant to any of the Hazardous Materials Laws affecting the Premises.  In the event of any such release of any Hazardous Materials from any USTs on or after the commencement date of the Original Lease applicable to the Property in question in, on or under the Premises, Tenant shall immediately remedy such situation in accordance with all Hazardous Materials Laws.  Should Tenant fail to remedy or cause the remedy of such situation in accordance with all Hazardous Materials Laws, Landlord shall be permitted to take such actions as required in order to remedy such situation and all reasonable costs incurred in connection therewith, together with interest at the Agreed Rate, will be paid by Tenant to Landlord immediately upon written demand.

7.6.Compliance Certificate.  Tenant shall, upon Landlord’s written request, deliver to Landlord a certificate stating that Tenant is and has been in compliance with all of the environmental representations, warranties and covenants in this Master Lease.

7.7.Notice to Landlord.  Immediately upon receipt of any Environmental Notice from any Person, Tenant shall deliver to Landlord a true, correct and complete copy of any written Environmental Notice or a true, correct, and complete report of any non-written Notice.

7.8.Remediation.  In the event of any Spill or Environmental Condition in, on or under the Premises, Tenant shall immediately take all of the following actions, at its sole cost and expense, and without limitation to any other provision of this Master Lease:

7.8.1.notify Landlord, as provided in Section 7.7 herein;

7.8.2.effectuate any remediation required by any Governmental Authority with respect to such Spill or Environmental Condition;

7.8.3.promptly commence and diligently pursue all steps reasonably necessary to clean up any such Spill and any contamination related to the Spill or to remediate or abate such Environmental Condition;

7.8.4.promptly provide Landlord with copies of all reports, data, proposals, test results or analyses, assessment or remediation plans relating to such incidents; and

7.8.5.fully cooperate with Landlord with respect to any such incident, including permitting Landlord to monitor and inspect all activities pursuant to this Section 7.8.

Should Tenant fail to undertake such remediation in accordance with this Section 7.8, Landlord, after written notice to Tenant, shall be permitted to complete such remediation, and all costs incurred by Landlord in connection therewith, together with interest at the Agreed Rate, shall be deemed to be a monetary obligation hereunder and paid by Tenant to Landlord immediately upon written demand.

7.9.Tenant’s Indemnification of Landlord for Environmental Matters.  Tenant hereby agrees that it will indemnify, defend, save and hold harmless the Landlord Indemnified Parties (as defined hereinafter) against and from, and will reimburse the Landlord Indemnified Parties with respect to, any and all damages, claims, liabilities, loss, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses, whether in court, out of court, in bankruptcy or administrative proceedings or on appeal), penalties, or fines, incurred by or asserted against the Landlord Indemnified Parties by reason or arising out of: (a) the breach of any representation or undertaking of Tenant under this Section 7; (b) the Spill or handling of any Hazardous Materials by Tenant or any subtenant, licensee, concessionaire, manager, or other party occupying or using the

Premises during the Term; (c) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work required by any Hazardous Materials Laws as a result of any Environmental Condition; (d) any claims of third parties for loss, injury, expense, or damage of any kind or nature arising out of any Environmental Condition or Spill affecting the Premises; and (e) any actual loss of use or actual diminution in value of the Premises as a direct result of any of the foregoing.  For purposes of this Master Lease, the term “Landlord Indemnified Party” or “Landlord Indemnified Parties” means Landlord, and its members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, and each of their respective successors and assigns, including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Landlord.  “Landlord Indemnified Parties” shall also include any Facility Mortgagee and its members, managers, officers, directors, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants and each of their respective successors and assigns, including, but not limited to, any successors by merger, consolidation, or acquisition of all or a substantial portion of the assets and business of the Facility Mortgagee.

7.10.Survival of Covenants, Representations and Warranties and Indemnities.  Notwithstanding anything in this Master Lease to the contrary, the covenants, representations, warranties, indemnities and undertakings of Tenant set forth in this Section 7 shall survive the expiration or termination of this Master Lease, regardless of the method of expiration or termination of this Master Lease.

7.11.Installation.  Tenant shall not during the Term install, any fueling facilities, gas/propane tanks, underground or above ground storage tanks, vaults, sumps, hydraulic lifts or any kind or nature, in each case, without the prior written consent of Landlord which consent shall not unreasonably be withheld or delayed.

7.12.Medical Waste.  Notwithstanding anything to the contrary in this Master Lease, Landlord acknowledges and agrees that Tenant’s use of the Premises may produce medical waste, and so long as Tenant complies or causes compliance in all material respects with all applicable Hazardous Materials Laws related to the use, handling, storage and disposal of such medical waste, that Landlord will not interfere with Tenant’s use of the medical products that produce such medical waste. Tenant shall handle and dispose of all such medical waste in accordance with all applicable laws and legal requirements and shall fully and completely indemnify, hold harmless and defend the Landlord Indemnified Parties from and against any and all liability, costs, claims or expenses arising from or related to the handling of medical waste on or about the Premises during Tenant’s Operations.

7.13.Certain Permitted Environmental Activities.  Notwithstanding the definition of Hazardous Materials or anything else contained in this Master Lease, nothing in this Master Lease is intended to preclude (a) Hazardous Materials existing on or being brought on the Premises in amounts which, individually or in the aggregate, do not constitute a violation of applicable Hazardous Materials Law; (b) the existence on the Premises of standard cleaning fluids, equipment and materials in quantities customarily used and in compliance with Hazardous Materials Laws in connection with business machines and other equipment of the type used by Tenant in connection with Tenant’s Operations; (c) oil and gasoline products in quantities customarily used in compliance with Hazardous Materials Laws in connection with general office usage or that may be incorporated into or otherwise added to motor vehicles used by Tenant in connection with Tenant’s Operations; and (d) fluids, materials, chemicals and substances in quantities customarily used in compliance with Hazardous Materials Laws in the operation of food service facilities.

Tenant’s Personal Property; Landlord’s Security Interest to Secure Lease Obligations

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8.1.Tenant’s Personal Property.  Except for items of the Equipment (which are owned by Landlord and leased to Tenant under this Master Lease), Tenant at its sole cost and expense shall purchase all items of furniture, equipment, wares, consumables, inventory, supplies, vehicles and other items of personal property as is required or used for the operation of the Facilities for the Permitted Use applicable to each such Facility in accordance with all applicable laws and the requirements of this Master Lease (all of the foregoing are collectively referred to herein as “Tenant’s Personal Property”).  Tenant, at its sole cost, shall be responsible for the installation of Tenant’s Personal Property in the Premises.  Tenant shall continuously provide and maintain during the Term all items of furniture, equipment and personal property as shall be necessary to operate the Premises in material compliance with all applicable laws and the requirements of this Master Lease.  Should Tenant replace any of the Equipment pursuant to Section 6.1.2 herein, such replacement items shall be deemed the sole property of Landlord and be deemed a part of the Equipment (owned by Landlord and leased to Tenant under this Master Lease).  Should Tenant replace any of Tenant’s Personal Property, such replacement items shall be deemed the sole property of Tenant and be deemed a part of Tenant’s Personal Property (subject, however, to the provisions of Section 8.2 requiring all of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) to remain with and on the Mountain’s Edge Property upon the expiration or earlier termination of this Master Lease).

8.2.Removal of the Equipment and Tenant’s Personal Property. Subject to the provisions of Section 8.2 relating to Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) and subject to Section 8.5 herein, Tenant shall have the right in connection with the surrender of the Premises to remove from the Premises all of Tenant’s Personal Property.  Any such removal shall be done in a workmanlike manner leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal.  Notwithstanding anything to the contrary in this Master Lease, pursuant to Section 8.2 herein, upon the expiration or earlier termination of this Master Lease, Tenant shall not be permitted to remove any of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) from the Premises and such Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) shall remain in the Mountain’s Edge Property and shall become the sole property of Landlord.

8.3.Title to Personal Property Not Removed.  Title to any of Tenant’s Personal Property which is not removed by Tenant upon the expiration of the Term shall, at Landlord’s election, vest in Landlord; provided, however, that (a) Landlord may remove and dispose, at Tenant’s expense, all of Tenant’s Personal Property which is not so removed by Tenant without obligation or accounting to Tenant, and (b) as provided in Section 8.2 all of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) shall remain with and on the Mountain’s Edge Property and shall become the sole property of Landlord upon the expiration or earlier termination of this Master Lease.

8.4.Landlord’s Option to Purchase Tenant’s Personal Property.  Effective upon not less than thirty (30) days prior written notice, or such shorter notice as shall be appropriate if this Master Lease is terminated prior to the expiration of the Term, Landlord shall have the option to purchase all and/or any of Tenant’s Personal Property (as selected by Landlord in its sole discretion) utilized in connection with the Premises, if any, at the expiration or earlier termination of the Term, for an amount equal to the fair market value thereof (if Landlord and Tenant cannot agree on fair market value, Landlord shall be entitled to rescind its notice to purchase with respect to Tenant’s Personal Property for which Landlord and Tenant do not agree as to price), and with appropriate price adjustments for all equipment leases, conditional sales contracts, UCC-1 financing statements and other encumbrances which encumber Tenant’s Personal Property.  Notwithstanding anything to the contrary in this Master Lease, pursuant to Section 8.2 herein, Landlord shall not be required to purchase from Tenant any of the Mountain’s Edge Equipment more particularly described on Schedule 1.3(a) given that such Mountain’s Edge Equipment must remain in the Mountain’s Edge Property and shall, upon the expiration or earlier termination of this Master Lease, automatically become the sole property of Landlord.  Promptly after notice from Landlord of its intent to purchase all or any part of Tenant’s Personal Property, Tenant shall provide for Landlord’s review and evaluation a list identifying Tenant’s Personal Property and the proposed fair market value thereof and identifying the appropriate price adjustments for all equipment leases, conditional sales contracts, UCC-1 financing statements and other encumbrances which encumber Tenant’s Personal Property.  This Section 8.4 shall not apply to any copyrighted or other protected materials owned by Tenant. In addition to copyrighted materials, the concept of “protected” materials means: patient lists, patient records, and other information that has been developed or prepared specifically for Tenant or that would be considered to be a “trade secret” or “confidential information” under applicable law.

Landlord’s Security Interest and Lien on Tenant’s Personal Property

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8.5.1.Landlord shall have and Tenant hereby grants to Landlord a security interest and lien on every right and interest of Tenant in and to this Master Lease, and on Tenant’s Personal Property purchased and owned by Tenant under Sections 8.1 and 8.2 herein, on the Assigned Collateral (as defined hereinafter), on Tenant’s Intangible Property (as defined hereinafter) including certificates of need, licenses, contract rights, provider agreements, Accounts (as defined herein), certifications, books, records and other property of any kind belonging to Tenant and used in connection with this Master Lease or located at or on any of the Properties

(collectively, the “Personal Property Collateral”).  Tenant hereby assigns and transfers to Landlord all right, title and interest, whether now owned or hereafter acquired, now existing or hereafter arising, wherever located, in and to the security interests granted to Tenant by each Operator pursuant to the respective subleases of each Operator (the “Assigned Collateral”).  Each Operator hereby acknowledges such assignment.  For purposes of this Master Lease, the term “Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, and “account” (as defined in the Uniform Commercial Code as in effect in the State of Delaware (the “UCC Code”), as the same may be amended from time to time), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC Code), any “payment intangible” (as defined in the UCC Code), and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, rights, remedies, guarantees, supporting obligations, letter of credit rights and security interest in respect to the foregoing, all rights of enforcement and collection, (d) all information and data compiled or derived by Tenant or to which Tenant is entitled in respect of or related to the foregoing, and (e) all proceeds of the foregoing.  For purposes of this Master Lease, the term “Intangible Property” shall mean all accounts (including, without limitation, to the extent assignable, accounts to be paid by Medicaid or Medicare (or successor or similar programs, however named or designated), proceeds of accounts, rents, profits, income or revenue derived from the use of rooms or other space within the Premises or the providing of services in or from the Premises; documents, chattel paper, instruments, contract rights, deposit accounts, general intangibles, chooses in action, now owned or hereafter acquired by Tenant (including any right to any refund of any taxes or other charges heretofore or hereafter paid to any Governmental Authority) arising from or in connection with Tenant’s operation or use of the Premises; all licenses and permits now owned or hereinafter acquired by Tenant, necessary or desirable for Tenant’s use of the Premises under this Master Lease, including, without limitation, if applicable, any Medicaid or Medicare Contract and any certificate of need or other similar certificate and any license, permit or approval required for the ownership and/or operation of any Facility for its Permitted Use and the right to use any trade or other name now or hereafter associated with the operation of the Premises by Tenant.  Landlord’s security interest in Tenant’s assets is subject to the terms of the Amended and Restated Intercreditor and Subordination Agreement, dated of even date herewith, between Pacific Western Bank (formerly known as CapitalSource) and Landlord, as the same may be amended, restated and modified by the parties thereto (the “PacWest Intercreditor Agreement”).  In the event that Pacific Western Bank ceases to be Tenant’s senior secured lender, Landlord agrees that it shall subordinate its security interest hereunder to any subsequent lender that provides working capital financing to Tenant in connection with Tenant’s Operations pursuant to an intercreditor and subordination agreement in form and substance reasonably satisfactory to it.

8.5.2.Such security interest and lien granted pursuant to Section 8.5.1 is granted for the purpose of securing the payments of rent payable to Landlord under Section 3 herein and all other monetary and payment obligations under this Master Lease whether to Landlord or third parties, all charges, penalties, and damages herein covenanted to be paid by Tenant, and for the purpose of securing the performance of all of Tenant’s obligations under this Master Lease. Such lien shall be in addition to all rights to Landlord given and provided by law. This Master Lease shall constitute a security agreement under the UCC pursuant to which Tenant, as debtor, grants to Landlord, as secured party, a security interest in the assets of Tenant as described above, and Tenant shall execute such other instruments and financing statements as Landlord may request to evidence or perfect said security interest.  Tenant covenants to give Landlord at least fifteen (15) days’ prior written notice of any changes in Tenant’s name, jurisdiction of organization and/or organizational structure which may necessitate the execution and filing of additional financing statements; provided, however, the foregoing shall not be construed as Landlord’s consent to such changes.

8.5.3.Additionally, Tenant, as sublandlord, shall cause each Operator to which a Facility is subleased, to grant to Tenant a security interest and lien on every right and interest of such Operator in to its sublease of such Facility, and in such Operator’s personal property and intangible property to secure the obligations of such Operator under its sublease.  Tenant shall assign to Landlord such security interest granted by each Operator to secure Tenant’s obligations under this Master Lease.

Tenant, Operators and Guarantor Representations and Warranties

.  Tenant, the Operators and Guarantor, jointly and severally, hereby represent and warrant to Landlord as follows:

9.1.Organization, Authority and Status.  Tenant, the Operators and Guarantor each has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign corporation or limited liability company, as applicable, to do business in any jurisdiction where such qualification is required.  All necessary corporate or company action has been taken to authorize the execution, delivery and performance by Tenant, the Operators and Guarantor, as applicable, of this Master Lease and the Master Lease Guaranty respectively, and of the other documents, instruments and agreements provided for herein, to which each is a party.  Tenant is not, and if Tenant is a “disregarded entity,” the owner or owners of such disregarded entity is/are not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Internal Revenue Code (“Code”) and the regulations promulgated thereunder.  The Operators are not, and if any of the Operators is a “disregarded entity,” the owner or owners of such disregarded entity is/are not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder. Guarantor is not, and if Guarantor is a “disregarded entity,” the owner or owners of such disregarded entity is/are not a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate” or other “person” that is not a United States Person and as those terms are defined in the Code and the regulations promulgated thereunder.  The Person who has executed this Master Lease on behalf of Tenant and/or the Operators and the Person who has executed this Master Lease and the Master Lease Guaranty on behalf of Guarantor in each case is duly authorized to do so.

9.2.Enforceability.  This Master Lease is the legal, valid and binding obligation of Tenant, the Operators and Guarantor, and is enforceable against Tenant, the Operators and Guarantor in accordance with its terms.  The Master Lease Guaranty is the legal, valid and binding obligation of Guarantor, and is enforceable against Guarantor in accordance with its terms.

9.3.Solvency.  Neither Tenant, the Operators nor Guarantor has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

9.4.Compliance with Anti-Terrorism Laws.  To the knowledge of Tenant, the Operators and Guarantor, respectively:  (i) neither Tenant, the Operators nor Guarantor is in violation of any Anti-Terrorism Laws (as defined hereinafter) ; (ii) neither Tenant, the Operators nor Guarantor is, as of Restatement Date: (A) conducting any business or engaging in any transaction or dealing with any Prohibited Person (as defined hereinafter), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (B) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 (as defined hereinafter); or (C) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; (iii) neither Tenant, the Operators nor Guarantor, nor any of their representatives, officers, Affiliates, directors, shareholders or members, as applicable, is a Prohibited Person; and (iv) neither Tenant, the Operators nor Guarantor nor any holder of any direct or indirect equitable, legal or beneficial interest in Tenant, the Operators or Guarantor is the subject of any law blocking or prohibiting transactions with such Person, including the USA Patriot Act (as defined hereinafter).  Without limiting the foregoing, neither Tenant, the Operators nor Guarantor engages in any dealings or transactions, and is not otherwise associated, with any such persons or entities or any forbidden entity, including the governments of Cuba, Iran, North Korea, Myanmar and Syria.  For purposes of this Master Lease, (a) the term “Anti-Terrorism Law” means any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including without limitation the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, Executive Order No. 13224, and Title 3 of the USA Patriot Act, and any regulations promulgated under any of them, (b) the term “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”, as may be amended from time to time, (c) the term “Prohibited Person” means (i) a Person that is listed in the Annex to Executive Order No. 13224, or a Person owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a Person with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list, and (d) the term “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

9.5.Property Condition.  Tenant has physically inspected the Premises as of the Restatement Date and has found the same satisfactory in all respects for all of Tenant’s purposes.

9.6.Litigation.  Except as disclosed on Schedule 9.6, there are no suits, actions, proceedings or investigations pending, or, to the knowledge of Tenant, the Operators or Guarantor, threatened against or involving Tenant, the Operators or Guarantor, as applicable, before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect.

9.7.Absence of Breaches or Defaults.  Neither Tenant, the Operators nor Guarantor is in default under any document, instrument or agreement to which Tenant, the Operators or Guarantor is a party or by which Tenant, the Premises or any property of Tenant, the Operators or Guarantor is subject or bound, and which has had, or would reasonably be expected to result in, a Material Adverse Effect.  The authorization, execution, delivery and performance of this Master Lease by Tenant and the Operators and of the Master Lease Guaranty by Guarantor will not result in any breach of or default under any document, instrument or agreement to which Tenant, the Operators or Guarantor, respectively, is a party or by which Tenant, the Operators or Guarantor or any property of Tenant, the Operators or Guarantor is subject or bound.

Landlord Representations and Warranties

.  Landlord hereby represents and warrants to Tenant as follows:

10.1.Organization, Authority and Status.  Landlord has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a foreign corporation or limited liability company, as applicable, to do business in any jurisdiction where such qualification is required.  All necessary corporate or company action has been taken to authorize the execution, delivery and performance by Landlord of this Master Lease, and of the other documents, instruments and agreements provided for herein, to which Landlord is a party.  Landlord is not, and if Landlord is a “disregarded entity,” the owner or owners of such disregarded entity is/are not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States Person” as those terms are defined in the Code and the regulations promulgated thereunder.  The Person who has executed this Master Lease on behalf of Landlord is duly authorized to do so.

10.2.Enforceability.  This Master Lease is a legal, valid and binding obligation of Landlord, enforceable against Landlord in accordance with its terms.

10.3.Solvency.  Landlord has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

10.4.Compliance with Anti-Terrorism Laws.  To the knowledge of Landlord:  (i) Landlord is not in violation of any Anti-Terrorism Law; (ii) Landlord is not, as of the Restatement Date: (A) conducting any business or engaging in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (B) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (C) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; (iii) neither Landlord nor any of its officers, Affiliates, directors, shareholders or members, as applicable, is a Prohibited Person; and (iv) neither Landlord nor any holder of any direct or indirect equitable, legal or beneficial interest in Landlord is the subject of any law blocking or prohibiting transactions with such person, including the USA Patriot Act.  Without limiting the foregoing, Landlord does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities or any forbidden entity, including the governments of Cuba, Iran, North Korea, Myanmar and Syria.

Financial, Regulatory Reports and Management

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11.1.Reports. Tenant, the Operators and Guarantor agree to provide Landlord the following reports:

11.1.1.Annual unaudited financial statements of the Operators and Guarantor, respectively, within one hundred twenty (120) days after the end of the respective fiscal year of the Operators and Guarantor, as applicable, which statements shall (i) be certified as true and correct by an officer of the Operators and Guarantor, respectively, (ii) shall include a balance sheet and a statement of earnings for the year ended, and (iii) shall be prepared in accordance with generally accepted accounting principles consistently applied in the United States and accounting practices which are recognized as such by the American Institute of Certified Public Accountants (“GAAP”) from period to period, except for such deviations from GAAP as are described on Schedule 11.1.1 attached hereto.  In the event that Guarantor shall subsequent to the Restatement Date obtain for its use and/or provide audited financial statements to any third party or third parties (such as another lessor or lender to Guarantor or its Affiliates), then Guarantor shall also provide such annual audited financial statements to Landlord in lieu of the unaudited financial statements described above.

11.1.2.Annual audited financial statements of Hunt Valley Holdings LLC, a Delaware limited liability company (“Hunt Valley”) within one hundred twenty (120) days after the end of the respective fiscal year of Hunt Valley, which statements shall (a) include a balance sheet and a statement of earnings for the year ended, and (ii) be prepared in accordance with GAAP from period to period, except for such deviations from GAAP as are described on Schedule 11.1.1 attached hereto.

11.1.3.Quarterly unaudited financial statements of Tenant and the Operators prepared in accordance with GAAP (except for such deviations from GAAP as are described on Schedule 11.1.1 hereto), within thirty (30) days after the end of each calendar quarter which statements shall include a balance sheet, statement of earnings and census for the year through the quarter then ended setting forth in comparative form and details the figures for the corresponding period of the previous fiscal year and shall be certified by the chief financial officer or other comparable officer of Tenant or the Operators, as the case may be, to be true and correct.

11.1.4.Internal monthly facility operating detail reports for each Facility with census, rate, and financial statements including a current balance sheet, in each case, upon Landlord’s request.

11.1.5.Upon Landlord’s request but not more than one time per calendar quarter, an aged accounts receivable report of each Facility in sufficient detail to show amounts due from each class of patient-mix and monthly census information of each Facility in sufficient detail to show patient-mix on a daily average basis for such month, in the account age classification of 30 days, 60 days, 90 days, 120 days and over 120 days, within ten (10) days of such request.

11.1.6.All Medicare and Medicaid cost reports and any amendments thereto filed or received with respect to each Facility and all responses, audit reports, rate letter, correspondence or inquiries with respect to such cost reports, within ten (10) days of filing or receipt of such reports, in each case, upon Landlord’s request.

11.1.7.Copies of all licensure and certification survey reports and statements of deficiencies (with plans of correction attached thereto) for each Facility within ten (10) days of receiving such reports, in each case, upon Landlord’s request.

11.1.8.Any and all notices (regardless of form) from any and all licensing and/or certifying agencies of any deficiencies, or that action is pending or being considered to fine Tenant or the Operators or to revoke, or suspend a Facility’s license or certification within ten (10) days of receipt of such reports.

11.1.9.Upon Landlord’s request, evidence of payment by Tenant or the Operators, as the case may be, of any applicable provider bed taxes or similar taxes, within ten (10) days of such request.

Landlord reserves the right to require such other financial information of Tenant, the Operators or Guarantor at such other times as it shall deem necessary. All financial statements provided by Tenant, the Operators or Guarantor must be in such form and detail as Landlord and any Facility Mortgagee shall, from time to time, reasonably request, and Tenant (on behalf of itself and the Operators) agrees to promptly provide same as well as any other information reasonably requested by Landlord or any Facility Mortgagee, provided that Tenant shall not be required to prepare any information that it does not usually prepare for any Facility. Landlord may include financial and other information concerning Tenant or the Operators and the operations of the Facilities in an offering memorandum, prospectus or other public securities offering disclosures made by Landlord, as well as provide the same to existing and potential Facility Mortgagees and, upon the written consent of Tenant (not to be unreasonably withheld, delayed or conditioned), to buyers, brokers, consultants and other parties deemed appropriate by Landlord.

Financial Ratio Compliance

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11.2.1.Tenant covenants and agrees that, on each Test Date (as defined hereinafter) occurring during the first and second Lease Years, the Portfolio Rent Coverage Ratio (as defined hereinafter) for the Test Period (as defined hereinafter) then ended shall be no less than 1.20 to 1.00.  Tenant covenants and agrees that, on each Test Date occurring after the second Lease Year and during the remainder of the Term, the Portfolio Rent Coverage Ratio for the Test Period then ended shall be no less than 1.25 to 1.00. For purposes of this Master Lease, (a) the term “Consolidated EBITDAR” shall mean, for any period, an amount equal to (i) the consolidated net income of Tenant for such period determined in accordance with GAAP, plus (ii) the sum of the following, to the extent deducted in the calculation of such net income:  (A) interest expense; (B) depreciation; (C) income taxes; (D) franchise taxes; (E) amortization; (F) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business; (G) loss from any sales of assets, other than sales in the ordinary course of business; (H) non-cash rent expenses; and (I) rent under any real estate leases; minus (iii) gains from any sales of assets, other than sales in the ordinary course of business; minus (iv) if not already deducted from the calculation of net income, a management fee equal to five percent (5%) of net revenues of each Facility; (b) the term “Portfolio Rent Coverage Ratio” shall mean, for any period, the ratio of Consolidated EBITDAR for such period to Consolidated Rent (as defined hereinafter) for such period; (c) the term “Consolidated Rent” means, for any period, the aggregate Fixed Annual Rent for such period under this Master Lease; (d) the term “Test Date” shall mean the last day of each calendar quarter during the Term, with the first such date to occur on March 31, 2017 with respect to all Facilities (other than the Mountain’s Edge Facility) and on June 30, 2017 with respect to the Mountain’s Edge Facility; and (e) the term “Test Period” shall mean (i) as of the first Test Date occurring during the Term, the three (3) month period then ending as of the Test Date, (ii) as of the second Test Date occurring during the Term, the six (6) month period then ending as of the Test Date, (iii) as of the third Test Date occurring during the Term, the nine (9) month period then ending as of the Test Date, and (iv) as of each Test Date occurring after the third Test Date during the Term, the twelve (12) month period then ending as of the applicable Test Date.

11.2.2. Tenant covenants and agrees that, on each Test Date, the Portfolio Fixed Charge Coverage Ratio (as defined hereinafter) for the Test Period then ended shall be no less than 1.10 to 1.0.  For purposes of this Master Lease, (a) the term “Portfolio Fixed Charge Coverage Ratio” means, for any period, the ratio of Consolidated EBITDAR to the Portfolio Fixed Charges (as defined hereinafter); and (b) the term “Portfolio Fixed Charges” means, for any period, the aggregate amount, on a consolidated basis, of Tenant’s (A) scheduled principal payments for such period in respect of indebtedness, excluding balloon  payments and principal payments from time to time on any accounts receivable/payable working capital line of credit provided by a commercial lender, (B) scheduled payments (including but not limited to principal and interest payments) for such period related to equipment financing and/or capital leasing (to the extent not included in clause (A) above), (C) non-financed capital expenditures during such period, excluding construction in progress expenditures, (D)

required payments during such period of interest on indebtedness, and (E) scheduled payments of rent for such period on any real estate leases and equipment operating leases.

11.2.3.Tenant covenants and agrees that, on each Test Date occurring within the first and second Lease Years, the Facility Rent Coverage Ratio (as defined hereinafter) for each Facility for the Test Period then ended shall be no less than 1.10 to 1.0.  Tenant covenants and agrees that, on each Test Date occurring after the second Lease Year and during the remainder of the Term, the Facility Rent Coverage Ratio for each Facility for the Test Period then ended shall be no less than 1.20 to 1.0. For purposes of this Master Lease, (a) the term “Facility EBITDAR” shall mean, for any period, an amount equal to (i) the consolidated net income of each of the Operators with respect to the Facility subleased to such Operator for such period determined in accordance with GAAP, plus (ii) the sum of the following, to the extent deducted in the calculation of such net income:  (A) interest expense; (B) depreciation; (C) income taxes; (D) franchise taxes; (E) amortization; (F) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business; (G) loss from any sales of assets, other than sales in the ordinary course of business; (H) non-cash rent expenses; and (I) rent under any real estate leases; minus (iii) gains from any sales of assets, other than sales in the ordinary course of business; minus (iv) if not already deducted from the calculation of net income, a management fee equal to five percent (5%) of net revenues of the applicable Facility; (b) the term “Facility Rent Coverage Ratio” shall mean, for any period, the ratio of Facility EBITDAR for such period to Facility Rent (as defined hereinafter) for such period; and (c) the term “Facility Rent” means, for any period, the aggregate fixed annual rent payable by an Operator pursuant to its sublease of the applicable Facility for such period.  Notwithstanding anything to the contrary in this Master Lease, (a) Tenant’s failure to comply with the Facility Rent Coverage Ratio with respect to any single Facility as of a particular Test Date shall not be deemed an Event of Default (as defined in Article 12 herein) unless and until the non-compliant Facility shall have failed to comply with the Facility Rent Coverage Ratio for three (3) consecutive Test Dates, and (b) upon the occurrence of an Event of Default with respect to any single Facility under the preceding clause (a), such Event of Default shall be deemed an event of default only as to the non-compliant Facility and Landlord shall only be permitted to pursue such remedies as may be available to Landlord under Section 12.2 as to the Property of the non-compliant Facility and not to any other Property that is subject to this Master Lease but has not suffered an Event of Default under the preceding clause (a).

11.3.Management.  Tenant covenants and agrees that, throughout the Term, (a) certain administrative functions of Tenant shall be supported by Fundamental Administrative Services, LLC, a Delaware limited liability company (“FAS”), and (b) the president and chief executive officer of FAS, and the president of Guarantor, shall be a person or persons approved by Landlord in its sole discretion.  As of the Restatement Date, Tenant represents to Landlord, and Landlord hereby acknowledges and approves, that Mark Fulchino is the president and chief executive officer of FAS and the president of Guarantor.  If, at any time during the Term, Mark Fulchino ceases to be the chief executive officer of FAS or president of Guarantor, Tenant shall give Landlord prompt written notice of such event and Tenant shall thereafter, within sixty (60) days of Mark Fulchino’s resignation or removal in either of such positions, appoint in his place a new senior officer or officers approved by Landlord.

Events of Default and Landlord’s Remedies

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12.1.Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant hereunder (“Event of Default”):

12.1.1.Any representation or warranty of Tenant, the Operators or Guarantor in this Master Lease or in the Master Lease Guaranty was false in any material respect when made and Tenant, the Operators or Guarantor, as applicable, fails to correct such inaccuracy within thirty (30) days after written notice from Landlord, provided that if more than thirty (30) days is required for its correction, Tenant, the Operators or Guarantor, as applicable, shall not be in default if cure is commenced and diligently prosecuted to completion within ninety (90) additional days, unless Landlord, upon good cause shown by Tenant, agrees to a longer cure period;

12.1.2.The failure to pay within three (3) days following the date due any Fixed Monthly Rent, Fixed Annual Rent or any part thereof or any other sum or sums of money due or payable to

Landlord or a third party pursuant to this Master Lease including but not limited to, Taxes or assessments, utilities, premiums for insurance or other charges or payments required of Tenant under this Master Lease;

12.1.3.Any unauthorized assignment, subletting or transfer of Tenant’s interest under this Master Lease as a result of non-compliance with the provisions of Section 21 (Assignment and Subletting) below;

12.1.4.An assignment by Tenant, the Operators or Guarantor of all or substantially all of its property for the benefit of creditors (or a transfer in fraud of the creditors of Tenant, the Operators or Guarantor, as applicable);

12.1.5.The appointment of a receiver, trustee, or liquidator for Tenant, any of the Operators, Guarantor, or any of the property of Tenant, the Operators or Guarantor, if within three (3) Business Days of such appointment Tenant or Guarantor does not inform Landlord in writing that Tenant or Guarantor, as applicable, intends to cause such appointment to be discharged or Tenant or Guarantor does not thereafter diligently prosecute such discharge to completion within sixty (60) days after the date of such appointment;

12.1.6.The breach by Tenant of the obligation to provide replacement policies of insurance as required in Section 5, above;

12.1.7.The filing by Tenant, the Operators or Guarantor of a voluntary petition under any federal bankruptcy law or under the law of any state to be adjudicated as bankrupt or for any arrangement or other debtor’s relief, or in the alternative, if any such petition is involuntarily filed against Tenant, the Operators or Guarantor by any other party and Tenant or Guarantor does not within three (3) Business Days of any such filing inform Landlord in writing of the intent by Tenant or Guarantor, as applicable, to cause such petition to be dismissed, and Tenant or Guarantor does not thereafter diligently prosecute such dismissal, or if such filing is not dismissed within ninety (90) days after filing thereof;

12.1.8.The failure to perform or comply in any material respect with any other term or provision of this Master Lease not requiring the payment of money (except as provided in Section 12.1.6), including, without limitation, the failure to comply in any material respect with the provisions hereof pertaining to the use, operation and maintenance of the Premises; provided, however, if the default described in this Section 12.1.8 is curable same shall be deemed cured, if: (a) within three (3) Business Days of Tenant’s receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (b) Tenant cures such default within thirty (30) days after such notice from Landlord, unless such default cannot with the exercise of diligent efforts be cured within a period of thirty (30) days because of the nature of the default or delays beyond the control of Tenant, and cure after such thirty (30) day period will not have a material and adverse effect upon the Premises, in which case such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof, provided, further however, no cure period for such default shall continue for more than one hundred twenty (120) days from Tenant’s receipt of a notice of default from Landlord;

12.1.9.An admission by Tenant, the Operators or Guarantor of its inability to pay its debts or the voluntary liquidation or dissolution of Tenant or Guarantor;

12.1.10.  The occurrence of a Material Adverse Change as to Tenant, the Operators or Guarantor;

12.1.11.  Any license, permit, approval, certificate of need, certificate of reimbursement or other authorization necessary to operate a Facility for its Permitted Use is cancelled, suspended, reduced to provisional or temporary status, or revoked, or its right to so operate a Facility or to accept patients is suspended, and Tenant fails to remedy any condition causing such revocation or suspension within any cure period allowed therefor by the applicable agency or authority or, if no such cure period is allowed or specified by the applicable agency or authority, Tenant fails to remedy the condition within ninety (90) days following Tenant’s receipt of notice of such condition and, in any event, prior to the final, non-appealable revocation or suspension of any such license, permit, approval, certificate of need, certificate of reimbursement, other authorization or right to operate a Facility or to accept patients at such Facility in question; provided that a denial of payment for new admissions shall not be an Event of Default so long as (i) Tenant is diligently pursuing the cure of the applicable violations and the restoration of payment for new admissions, (ii) Tenant provides Landlord with reasonable assurances that the applicable violations are capable of being cured within sixty (60) days, and that applicable Facility will not be subject to a license suspension or decertification for failure to cure the applicable violations within a shorter time period, and (iii) the cure of the applicable violations and the restoration of payment for new admissions is accomplished within such sixty (60) day period;

12.1.12.  A Citation (as defined hereinafter) is issued and Tenant fails to cure the condition that is the subject of the Citation within the period of time required for such cure by the issuer of the Citation, but in any event prior to the final, non-appealable revocation or suspension of any license, permit, approval, certificate of need, certificate of reimbursement or other authorization necessary to operate any Facility as a provider of the health care services necessary for such Facility’s Permitted Use or to receive Medicare or Medicaid payments with respect to patients or residents of the Facility in question, or prior to the appointment of a temporary manager, as the case may be (except as provided above with respect to a denial of payment for new patient admissions).  For purposes of this Master Lease, the term “Citation” shall mean any deficiency or violation set forth in writing with respect to any Facility comprising a part of the Premises or the use or operation thereof by any Governmental Authority having regulatory oversight over the Premises or the use or operation thereof, Tenant or any manager, subtenant or occupant.

12.1.13.  Tenant fails to give Landlord notice within five (5) days of receipt by Tenant that any event set forth in Section 12.1.11 or Section 12.1.12, above, has occurred;

12.1.14.  Any material breach or default by Guarantor of any of its covenants under this Master Lease or the Master Lease Guaranty;

12.1.15.  The abandonment of a Facility, the Premises or any material portion thereof by Tenant;

12.1.16.  Tenant, the Operators or Guarantor shall be in default beyond any applicable cure period (including any extensions thereof) of any obligation, in the case of Tenant or the Operators in excess of One Million and No/100 Dollars ($1,000,000.00) and, in the case of Guarantor, in excess of Fifteen Million and No/100 Dollars ($15,000,000.00); and

12.1.17.  Except as set forth in Sections 12.1.1, 12.1.2, 12.1.5, 12.1.7, 12.1.8 and 12.1.11, there shall be no cure period for Events of Default listed in this Section 12.1 or for breach by Tenant of (a) the obligation to provide replacement policies of insurance as required in Section 5 above, or (b) the provisions of Section 21 below with respect to assignments and other related matters.  All notice and cure periods provided herein shall run concurrently with any notice or cure periods provided by applicable laws.

12.2.Remedies. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Master Lease and the laws of the state in which any Facility is located available to a Landlord of real and personal property in the event of a default by its tenant. Without limiting the foregoing, Landlord shall have the right to do any of the following:

12.2.1.Terminate this Master Lease and all rights of Tenant hereunder, provided that a Qualified Successor (as defined in Section 23 hereof) has been designated, by giving Tenant ten (10) days written notice of such election to terminate, in which event Tenant shall immediately surrender the Premises to the Qualified Successor, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which Landlord may have, expel or remove Tenant and any other Person who may be occupying the Premises, or any part thereof. In such event Landlord may seek such damages and remedies as are available at law or in equity for Tenant’s breach of this Master Lease, including the recovery from Tenant of the following:

12.2.1.1.the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

12.2.1.2.the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

12.2.1.3. the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

12.2.1.4. any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Master Lease or which in the ordinary course of things would be likely to result therefrom; and

12.2.1.5. at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

All “rent” including Fixed Annual Rent, Fixed Monthly Rent and additional rent shall be computed on the basis on the monthly amount thereof payable on the date of Tenant’s default, as the same are to be adjusted thereafter as contemplated by this Master Lease. As used in Sections 12.2.1.1 and 12.2.1.2 above, the “worth at the time of award” is computed by allowing interest in the per annum amount equal to the Agreed Rate. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the Prime Rate (as defined in Section 12.5).

12.2.2.Enter upon and take possession of the Premises and expel or remove Tenant and any other Person who may be occupying the Premises or any part thereof as well as any and all property, with or without terminating this Master Lease, and any property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant; and Landlord may from time to time, without terminating this Master Lease, either recover all rent as it becomes due or relet the Premises or any part thereof; and Tenant shall cooperate with Landlord in connection with any proposed transfer to any Qualified Successor to transfer operations; and Tenant covenants and agrees to pay Landlord, on demand, any cost or expense incurred by Landlord in connection with reletting the Premises or any deficiency in Fixed Annual Rent, Fixed Monthly Rent or additional rent that may arise by reason of such reletting, including, without limitation, brokerage fees, advertising expenses, preparation expenses, alterations and repairs to the Premises, legal expenses, and the cost of performing such of Tenant’s obligations as Landlord determines to be necessary and reasonable.

In the event that Landlord shall elect to so relet, rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid in full immediately upon demand. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Notwithstanding any election by Landlord to re-take possession of the Premises pursuant to this provision, Landlord may, at any time thereafter, upon written notice to Tenant, terminate this Master Lease in all respects and exercise other remedies available at law or in equity or herein relating to such termination as a result of a Tenant default.

12.2.3.Enter upon the Premises and take such actions as may be required of Tenant to cure the complained of default; and Tenant covenants and agrees to reimburse Landlord on demand for any expenses, direct or indirect, which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Master Lease.

12.2.4.Pursue change of ownership applications and proceedings with regulatory authorities regulating the licenses and any Medicare or Medicaid Contracts for the applicable Facility and its Permitted Use.

12.2.5.Before or after repossession of the Premises pursuant to Section 12.2.2, and whether or not this Master Lease has been terminated, Landlord shall have the right (but shall be under no obligation) to relet any portion of the Premises to such tenant or tenants, for such term or terms (which may be greater or less than the remaining balance of the Term), for such rent, or such conditions (which may include concessions or free rent) and for such uses, as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Landlord shall not be responsible or liable for any failure to relet any of the Premises or for any failure to collect any rent due upon any such reletting. Tenant agrees to pay Landlord, immediately upon demand, all expenses incurred by Landlord in obtaining possession and in reletting any of the Premises, including fees, commissions, tenant improvements, alterations, repairs, and costs of attorneys, architects, agents and brokers.

12.2.6.Landlord may pursue all of its legal and equitable remedies, including specific performance.

12.2.7.No re-entry or taking possession of the Premises by Landlord pursuant to Section 12.2.2 or otherwise shall be construed as an election to terminate this Master Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default of Tenant, Landlord may at any time after such reletting elect to terminate this Master Lease for any such default.

12.3.Secured Party Remedies.

12.3.1.Upon the occurrence and during the continuance of Event of Default by Tenant hereunder, Landlord, in addition to all other rights, options, and remedies granted to Landlord under this Master Lease or at law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it hereunder and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law.

12.3.2.At any sale or disposition of Personal Property Collateral, Landlord may (to the extent permitted by applicable law) purchase all or any part of the Personal Property Collateral, free from any right of redemption by Tenant, which right is hereby waived and released.  Tenant covenants and agrees not to interfere with or impose any obstacle to Landlord’s exercise of its rights and remedies with respect to the Personal Property Collateral.  Landlord shall have no obligation to clean-up or otherwise prepare the Personal Property Collateral for sale.

12.3.3.Without restricting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints and constitutes Landlord its lawful attorney-in-fact with full power of substitution in the Personal Property Collateral, upon the occurrence and during the continuance of an Event of Default, to (i) pay, settle or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Personal Property Collateral, (iii) execute all applications and certificates in the name of such Tenant and to prosecute and defend all actions or proceedings in connection with the Personal Property Collateral, and (iv) do any and every act which such Tenant might do in its own behalf; it being understood and agreed that this power of attorney in this Section 12.3.3 shall be a power coupled with an interest and cannot be revoked.

12.3.4.Landlord is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Tenant’s labels, mask works, rights of use of any name, any other intellectual property and advertising matter, and any similar property as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and, in connection with Landlord’s exercise of its rights under this Section. Tenant’s rights under all licenses (whether as licensor or licensee) and all franchise agreements inure to Landlord’s benefit.

12.4.Receivership.  Tenant acknowledges that one of the rights and remedies available to Landlord under applicable law is to apply to a court of competent jurisdiction for the appointment of a receiver to take possession of the Premises, to collect the rents, issues, profits and income of the Premises and to manage the operation of the Premises. Tenant further acknowledges that the revocation, suspension or material limitation of the certification of a Facility for provider status under Medicare or Medicaid (or successor programs) and/or the revocation, suspension or material limitation of a license relating to the operation of a Facility for its Permitted Use under the laws of the state in which such Facility is located will materially and irreparably impair the value of Landlord’s interest in such Facility.  Therefore, in any of such events, and in addition to any other right or remedy of Landlord under this Master Lease, Landlord may petition any appropriate court for the appointment of a receiver to take possession of the Premises, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to preserve or replace, to the extent possible, any such license and provider certification for the Facility or to otherwise substitute the licensee or provider thereof. The receiver shall be entitled to a reasonable fee for its services as a receiver. All such fees and other expenses of the receivership estate shall be added to the monthly rent due to Landlord under this Master Lease.

12.5.Late Charges. Tenant acknowledges that the late payment of any Fixed Annual Rent, Fixed Monthly Rent or other amounts due under this Master Lease will cause Landlord to lose the use of such money and incur costs and expenses not contemplated under this Master Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, (a) if any installment of Fixed Monthly Rent or other amounts due under this Master Lease is not paid within three (3) days following the due date for such payment, then Tenant shall thereafter pay to Landlord on demand a late charge equal to ten percent (10%) of the amount of all installments of Fixed Monthly Rent and other amounts due under this Master Lease and not paid within three (3) days following the due date; and (b) if any installment of Fixed Monthly Rent or other amounts due under this Master Lease is not paid within ten (10) days following the due date for such payment, such unpaid amount shall accrue interest from the due date for such payment at the Prime Rate plus five percent (5%) per annum (the “Agreed Rate”) (or the maximum rate permitted by law if less than the Agreed Rate).  As used herein, “Prime Rate” shall mean the prime rate of interest reported in the Wall Street Journal or if the Wall Street Journal ceases to be in existence or for any reason no longer publishes such prime rate, then the Prime Rate shall be the rate announced by a national bank selected by Landlord. Landlord and Tenant agree that this late charge and the accrual of interest at the Agreed Rate represent a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from any such nonpayment and/or delinquent payment by Tenant.

12.6.Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No failure of Landlord to insist at any time upon the strict performance of any provision of this Master Lease or to exercise any option, right, power or remedy contained in this Master Lease shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. A receipt by Landlord of any rent or other sum due hereunder (including any late charge) with knowledge of the breach of any provision contained in this Master Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Master Lease shall be deemed to have been made unless expressed in a writing signed by Landlord.

12.7.Performance of Tenant’s Obligations by Landlord.  If Tenant, at any time, shall fail to make any payment or perform any act on its part required to be made or performed under this Master Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default of Tenant hereunder, make any such payment or perform any such act for the account and at the expense of Tenant, and may enter upon the Premises for the purpose of taking all such action thereon as may be reasonably necessary therefor. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by Landlord, together with interest at the Agreed Rate (or the maximum rate permitted by law if less than the Agreed Rate) from the date of the making of such payment or the incurring of such costs and expenses by Landlord, shall be payable by Tenant to Landlord on demand.

12.8.Default by Landlord.

12.8.1.If Landlord defaults in the observance or performance of any covenant, condition or obligation in this Master Lease on its part to be observed or performed, Landlord shall have thirty (30) days after receiving written notice from Tenant stating the default complained of and referring to the Section in this Master Lease relied on by Tenant, to correct any such default, or if such default is not reasonably capable of being corrected within such thirty (30) days to commence to correct the same during such thirty (30) days, and thereafter proceed to correct the same with diligence.

12.8.2.If Landlord fails to correct any such default or to diligently pursue the correction as provided for herein, then Tenant may sue Landlord for its actual damages directly resulting from such default by Landlord, including, without limitation, such additional sums as the court may adjudge reasonable as attorneys’ fees in any successful suit or action instituted by Tenant to enforce the provisions of this Master Lease, but excluding consequential, punitive or special damages. Tenant may further obtain injunctive relief if and only if necessary to maintain operation of a Facility or comply with applicable governmental requirements.

12.8.3.The liability of Landlord (and its successors and assigns) to Tenant (or any Person claiming by, through or under Tenant) for any default by Landlord under the terms of this Master Lease or any matter relating to or arising out of the occupancy or use of the Premises or otherwise shall be recoverable only from the interest of Landlord in the Premises, and Landlord (and its members, managers, officers, employees, successors and assigns) shall not be personally liable for any deficiency. Landlord may transfer any portion of the Premises and any of its rights under this Master Lease and Landlord, and any such transferee, shall only be liable under this Master Lease during the period of its, or their, ownership. If Landlord assigns its rights under this Master Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

12.9.Delays. Whenever this Master Lease requires any act (other than the payment of a liquidated sum of money, such as rental payments, taxes, utilities, etc.) by Landlord or Tenant within a certain period of time or by a certain time, the time for the performance of such act shall be extended by the period of any delay caused by war, strikes, lockouts, labor troubles, civil commotion, storms, electrical blackouts or other power failure, unpreventable material shortages, casualties, riots, acts of God or other conditions or events beyond the control of the obligated party, and, with respect to construction matters, delays considered excusable under the obligated party’s construction contract (collectively “Force Majeure”). Written notice of such delay and the cause and circumstances thereof shall be given to the other party promptly after the commencement of such delay and such delay becoming known by the obligated party.

Damage by Fire or Other Casualty

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13.1.Restoration; Termination.

13.1.1.If at any time during the Term, the Property of any Facility or any part thereof shall be damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained or obtainable) of any kind or nature, and whether or not the insurance proceeds, if any, shall be sufficient for the purpose, Tenant shall proceed with reasonable diligence to repair and restore such Facility as nearly as possible to the value, condition and character thereof immediately prior to such damage or destruction, except that, in the event of a complete or substantial destruction of the Improvements pertaining to a Facility (the same being deemed to mean such destruction that the affected Facility cannot be economically and feasibly used by Tenant without construction of a new building or new buildings), then, and in such event, Tenant may elect to terminate this Master Lease only as to the Property of the affected Facility (but not as to the other Properties leased to Tenant pursuant to this Master Lease) by giving written notice of such election to Landlord, the effective date of such termination to be the date certain specified in said notice, but in no event later than thirty-five (35) days following such destruction, provided and upon condition, that concurrently with the giving of such notice, Tenant irrevocably and absolutely assigns to Landlord, by instrument satisfactory to Landlord, all insurance monies payable under insurance policies covering such casualty. Notwithstanding such assignment, if the net amount of such insurance monies actually collected by Landlord (after costs, fees and expenses incurred in connection with the adjustment of the loss and collection thereof), shall be insufficient to pay for the construction of such new building or buildings on the affected Property, and to repair, alter and restore all damage related to such casualty, Tenant shall on demand pay to Landlord the amount of such insufficiency, and said obligation of Tenant shall survive the termination of this Master Lease as to the affected Facility.

13.1.2.Anything herein contained to the contrary notwithstanding, in the event of a complete or substantial destruction to the Improvements pertaining to a Facility as provided for in Section 13.1.1 herein and Tenant does not elect, pursuant to Section 13.1.1, to terminate this Master Lease as to the affected Property only, Tenant shall construct such new building or new buildings on the affected Property as shall constitute an economically sound structure or structures substantially in accordance with final plans approved in writing by Landlord and as shall have an aggregate value at least equal to the value of the building or buildings destroyed. Such repairs, alterations, restoration, replacement or rebuilding, including such changes and alterations as aforementioned, and including temporary repairs for the protection of other property pending the completion thereof, are hereinafter in this Section 13 referred to as the “Restoration Work”.  Prior to the Restoration Work, Tenant shall submit the plans and specifications therefor to Landlord for the Landlord’s approval, which approval shall not be unreasonably withheld. In no event shall Landlord be called upon to do any Restoration Work or to pay any of the costs or expenses thereof.

13.1.3.Except as provided in Section 13.1.1 herein, no destruction of or damage to the Improvements pertaining to a Facility or any part thereof, however caused, shall permit Tenant to terminate this Master Lease as to any Property or Facility or shall relieve Tenant from its liability to pay the full Fixed Monthly Rent and additional rent and other monetary obligations and charges payable under this Master Lease or from any of its other obligations under this Master Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Master Lease or the Properties or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

13.2.Insurance Proceeds. Except in the case of Tenant’s termination of this Master Lease as to the Property of a Facility affected by an event of casualty pursuant to Section 13.1.1 herein, and subject to the applicable requirements of the Facility Mortgage and Facility Mortgagee, all insurance money paid on account of any damage or destruction (other than any rental insurance), less the actual costs, fees and expenses, if any, incurred in connection with the adjustment of the loss and collection thereof (“net insurance proceeds”), shall be deposited in a joint account of Landlord and Tenant in a bank or trust company designated by Landlord (or if required by the Facility Mortgage, in an account solely of Landlord or solely of Facility Mortgagee as designated by Facility Mortgagee), and shall be made available for the payment of the cost of the Restoration Work and shall be paid out from time to time as such Restoration Work progresses upon the written request of Tenant (“Restoration Work Draw Requests”), provided that each such request by Tenant is accompanied by the following:

13.2.1.A certificate signed by Tenant (except as otherwise provided in clause (c) below of this Section 13.2.1), dated not more than fifteen (15) days prior to such request, setting forth the following:

(a)That the sum then requested either has been paid by Tenant, or is justly due to contractors, subcontractors, subcontractor’s materialmen, engineers, architects or other Persons who have rendered services or furnished materials for the Restoration Work therein specified, and giving a brief description of such services and materials and the several amounts so paid or due to each of said Persons in respect thereof, and stating that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

(b)That except for the amount, if any, stated pursuant to the foregoing subclause (a) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the Persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such Restoration Work and which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s or materialmen’s statutory or similar lien upon such restoration or upon the affected Property or any part thereof or upon Tenant’s leasehold interest therein.

(c)That the cost, as estimated by the Persons signing such certificate, of the Restoration Work required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money plus any amount paid by Tenant to Landlord or deposited by Tenant to defray such cost and remaining in said account after payment of the sum requested in such certificate.

13.2.2.Evidence, reasonably satisfactory to Landlord and the Facility Mortgagee, to the effect that there has not been filed with respect to the affected Property or any part thereof or upon Tenant’s leasehold interest therein any vendor’s, mechanic’s, laborer’s, materialman’s or other lien which has not been discharged of record, except such as will be discharged by payment of the amount then requested, together with lien waivers from all contractors, subcontractors, suppliers, materials suppliers and others who are in a position to file liens against the affected Property or any part thereof or upon Tenant’s leasehold interest therein due to non-payment of amounts owed to them waiving all of such lien rights for all work done through the date that the pending Restoration Work Draw Request relates to.

13.2.3.Copies of invoices and other supporting materials and information for the pending Restoration Work Draw Request and any prior Restoration Work Draw Requests with respect to which all of such materials were not furnished.

13.2.4.Such other information and materials as may be requested by Landlord or the applicable Facility Mortgagee.

13.2.5.In the event that any such restoration involves expenditures in excess of $50,000.00, the certificate required by Section 13.2.1 shall be a certificate signed by the architect or engineer in charge of the restoration, who shall be selected by Tenant and approved in writing by Landlord and the Facility Mortgagee, such approval not to be unreasonably withheld.

13.2.6.Anything herein contained to the contrary notwithstanding, it shall be the duty of Tenant at the time of creating the bank account herein referred to and, from time to time thereafter, until the Restoration Work shall have been completed and paid for, to provide Landlord and the Facility Mortgagee such additional and adequate evidence of the fact that, at all times the undisbursed portion of the funds in said account is sufficient to pay for the restoration in its entirety and is sufficient to procure receipted bills and full and final waivers of lien when the restoration shall have been completed and done.

13.2.7.If the insurance money at any time on deposit in said account shall be insufficient to pay the entire cost of such restoration, Tenant shall promptly pay into said account the amount of the deficiency.

Condemnation

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14.1.Definitions. For the purpose of this Section 14, the following terms shall have the meanings ascribed to them in this Section 14.1:

14.1.1.“Award” means all compensation, sums and any other value awarded, paid or received on a total or partial condemnation;

14.1.2.“Condemnation” or “Taking” means (x) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (y) a voluntary sale or transfer by Landlord with Tenant’s consent (provided no Event of Default has occurred and is continuing at such time) to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending; and

14.1.3.“Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

14.2.Parties’ Rights and Obligations. If during the Term with respect to any Facility there is any Taking of all or any part of the Property of such Facility or of any interest in this Master Lease by Condemnation, the rights and obligations of the Parties shall be determined by this Section 14.

14.3.Compensation.  Except as provided in Section 14.4 for a temporary Taking, all compensation awarded for any Taking shall belong to and be the property of Landlord; provided, however, that Tenant shall be entitled to pursue a separate Award for its moving expenses and the Taking of any of Tenant’s Personal Property (but not its leasehold interest in the affected Property) which does not, under the terms of this Master Lease, become the property of Landlord at the termination hereof, so long as any such Award is separate and distinct from any claim of Landlord and does not reduce the amount of the Award that would otherwise be paid to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and all claims against the governmental authority responsible for the Taking, and Tenant hereby assigns to Landlord all claims against the governmental authority responsible for the Taking including, without limitation, all claims for leasehold damages and diminution in the value of Tenant’s leasehold interest. Tenant hereby waives all rights to request the governmental authority responsible for the Taking make a separate allocation to Tenant or to pursue an independent action for damages against any governmental authority for said Taking if the effect of such request or action would be to reduce the amount of the Award that would otherwise be paid to Landlord.

14.4.Effect on this Master Lease of Permanent Taking.

14.4.1.In the event that there is a Taking of the whole of the Property relating to a Facility permanently by any method, then this Master Lease shall terminate only as to the Property affected by such total Taking as of the date that the affected Property must be vacated. Such date of vesting shall operate as though it were the date originally intended by the Parties for expiration of this Master Lease as to the affected Property (but not to the other Properties that are subject to this Master Lease), and Landlord shall refund to Tenant any overpayment of Fixed Annual Rent and all other obligations hereunder accrued (prorated as appropriate) with respect to the affected Property to the date of such vesting.

14.4.2.In the event that there is a permanent Taking of a substantial and material portion (as hereinafter defined) of the Property relating to a Facility, then Tenant shall have the option to terminate this Master Lease only as to the Facility affected by such substantial and material Taking (but not to the other Properties that are subject to this Master Lease), by giving the Landlord at least sixty (60) days written notice. If Tenant does not elect to terminate this Master Lease as to the Facility affected by such substantial and material Taking or if less than a substantial and material portion of the Property pertaining to the affected Facility is subject to a permanent Taking, then this Master Lease shall terminate only as to the portion of the affected Property that is subject to the Taking, and the Fixed Annual Rent with respect to the affected Facility shall be reduced for the remainder of the Term by a just, fair and equitable portion of the Fixed Annual Rent with respect to the affected Facility payable according to the size, nature and extent of the portion of the affected Property that is subject to the Taking. Any adjustments or reductions in Fixed Annual Rent with respect to the affected Facility as contemplated by this Section 14.4.2 shall take into account the practical and economic effect of the Taking in question on the operation of the affected Property. In the event that a substantial and material portion of a Property is temporarily subject to a Taking in excess of one hundred twenty (120) consecutive days, then such Taking shall be deemed a permanent Taking for purposes of this Master Lease. In the event the Parties cannot agree on the appropriate adjustments or reductions in Fixed Annual Rent with respect to the affected Facility, either Party may seek a determination by arbitration pursuant to Section 24, provided either Party notifies the other of its decision to seek such a determination and commences same within 90 days following the Taking, and in all events pending an agreement of the Parties or such determination if same is pursued, the proportionate abatement of Fixed Annual Rent with respect to the affected Facility shall be equal to the percentage reduction in the number of beds able to be operated at the affected Facility.  By way of example, if the number of beds operated originally at the affected Facility was 130, and after the Taking the maximum number of beds that can be operated at such Facility is 100, resulting in a loss of 30 beds, the Fixed Annual Rent with respect to the affected Facility shall be reduced by the percentage reduction in beds, calculated as follows: ((130-100)/130)) * 100 = 23.08%). It shall be presumed that a Taking is “substantial and material” if (i) a governmental authority requires termination of the operation of the affected Facility, in whole or in part, because of such Taking, or (ii) the portion of the Improvements at the affected Facility that is not subject to the Taking is inadequate to continue to operate (a) with respect to the Mountain’s Edge Facility at least 65 beds, (b) with respect to the Horizon Henderson Facility at least 20 beds, (c) with respect to the Mira Vista Facility at least 16 beds, and (d) with respect to the Spartanburg Facility at least 65 beds.

14.5.Effect on this Master Lease of Temporary Taking. In the event that there is a Taking of all or part of the Property of a Facility for a temporary use, the Fixed Annual Rent shall not be adjusted or abated and instead, Tenant shall be entitled to the full condemnation Award (net of any Landlord costs incurred in assisting with the recovery of same).

14.6.Restoration. If any portion of the Improvements pertaining to a Facility shall be damaged or partially destroyed by any such Taking and this Master Lease shall not be terminated by reason thereof, the net proceeds of any Award recovered by reason of any Taking or Condemnation of the affected Property in excess of the cost of collecting the Award and in excess of any portion thereof attributable to the then current market value of the Property taken or condemned (such excess being hereinafter called the “net condemnation proceeds”) shall be held in trust by Landlord or any Facility Mortgagee and released for the purpose of paying the fair and reasonable cost of restoring the Improvements damaged by reason of the Taking or Condemnation. Such net condemnation proceeds shall be released, from time to time, as the work progresses to Tenant or to Tenant’s contractors in the same manner and according to the provisions of Section 13 regarding restoration after a casualty. Tenant shall proceed with reasonable diligence to cause any necessary demolition and to repair, replace or rebuild, any remaining part of the Improvements, or of any replacement thereof so taken, so as to constitute such remaining part thereof complete and useable in the condition and repair required by this Master Lease and, Tenant shall be required to expend the amount, if any, needed for such restoration in excess of the amount of such amount paid to it for such purposes. The portion of the Award that is made available to Tenant for restoration under this Section 14.6 will be administered in the same manner and according to the provisions of Section 13 regarding restoration after a casualty. If such net condemnation proceeds are more than adequate to pay the cost of such restoration, the amount by which such net condemnation proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any Facility Mortgage secured by the Property. In the event that the Parties are unable to agree upon the portion of the Award attributable to the then current market value of the Property taken or condemned, either Party may submit the issue for arbitration pursuant to Section 24.

14.7.No Abatement of Rent.  Except as provided in Section 14.4.1 or Section 14.4.2 herein as pertains to a possible termination of this Master Lease as to an affected Facility only, or Section 14.4.2 herein as pertains to possible partial rent abatement, no Taking of the Property of any Facility or any part thereof shall permit Tenant to terminate this Master Lease or shall relieve Tenant from its liability to pay the full Fixed Annual Rent and additional rent and other charges payable under this Master Lease or from any of its other obligations under this Master Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Master Lease or the Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

Provisions on Termination of Term

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15.1.Change of Ownership and Transfer of Licenses.  Upon the expiration or earlier termination of the Term, Tenant shall cooperate with Landlord or Landlord’s nominee in connection with the processing by Landlord or Landlord’s nominee of any applications for all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary for the operation of each Facility for its Permitted Use set forth in Section 6.3 hereof; provided, however, the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord’s nominee.

15.2.Termination Date; Assignment.  The date on which (i) this Master Lease either expires or is terminated by either Landlord or Tenant, whether pursuant to a right granted to it hereunder or otherwise, (ii) the date on which Tenant’s right to possession of the Premises is terminated pursuant to a right granted to it hereunder or otherwise, or (iii) the date on which Tenant otherwise abandons the Premises shall be referred to as the “Termination Date” in this Section.

On the Termination Date, subject to the Qualified Successor provisions of Section 23, this Master Lease shall be deemed and construed as an absolute assignment for purposes of vesting in Landlord (or Landlord’s designee, it being acknowledged and agreed that for purposes of this Section 15.2, the term Landlord shall be deemed to mean Landlord’s designee, if applicable) all of Tenant’s right, title and interest in and to the following intangible property which is now or hereafter used in connection with the operation of the Premises (the “Assignable Intangibles”) and an assumption by Landlord or its designee of Tenant’s obligations under the Assignable Intangibles from and after the Termination Date; provided that, for a period of two (2) years after the Termination Date, Tenant shall indemnify, defend and hold harmless the Landlord Indemnified Parties from and against any claims, losses, costs or damages, including reasonable attorneys’ fees incurred or arising by reason of Tenant’s obligations under the Assignable Intangibles prior to the Termination Date:

15.2.1.service contracts and equipment leases for the benefit of the Premises to which Tenant is a party, and which can be terminated without penalty by Tenant within thirty (30) or fewer days’ notice or which Landlord requests be assigned to Landlord pursuant to this Section 15.2.1;

15.2.2.any provider agreements with Medicare, Medicaid or any other third-party payor programs (excluding the right to any reimbursement for periods prior to the Termination Date, as defined above) entered in connection with the Premises to the extent assignable by Tenant;

15.2.3.all existing agreements with patients of the Facility and any guarantors thereof, to the extent assignable by Tenant (excluding the right to any payments for periods prior to the Termination Date) and any and all patient trust fund accounts; and

15.2.4.at Landlord’s option, the business of Tenant as conducted at the Premises as a going concern, including but not limited to the name of the business conducted thereon and all telephone numbers presently in use therein.

15.3.Apportionments.  Landlord or its designee shall be responsible for and shall pay all accrued expenses with respect to the Premises accruing on or after 12:01 a.m. on the day of the Termination Date and shall be entitled to receive and retain all revenues from the Premises accruing on or after the Termination Date. Within fifteen (15) Business Days after the Termination Date, the following adjustments and prorations shall be determined as of the Termination Date:

15.3.1.Taxes and Assessments, if any.  If the information as to the actual amount of any of the foregoing Taxes and assessments are not available for the tax year in which the Termination Date occurs, the proration of such Taxes shall be estimated based upon reasonable information available to Landlord and Tenant, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

15.3.2.Tenant will terminate the employment of all employees on the Termination Date and shall be and remain liable for any and all wages and earned but unpaid paid-time-off (“PTO”) for employees of the Premises with respect to the period prior to and including the Termination Date.

15.3.3.Landlord shall receive a credit equal to any advance payments by patients of the Facility to the extent attributable to periods on and after the Termination Date.

15.3.4.The present insurance coverage on the Premises shall be terminated as of the Termination Date and there shall be no proration of insurance premiums; provided, however, that if Landlord has not obtained replacement coverage, then for any period that Tenant remains in management control of the Facility as Landlord’s manager pursuant to Section 15.5, Tenant shall continue its insurance coverage in accordance with the insurance requirements of this Master Lease for up to thirty (30) days after the Termination Date, with the cost of such coverage to be reimbursed by Landlord as an operating expense of the Facility.

15.3.5.All other income from, and expenses of, the Premises (other than mortgage interest and principal), including but not limited to public utility charges and deposits, maintenance charges and service charges shall be prorated between Tenant and Landlord as of the Termination Date. Tenant shall, if possible, obtain final utility meter readings as of the Termination Date. To the extent that information for any such proration is not available, Tenant and Landlord shall effect such proration within ninety (90) days after the Termination Date.

15.3.6.Tenant shall be and remain responsible for any employee severance pay and earned but unpaid PTO and other benefits which may be payable as the result of any termination of an employee’s employment on or prior to the Termination Date.

15.4.Transfer of Possession. All necessary arrangements shall be made to provide possession of the Premises (other than Tenant’s Personal Property, unless purchased by Landlord pursuant to Section 8.4 hereof) to Landlord on the Termination Date, at which time of possession Tenant shall deliver to Landlord all medical records, patient records and other personal information concerning all patients of the Facility as of the Termination Date and other relevant records used or developed in connection with the business conducted at the Premises. Such transfer and delivery shall be in accordance with all applicable laws, rules and regulations concerning the transfer of medical records and other types of patient records.

15.5.Management.  For the period commencing on the Termination Date and ending on the date Landlord, or its designee, obtains any and all appropriate state or other governmental licenses and certifications required to operate any Facility, Tenant hereby agrees that Landlord, or Landlord’s designee (which shall include Tenant in Landlord’s discretion), shall have the right, but not the obligation (unless Landlord elects to require Tenant as its designee to do so), to manage and operate the Facilities, on a triple net basis, and Landlord shall be entitled to all revenues of the Premises during such period, and to use any and all licenses, certifications and provider agreements issued to Tenant by any federal, state or other Governmental Authority for such operation of the Premises, if permitted by any such Governmental Authority and applicable laws. If Landlord or its designee exercises the right described above in this Section 15.5, the provisions of this Section 15.5 shall, upon Landlord’s election, be self-operative and shall constitute a management agreement between Tenant, on the one hand, and Landlord or its designee, on the other hand, on the terms set forth above in this Section 15.5 provided, however, that upon the request of Landlord or its designee, Tenant shall enter into a separate management agreement on the terms set forth in this Section 15.5 and on such other terms and provisions as may be specified by Landlord or its designee.

15.6.Patient Trust Funds.  Tenant shall provide Landlord or its designee with an accounting within fifteen (15) days after the Termination Date of all funds belonging to patients or residents at any Facility which are held by Tenant in a custodial capacity. Such accounting shall set forth the names of the patients for whom such funds are held, the amounts held on behalf of each such patient and Tenant’s warranty that the accounting is true, correct and complete. Additionally, Tenant, in accordance with all applicable rules and regulations, shall make all necessary arrangements to transfer such funds to a bank account designated by Landlord or its designee, and Landlord or its designee shall in writing acknowledge receipt of and expressly assume all Tenant’s financial and custodial obligations with respect thereto. Notwithstanding the foregoing, Tenant will indemnify, defend and hold the Landlord Indemnified Parties harmless from and against all liabilities, claims and demands, including reasonable attorney’s fees, in the event the amount of funds, if any, transferred to Landlord’s or the designee’s bank account as provided above, did not represent the full amount of the funds then or thereafter shown to have been delivered to Tenant as custodian that remain undisbursed for the benefit of the patient for whom such funds were deposited, or with respect to any matters relating to patient funds which accrued during the Term.

15.7.Cash and Accounts.  All cash, checks and cash equivalent at the Premises and deposits in bank accounts (other than patient trust accounts) relating to the Premises on the Termination Date shall remain Tenant’s property after the Termination Date.  All accounts receivable, loans receivable and other receivables of Tenant, whether derived from operation of the Premises or otherwise, shall remain the property of Tenant after the Termination Date. Tenant shall retain full responsibility for the collection thereof.  Landlord or its designee shall assume responsibility for the billing and collection of payments on account of services rendered by it on and after the Termination Date.  In order to facilitate Tenant’s collection efforts, Tenant agrees to deliver to Landlord, within a reasonable time after the Termination Date, a schedule identifying all of those private pay balances owing for the month prior to the Termination Date, and Landlord or its designee agrees to apply any payments received which are specifically designated as being applicable to services rendered prior to the Termination Date to reduce the pre-Termination Date balances of said patients by promptly remitting said payments to Tenant. All other payments received shall be retained by Landlord as being applicable to services rendered after the Termination Date. Landlord or its designee shall cooperate with Tenant in Tenant’s collection of its pre-termination accounts receivable.  Landlord or its designee shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Tenant.  Landlord shall remit to Tenant or its assignee those portions of any payments received by Landlord within five (5) Business Days of receipt which are specifically designated as repayment or reimbursement arising out of cost reports filed for the cost reporting periods ending on or prior to the Termination Date.

15.8.Collections.  With respect to patients or residents of any Facility on the Termination Date, Landlord and Tenant agree as follows:

15.8.1.If, following the Termination Date, Landlord or its designee receives payment from any state or federal agency or third-party provider which represents reimbursement with respect to services provided at the Premises prior to the Termination Date, Landlord agrees that it shall remit such payments to Tenant within five (5) Business Days of receipt. Payments by Landlord to Tenant shall be accompanied by a copy of the appropriate remittance.

15.8.2.If, following the Termination Date, Tenant receives payment from any state or federal agency or third-party provider which represents reimbursement with respect to services provided at the Facility on or after the Termination Date, Tenant agrees that, it shall remit such payments to Landlord within five (5) Business Days of receipt. Payments by Tenant to Landlord shall be accompanied by a copy of the appropriate remittance.

15.8.3.After the Termination Date, Landlord and Tenant shall each have the right to review supporting books, records and documentation that are in the possession of the other party relating to Medicaid or Medicare payments.

15.9.In addition to the obligations required to be performed hereunder by Tenant and Landlord on and after the Termination Date, Tenant and Landlord agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Termination Date such other instruments, documents and materials, as the other may reasonably request in order to effectuate the consummation of the transaction contemplated herein, including but not limited to any documents or filings which may be required to be delivered by Tenant to Landlord or be filed in order for the transaction contemplated hereunder to be in compliance with all local, state and federal laws, legal requirements, statutes, rules and regulations.

15.10.Tenant for itself, its successors and assigns hereby indemnifies and agrees that for a period of two (2) years after the Termination Date, to defend and hold Landlord Indemnified Parties harmless from and against any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney’s fees, costs and expenses) which any of them may suffer as a result of the breach by Tenant in the performance of any of its commitments, covenants or obligations under this Section 15, or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use by Tenant of the Premises during the Term or for any liability which may arise from operation of a Facility for its Permitted Use during the Term, including without limitation, any amounts due or to be reimbursed to any Governmental Authority based upon any audit or review of Tenant or of a Facility or the operation thereof and pertaining to the period prior to the Termination Date or any amounts recaptured under Titles XVIII or XIX based upon applicable Medicaid/Medicare recapture regulations. The rights of Landlord under this Section 15.10 are without prejudice to any other remedies permissible hereunder which Landlord may have against Tenant pursuant to the terms of this Master Lease. The foregoing indemnity shall survive the expiration or termination of this Master Lease, whether due to lapse of time or otherwise.

Landlord for itself, its successors and assigns hereby indemnifies and agrees to defend and hold Tenant and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney’s fees, costs and expenses) which any of them may suffer as a result of the breach by Landlord in the performance of any of its commitments, covenants or obligations under this Section 15, or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use of the Premises after the Term or for any liability which may arise from operation of any Facility for its Permitted Use after the Term.  The rights of Tenant under this Section are without prejudice to any other remedies not inconsistent herewith which Tenant may have against Landlord pursuant to the terms of this Master Lease or otherwise.

Notices and Demands

. All notices and demands, certificates, requests, consents, approvals, and other similar instruments under this Master Lease shall be in writing and shall be sent by personal delivery or by (a) hand delivery, (b) United States certified or registered mail, return receipt requested, postage prepaid, or (c) Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:

c/o Fundamental Administrative Services, LLC

920 Ridgebrook Road

Sparks, MD 21152

Attn: General Counsel

With a copy to:

Arent Fox LLP

1675 Broadway

New York, NY 10019

Attn: Michael S. Blass, Esq.

If to Landlord:

c/o MedEquities Realty Trust, Inc.

3100 West End Avenue, Suite 1000

Nashville, TN 37203

Attn:  William C. Harlan, President

Telephone:  (615) 627-4714

Email:  wharlan@medequities.com

With a copy to:

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

Attn:  Jeffrey A. Calk, Esq.

Telephone:  (615) 850-8129

Facsimile:  (615) 244-6804

Email:  jeff.calk@wallerlaw.com

Such addresses may be changed by notice to the other party given in the same manner as provided above. Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be, whether accepted or refused. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. If Tenant is not an individual, notice may be made to any officer, general partner or principal thereof.

Right of Entry; Examination of Records

.  Landlord and its representative may enter the Premises at any reasonable time after reasonable notice (not to exceed five (5) calendar days) to Tenant for the purpose of inspecting the Premises for any reason, including, without limitation, Tenant’s default under this Master Lease, or to exhibit the Premises for sale, lease or mortgage financing, or posting notices of default, or non-responsibility under any mechanic’s or materialman’s lien law or to otherwise inspect the Premises for compliance with the terms of this Master Lease. Any such entry shall not unreasonably interfere with residents, patients, patient care, or any other of Tenant’s Operations. During normal business hours, Tenant will permit Landlord and Landlord’s representatives, inspectors and consultants to examine all contracts, books and records relating to Tenant’s Operations at the Premises, whether kept at the Premises or at some other location, including, without limitation, Tenant’s financial records.  Except during the continuation of any Event of Default, any such inspections pursuant to this Section 17 shall be at Landlord’s cost and expense.

Financing Provisions

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18.1.Conveyance by Landlord. Without the consent of Tenant, Landlord will have the right, from time to time, directly or indirectly, to create or grant a Facility Mortgage or any other type of lien or encumbrance on the Premises, or any portion thereof or interest therein (including this Master Lease), to secure any borrowing or other financing or refinancing. If Landlord or any successor owner of the Premises conveys the Premises or any portion thereof pursuant to foreclosure or deed in lieu of foreclosure under a Facility Mortgage, Landlord or such successor owner, as the case may be, shall be released from all future liabilities and obligations of Landlord under this Master Lease arising or accruing from and after the date of such conveyance or other transfer, and all such future liabilities and obligations shall be binding upon the new owner.

18.2.Definitions of Facility Mortgage and Facility Mortgage.  For purposes of this Master Lease, the following terms are defined as follows:

18.2.1. “Facility Mortgage” shall mean individually and, as applicable, collectively, any mortgage, deed of trust or other security agreement, that, with the express prior written consent of Landlord, or as a result of actions taken by Landlord in connection with any financing or refinancing of the Premises, is a lien upon any or all of the Premises.  The term “Facility Mortgage” includes any such mortgage, deed of trust or other security agreement existing as of the Commencement Date, and also includes any such mortgage, deed of trust or other security agreement, or series of mortgages, deeds of trust or security agreements, that may be executed and entered into at any time and, from time to time, following the Commencement Date.  Landlord will provide a copy of any effective Facility Mortgage to Tenant. Tenant shall not be deemed to have knowledge of a Facility Mortgage until a copy thereof has been provided to Tenant.

18.2.2.“Facility Mortgagee” shall mean the secured party pursuant to a Facility Mortgage, its successors and assigns, any servicer acting on behalf of a Facility Mortgagee with respect to a Facility Mortgage and, if any Facility Mortgage is deposited with a trust, then the trustee acting on behalf of the certificate holders of such trust.

18.3.Subordination of Lease and of Certain Payments.  This Master Lease is subject and subordinate to any Facility Mortgage, to all advances made or hereafter to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof and substitutions therefor. This clause shall be self-operative and no further instrument of subordination need be required by any Facility Mortgagee; provided, however, that upon request by Landlord, Tenant shall execute and acknowledge a subordination agreement as required by any such Facility Mortgagee subordinating this Master Lease to such Facility Mortgage. As to any Facility Mortgage to which this Master Lease is subordinate, Landlord shall use reasonable efforts to obtain a “non-disturbance agreement” reasonably acceptable to such Facility Mortgagee providing that, if such Facility Mortgagee acquires the Premises by way of foreclosure or deed in lieu of foreclosure, such Facility Mortgagee will not disturb Tenant’s possession under this Master Lease and will recognize Tenant’s rights hereunder if and for so long as no Event of Default has occurred under this Master Lease and is continuing. Tenant agrees that it shall not have any right to unreasonably withhold or delay its consent to any amendment of this Master Lease required by a Facility Mortgagee, and Tenant shall be deemed to have withheld or delayed its consent if Tenant has received the non-disturbance agreement provided for above and the requested amendment does not materially alter the economic terms of this Master Lease or materially diminish the rights of Tenant under this Master Lease.

Tenant also acknowledges and agrees that all rights and payments due under any management, consulting or similar agreement or agreements relative to the operation of a Facility by or on behalf of Tenant are to be and are hereby made subordinate to Tenant’s full payment and performance of all obligations under this Master Lease to Landlord.  As a result, if an Event of Default occurs and during the continuance of an Event of Default or if an event or circumstance occurs, which with notice or the passage of time or both would become and Event of Default, then any and all payments otherwise due and owing to the manager or other party to such agreement(s) by Tenant shall cease and remain suspended until the Event of Default is cured or, if applicable, such other event or circumstance which might become an Event of Default no longer exists.  Upon resumption of payments, any applicable arrearage may be repaid in accordance with a payment schedule as agreed between Tenant and such manager with Landlord’s approval which shall not be unreasonably withheld.

18.4.Attornment.  If a Facility Mortgagee enforces the remedies provided for by law or by a Facility Mortgage, Tenant shall, at the option of the party succeeding (either directly or by subsequent transfer) to the interest of Landlord as a result of such enforcement or as a result of a deed or delivery of possession of the Premises or any portion thereof in lieu of such enforcement, attorn to such successor and recognize such successor as Landlord under this Master Lease; provided, however, that such successor in interest shall not (a) be bound by any payment of Fixed Monthly Rent for more than one (1) month in advance; (b) be bound by any modification of this Master Lease made without the written consent of the Facility Mortgagee or successor in interest as applicable; (c) be liable for any act or omission of Landlord; or (d) be subject to any offset or defense arising prior to the date such successor in interest acquired title to the Premises and Tenant agrees that any non-disturbance agreement referenced in Section 18.3, above, may include such provisions or other commercially reasonable provisions to protect or for the benefit of such successor in interest. Upon request, Tenant shall execute and deliver an instrument or instruments confirming the attornment provided for herein.

18.5.Tenant’s Certificate.  Tenant shall, upon not less than five (5) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord and/or any other party designated by Landlord a certificate (a “Tenant Estoppel Certificate”) containing then-current facts and such other representations and warranties as are customarily provided by Tenant or as may be reasonably requested by Landlord or any party designated by Landlord such as any Facility Mortgagee, purchaser or other third party that might be engaged in a transaction with Landlord, including, without limitation, certifications to the effect that this Master Lease is unmodified and in full force and effect (or, if there have been any modifications, that this Master Lease is in full force and effect as modified, and setting forth such modifications), the dates to which Fixed Monthly Rent and additional charges hereunder have been paid, certifying that no default by either Landlord or Tenant exists hereunder or specifying each such default and as to other matters as Landlord may reasonably request. It is intended that any Tenant Estoppel Certificate delivered pursuant hereto may be relied upon by Landlord, any prospective tenant or purchaser of the Premises, any mortgagee or prospective mortgagee and any other party who reasonably may rely on such statement. Tenant’s failure to deliver Tenant Estoppel Certificate within such time shall constitute an Event of Default. In addition, if Tenant fails to deliver Tenant Estoppel Certificate within the five (5) day period referred to above, Tenant hereby authorizes Landlord to execute and deliver a certificate to the effect (if true) that Tenant represents and warrants that (a) this Master Lease is in full force and effect without modification, and (b) Landlord is not in breach or default of any of its obligations under this Master Lease. and (c) such other matters described in this Section 18.5 or otherwise reasonably required by the recipient of such certification.

18.6.Notice and Cure.  If a Facility Mortgagee acquires title to the Premises or any portion thereof by way of foreclosure or deed in lieu of foreclosure, then commencing on the date the Facility Mortgagee acquires title, the Facility Mortgagee shall have thirty (30) days within which to cure any default by Landlord under this Master Lease existing on such date, which is curable by the payment of a stipulated sum of money as a remedy and not as consequential damages; any other default not reasonably curable by payment of such sum shall be deemed waived. If the defaults by Landlord are cured during such period (or deemed cured in accordance with the foregoing provisions), then this Master Lease shall remain in full force and effect, and Tenant shall have no right to terminate this Master Lease so long as the Facility Mortgagee performs all of Landlord’s subsequent obligations under this Master Lease. The foregoing rights to cure a Landlord default shall be exercisable in the sole discretion of the Facility Mortgagee, and, the Facility Mortgagee shall have no obligation to cure any default by Landlord.

Quiet Enjoyment

.  So long as there is no Event of Default by Tenant, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, free of any claim or other action not caused or created by Tenant (excepting, however, intrusion of Tenant’s quiet enjoyment occasioned by condemnation or destruction of the property as referred to in Section 13 and Section 14 hereof).

Applicable Law

.  This Master Lease shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflict of laws rules of such state.

Assignment and Subletting

.  Tenant shall not, without the prior written consent of Landlord, which may be withheld at Landlord’s sole discretion, voluntarily or involuntarily assign, mortgage, encumber or hypothecate this Master Lease or any interest herein or sublet, license the Premises or any part thereof. For the purposes of this Master Lease, the following also shall be considered an assignment of this Master Lease by Tenant: (a) entering into a management or similar agreement relating to the operation and/or control of all or any part of the Premises, but excluding any ancillary service agreements reasonably necessary for the operations of a Facility for its Permitted Use, and (b) any change (voluntary or involuntary, by operation of law or otherwise) in the Person or Persons which Control the management and affairs of Tenant or Guarantor as of the Restatement Date (provided, however, Landlord agrees that its consent to a change in the Person or Persons which Control Guarantor as of the Restatement Date shall not be unreasonably withheld).  Any of the foregoing acts without such consent shall be void but shall, at the option of Landlord, in its sole discretion, constitute an Event of Default giving rise to Landlord’s right, among other things, to terminate this Master Lease. Without limiting the foregoing, this Master Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law without the prior written consent of Landlord which may be withheld at Landlord’s sole discretion. Notwithstanding the foregoing, Tenant may, without Landlord’s consent, assign this Master Lease or sublet the Premises or any portion thereof to, or enter into a management agreement with respect to any or all of Tenant’s Operations with, an Affiliate of Tenant. In the event Landlord shall provide consent to any sublease or assignment or other prohibited transaction described in this Section 21, Landlord may condition its approval upon the proposed party and Tenant agreeing that the proposed party fully assumes the obligations of Tenant under this Master Lease, Tenant remains fully liable under this Master Lease, the use of the Premises remains unchanged or upon such other event or condition reasonably determined by Landlord as appropriate to protect its interests, and no such assignment or sublease shall be valid and no such proposed party shall take possession of the Premises, unless and until an executed counterpart of such assignment or sublease has been delivered to Landlord. Anything contained in this Master Lease to the contrary notwithstanding, Tenant shall not sublet the Premises on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.  Subject to Landlord’s review and approval of the form and substance of each sublease to be executed between Tenant, as sublandlord, and each of the Operators, Landlord gives its consent to Tenant subleasing (a) the Mountain’s Edge Property to the Mountain’s Edge Operator, (b) the Horizon Henderson Property to the Horizon Henderson Operator, (c) the Mira Vista Property to the Mira Vista Operator, and (d) the Spartanburg Property to the Spartanburg Operator; provided, however, each such sublease shall include the following provisions: (i) the rent to be charged to each Operator under its respective sublease shall be equal to the Fixed Annual Rent allocated to such Facility as set forth in Schedule 3.1 attached hereto and incorporated herein, (ii) the term of each sublease shall be coterminous with the Term, and (iii) upon the early termination of this Master Lease, at Landlord’s election, such sublease shall become a direct lease between such Operator, as tenant, and Landlord, as landlord.  For the purpose of this Master Lease, the transfer, assignment, sale, hypothecation or other disposition of any stock of Tenant or the Operators, other than to Tenant’s Senior Lender, which results in a change in the Person which ultimately exerts effective Control over the management of the affairs of Tenant as of the Restatement Date, shall be deemed to be a prohibited assignment of this Master Lease.  Notwithstanding anything to the contrary contained in this Section 21, in no event shall an initial public offering of Tenant be deemed to be an assignment of this Master Lease; provided, however, that after such initial public offering of Tenant any transfer, assignment, sale, hypothecation or other disposition of the voting stock of Tenant which results in twenty-five percent (25%) or more of the voting stock of Tenant being held by any Person or related group of Persons who did not have such ownership after the initial public offering shall be deemed to be a prohibited assignment of this Master Lease.

Indemnification

.

22.1.Indemnification of Landlord. To the fullest extent permitted by law, Tenant agrees to protect, indemnify, defend and save harmless the Landlord Indemnified Parties from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with Tenant’s Operations (including, without limitation, the breach by Tenant of any of its obligations hereunder), Tenant’s acts or omissions with regard to the Premises, or the operations of Tenant on the Premises, including, without limitation, all claims relating to malpractice liability, other tort liability, contract liability, Environmental

Activities by Tenant or any of Tenant’s subtenants, agents, employees or invitees on the Premises, all Hazardous Materials Claims resulting from any violation by Tenant or any of Tenant’s subtenants, agents, employees or invitees of a Hazardous Materials Law with respect to the Premises. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, Landlord shall give Tenant notice of the matter. Tenant shall defend Landlord against such matter at Tenant’s sole cost and expense (including, without limitation, Landlord’s reasonable attorneys’ fees and costs) with legal counsel satisfactory to Landlord. Landlord may elect to defend any such matter with its own counsel at Tenant’s expense.

22.1.1.Indemnification of Tenant.  To the fullest extent permitted by law, Landlord agrees to protect, indemnify, defend and save harmless Tenant, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense loss, costs, deficiency, fine, penalty, or damage (including, without limitation, punitive or consequential damages) of any kind or nature, including reasonable attorneys’ fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with the breach by Landlord of any of its obligations hereunder.

Holding Over

.  If Tenant remains in possession of the Premises after the expiration of the Term, such possession shall be as a tenant at will under the law of the state in which the affected Facility is located.  During such occupancy, rent shall be payable at the rate equal to 150% times the Fixed Annual Rent in effect during the last year of the Term, and the provisions of this Master Lease shall be applicable and continue in full force and effect. However, Landlord’s acceptance of any rent payments and the terms of this Section 23 shall not constitute renewal of this Master Lease or give Tenant any right to continue to occupy the Premises on a month-to-month basis or otherwise. Notwithstanding the foregoing or anything contained elsewhere in this Master Lease, if, upon the expiration or any termination of this Master Lease, Tenant is unable to surrender the Premises because Landlord fails to provide a Qualified Successor for a Facility at the end of the Term to take over the operation and management of such Facility, Tenant shall have the right, but shall not be obligated to, remain in possession of the Premises and continue to operate and manage the same if Tenant would be legally prohibited from abandoning the Premises or in Tenant’s judgment, based on reasonable commercial standards in the particular healthcare provider industry applicable to such Facility’s Permitted Use, abandoning the Premises without a Qualified Successor in place to continue the operations of the Facility would jeopardize its or its Affiliates’ reputation as a provider of the healthcare services provided by a Facility’s Permitted Use or could otherwise subject it or its Affiliates to liability for negligence or mistreatment of patients or residents at such Facility.  In the event Tenant remains in possession of the Premises pursuant to the immediately preceding sentence, Tenant shall, during such occupancy, pay to Landlord rent at the same rate payable by Tenant in the last year of the Term, and Tenant shall surrender possession of the Premises within ten (10) Business Days after Landlord provides a Qualified Successor for the applicable Facility or Facilities.  The term “Qualified Successor” means a qualified and duly licensed operator of the Facility for its Permitted Use or one as to which the applicable Governmental Authority responsible for licensing such Facility for its Permitted Use has indicated its willingness to issue a license upon transfer of possession of the applicable Facility.

Arbitration/Waiver of Jury Trial

.  If any controversy should arise between Landlord and Tenant in the performance, interpretation or application of this Master Lease, involving any matter, either party may serve upon the other a written notice stating that such party desires to have the controversy reviewed by an arbitrator, in which case both Landlord and Tenant shall be required to submit such dispute to arbitration and the decision of the arbitrator in accordance with this Section 24 shall be final and conclusive and binding on Landlord and Tenant. If Landlord and Tenant cannot agree within fifteen (15) days from the service of such notice upon the selection of such arbitrator, an arbitrator shall be selected or designated by the American Arbitration Association upon written request of either party hereto. Arbitration of such controversy, disagreement, or dispute shall be conducted in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association and the decision and award of the arbitrator so selected shall be binding upon Landlord and Tenant.

If the issue to be arbitrated is Landlord’s or Tenant’s alleged breach of this Master Lease and as a result thereof, Landlord or Tenant has the right to terminate this Master Lease, Tenant shall continue to lease the Premises pending the outcome of such arbitration, provided, Landlord or Tenant may elect to proceed without arbitration under its other remedies in this Master Lease.

LANDLORD AND TENANT HEREBY WAIVE ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM BROUGHT BY EITHER LANDLORD OR TENANT AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MASTER LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY HEREUNDER.

This Section does not limit the right of any party to: (i) initiate judicial or non-judicial action to evict Tenant or secure or recover possession of the Facility; (ii) exercise any judicial or other rights as a landlord against any real or personal property, or (iii) act in a court of law to obtain an interim remedy, such as, but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

25.Funding of Capital Additions to Mountain’s Edge Property.

25.1.In consideration of the execution of this Master Lease by Tenant and the Operators, Landlord agrees to make available to Tenant an aggregate amount of up to Eleven Million and No/100 Dollars ($11,000,000.00) for use by Tenant for the construction and equipping of surgical suites at the Mountain’s Edge Property (the “Mountain’s Edge Capital Addition Project”) subject to and in accordance with the terms and provisions of the work letter agreement attached hereto as Exhibit C and incorporated herein (the “Mountain’s Edge Work Letter”).

25.2.Landlord and Tenant acknowledge that KeyBank National Association (“KeyBank”) continues to be the administrative agent for certain lenders (“Lenders”) which have provided a revolving credit facility and certain other financial accommodations (collectively, the “KeyBank Loan”) to MedEquities Realty Operating Partnership, LP, the sole member of Landlord (“Member”), and that Agent and the Lenders continue to have, or may in the future, receive as a part of the security for the KeyBank Loan a collateral assignment of all of the Member’s equity interests in Landlord (the “Equity Pledge”).  Notwithstanding anything to the contrary contained in this Master Lease and any other documents entered into in connection with this Maser Lease, Landlord and Tenant hereby agree that, in the event of any transfer of the Premises or any portion thereof (whether by foreclosure of the Equity Pledge, deed in lieu thereof or otherwise) to Agent, a Lender, any Person to whom the KeyBank Loan or the Equity Pledge has been assigned, in whole or in part, or any designee or nominee thereof (each, a “Lender Party”) or any subsequent transferee of a Lender Party, no Lender Party, nor any subsequent transferee of such Lender Party, shall be (i) obligated to fund, advance or disburse, or to cause to be funded, advanced or disbursed, any then remaining portion of Landlord’s Maximum Cost (as defined in the Work Letter) under this Master Lease, and (ii) bound by any obligation which may appear in this Master Lease to pay any sum of money to Tenant, and the failure to make any such advances or disbursements shall not be a default under this Master Lease.

26.Separation of Master Lease.

26.1.1.Landlord shall have the right, in connection with any Separation Event (as defined hereinafter) during the applicable Term, by written notice to Tenant, to require Tenant to execute an amendment to this Master Lease whereby the Property of one or more Facilities affected by such Separation Event (individually, a “Separated Property” or collectively, the “Separated Properties”) is separated and removed from this Master Lease, and to simultaneously execute a substitute lease with respect to such Separated Property(ies), in which case, Landlord and Tenant shall execute a new lease (the “New Lease”) for such Separated Property(ies), effective as of the date specified in Section 26.1.3 below (the “New Lease Effective Date”), in the same form and substance as this Master Lease, but with such changes thereto as necessary to reflect the separation of the Separated Property(ies) from the balance of the Premises, including specifically the following:

26.1.1.1.The total Fixed Monthly Rent payable under such New Lease shall be the total applicable Fixed Monthly Rent for such Separated Property(ies) as set forth in Schedule 3.1 (subject to adjustments pursuant to Section 3.2 and Section 3.4 herein);

26.1.1.2.All Fixed Annual Rent escalations under the New Lease shall be at the times and in the amounts set forth in this Master Lease for such increases; and

26.1.1.3.The Term of the New Lease shall be the same as the Term applicable to the Separated Property(ies) pursuant to this Master Lease.

26.1.2.Landlord and Tenant shall also execute an amendment to this Master Lease effective as of the New Lease Effective Date reflecting the separation of the Separated Property(ies) from the balance of the Premises and making such modifications to this Master Lease as are necessitated thereby.

26.1.3.In the case of any New Lease that is entered into in accordance with this Section 26, such New Lease shall be effective on the date the New Lease is fully executed and delivered by the parties thereto; provided, however, that Tenant’s failure to execute and deliver any New Lease within ten (10) days after the date that a draft New Lease consistent with the requirements of this Section 26 is provided to Tenant shall constitute an Event of Default hereunder.

26.1.4.Concurrently with the execution of any New Lease entered into in accordance with this Section 26, Guarantor shall execute a written guaranty of such New Lease in the same form and substance as the Master Lease Guaranty.

26.1.5.Tenant and Landlord shall take such actions and execute and deliver such documents, including without limitation the New Lease and an amendment to this Master Lease, as are reasonably necessary and appropriate to effectuate the provisions and intent of this Section 26.

26.1.6.Each party shall bear its own costs and expenses in connection with any New Lease entered into in accordance with this Section 26.

26.1.7.For purposes of this Section 26, the term “Separation Event”  shall mean: (i) the sale, conveyance or other transfer by Landlord of all or any portion of its interest in the Property of one (1) or more Facilities; or (ii) the sale, conveyance or other transfer of all or any portion of the stock, partnership, membership or other equity interests in Landlord or any Person comprising Landlord.

27.No Termination or Abatement of Master Lease.  Tenant, to the fullest extent permitted by law, shall remain bound by this Master Lease in accordance with its terms in all events, unless Landlord shall elect to terminate this Master Lease (other than due to an Event of Default) in accordance with the terms hereof. Tenant shall not take any action without the prior written consent of Landlord to modify, surrender or terminate this Master Lease. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, and rent and all other sums shall continue to be payable by Tenant hereunder in any event unless the obligation of Tenant to pay the same terminates pursuant to the express provisions of this Master Lease in Section 13 and Section 14 (other than by reason of an Event of Default). Without limiting the generality of the immediately preceding sentence, Tenant shall not seek or be entitled to any abatement, deduction, deferment or reduction of rent, or set-off against rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of: (a) any damage to, or destruction of, all or any portion of the Property of any Facility from whatever cause or any Taking of all or any portion of the Property of any Facility; (b) the lawful or unlawful prohibition of or restriction upon, Tenant’s use of the Property of any Facility or the interference with such use or with Tenant’s quiet enjoyment of the Property of any Facility by any Person or entity (other than due to the intentional affirmative and wrongful act of Landlord); (c) the eviction of Tenant from the Property of any Facility, whether by paramount title or otherwise; (d) any claim which Tenant has or may have against Landlord by reason of any default or breach of any warranty by Landlord under this Master Lease or any other agreement between Landlord and Tenant; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (1) any other cause, whether similar or dissimilar to any of the foregoing.

Attorney’s Fees

.  All costs and expenses, including, without limitation, reasonable attorneys’ fees, legal costs and expenses (“Legal Costs”) incurred by the prevailing party in enforcing any of the terms, covenants or conditions of this Master Lease shall be paid by the non-prevailing party, which Legal Costs shall include, without limitation, all such reasonable attorneys’ fees, legal costs and expenses incurred with respect to appeals, arbitrations, and bankruptcy proceedings or whether or not any action or proceeding is brought with respect to the matter for which said fees and expenses were incurred.

Severability

.  In the event any part or provision of this Master Lease shall be determined to be invalid or unenforceable, the remaining portion of this Master Lease shall nevertheless continue in full force and effect.

Counterparts

.  This Master Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Binding Effect

.  Subject to the provisions of Section 21 above, this Master Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors in interest and assigns.

32.Restatement of Original Leases. This Master Lease amends, consolidates, supersedes and restates in their entirety each of the Original Leases, and, to the extent applicable, shall constitute an assignment by each “tenant” under the Original Leases to the Person constituting Tenant hereunder, jointly and severally. Notwithstanding the foregoing amendment, consolidation and restatement of the Original Leases,  the applicable “tenant” under each Original Lease shall remain responsible for and shall indemnify and hold Landlord Indemnified Parties harmless from and against any and all claims, liabilities, damages, actions and causes of action, costs and expenses, including attorneys’ fees, for which such Person is responsible pursuant to such Original Lease and which accrue or have accrued on or before the Restatement Date.  Landlord and Tenant hereby acknowledge and agree that, except as otherwise expressly provided herein to the contrary and for the limited purposes so provided, this Master Lease is and the Parties intend the same for all purposes to be treated as a single, integrated and indivisible agreement and economic unit.  Landlord and Tenant hereby acknowledge and agree that this Master Lease shall be treated as a true lease and as an operating lease for all purposes and not as a synthetic lease, financing lease or loan, and that Landlord shall be entitled to all the benefits of ownership of the Property of each Facility, including depreciation for all federal, state and local tax purposes.

Memorandum of Lease

.  Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Master Lease, in form suitable for recording under the laws of the state in which the applicable Property is located in which reference to this Master Lease shall be made. The party requesting such recordation shall pay all costs and expenses of preparing and recording such memorandum of this Master Lease.

Incorporation of Recitals and Attachments; Integration

.  The recitals and exhibits, schedules, addenda and other attachments to this Master Lease are hereby incorporated into this Master Lease and made a part hereof. This Master Lease with the exhibits attached hereto, together with the Master Lease Guaranty executed by Guarantor, constitutes the entire agreement of the Parties hereto and contains all terms, covenants, conditions, warranties and agreements of the Parties relating in any manner to the rental, use and occupancy of the Premises; all prior agreements between the Parties, whether written or oral, relating to same are merged herein, and except as may be specifically set forth herein, shall be of no force and effect. This Master Lease cannot be changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

Titles and Headings

.  The titles and headings of sections of this Master Lease are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Master Lease.

Usury Savings Clause

.  Nothing contained in this Master Lease shall be deemed or construed to constitute an extension of credit by Landlord to Tenant. Notwithstanding the foregoing, in the event any payment made to Landlord hereunder is deemed to violate any applicable laws regarding usury, the portion of any payment deemed to be usurious shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and, in the event Tenant discharges and performs all obligations hereunder, such funds will be reimbursed to Tenant upon the expiration of the Term. No interest shall be paid on any such funds held by Landlord.

Joint and Several

.  If more than one Person is Tenant hereunder, the liability and obligations of such persons or entities under this Master Lease shall be joint and several.

Survival of Representations, Warranties and Covenants

.  All of the obligations, representations, warranties and covenants of Tenant under this Master Lease shall survive the expiration or earlier termination of the Term, including, without limitation, Tenant’s obligations to pay rent and other sums under this Master Lease following the occurrence of an Event of Default and the termination of this Master Lease pursuant to Section 12.2.1 above.

Interpretation

.  Both Landlord and Tenant have been represented by counsel and this Master Lease has been freely and fairly negotiated. Consequently, all provisions of this Master Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

Brokerage Fees/Commissions

.  Landlord and Tenant each represent to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Master Lease. Each party agrees to indemnify and hold harmless the other against any claims for brokerage or other commissions arising by reason of a breach of this representation and warranty.

Additional Rent

.  Whenever under the terms of this Master Lease any sum of money is required to be paid by Tenant in addition to the Fixed Annual Rent or Fixed Monthly Rent, as applicable, herein reserved, whether or not such sum is herein designated as additional rent or provision is made for the collection of said sum as additional rent, said sum shall nevertheless be deemed additional rent and shall be collectible as such with the first installment of rent thereafter falling due hereunder.

[SIGNATURE PAGE FOLLOWS]

Executed as of the date indicated above.

“LANDLORD”

MRT of Las Vegas NV – ACH, LLC,

a Delaware limited liability company

By:_/s/ William C. Harlan_________________

Name:William C. Harlan

Title:President

MRT of Las Vegas NV – LTACH, LLC,

a Delaware limited liability company

By:_/s/ William C. Harlan_________________

Name:William C. Harlan

Title:President

MRT of Fort Worth TX - SNF, LLC,

a Delaware limited liability company

By:_/s/ William C. Harlan_________________

Name:William C. Harlan

Title:President

MRT of Spartanburg SC - SNF, LLC,

a Delaware limited liability company

By:_/s/ William C. Harlan_________________

Name:William C. Harlan

Title:President

[Signature Page to Amended and Restated Master Lease]

“TENANT”

Nashville Leasehold Interests, LLC,

a Delaware limited liability company

By: /s/ Jaime Andujo_____________________________

Name:Jaime Andujo

Title:President

“OPERATORS”

Vegas Hospital Care, LLC,

a Delaware limited liability company

By: /s/ Melissa War______________________________

Name:Melissa War

Title:President

THI of Nevada II at Desert Lane, LLC,

a Delaware limited liability company

By: /s/ Darrin Cook______________________________

Name:Darrin Cook

Title:President

Bryant Irvin Consulting, LLC,

a Delaware limited liability company

By: /s/ Mark Baldridge____________________________

Name:Mark Baldridge

Title:President

THI of South Carolina at Magnolia Place at Spartanburg, LLC,

a Delaware limited liability company

By: /s/ Patricia Harris_____________________________

Name:Patricia Harris

Title:President

[Signature Page to Amended and Restated Master Lease]

JOINDER

The undersigned Guarantor hereby joins in the execution and delivery of this Master Lease to acknowledge and agree to the provisions of this Master Lease which are applicable to Guarantor.  Such provisions shall be binding on Guarantor with the same force and effect as if Guarantor were a direct party to this Master Lease.

“GUARANTOR”

THI of Baltimore, Inc.,

a Delaware corporation

By:/s/ Kenneth Tabler___________________________

Name:Kenneth Tabler

Title:Vice President

Joinder ‒ 1

EXHIBIT A-1 TO MASTER LEASE

[LEGAL DESCRIPTION FOR MOUNTAIN’S EDGE LAND]

THE WEST HALF (W ½) OF THE SOUTHEAST QUARTER (SE ¼) OF THE SOUTHEAST QUARTER (SE ¼) OF THE NORTHEAST QUARTER (NE ¼) OF SCETION 32, TOWNSHIP 21 SOUTH, RANGE 60 EAST, M.D.B. & M.

EXCEPTING THEREFROM THOSE PORTIONS OF SAID LAND AS CONVEYED TO THE COUNTY OF CLARK BY DEED RECORDED AUGUST 27, 2013 IN BOOK 2013827 AS DOCUMENT NO. 00966 OF OFFICIAL RECORDS.

A-1 ‒ 1

EXHIBIT A-2 TO MASTER LEASE

[LEGAL DESCRIPTION FOR HORIZON HENDERSON LAND]

PARCEL 1:

That portion of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of Section 13, Township 22 South, Range 61 East, M.D.B.&M., described as follows:

Parcel Two (2) as shown by map thereof in File 79 of Parcel Maps, Page 45, in the Office of the County Recorder of Clark County, Nevada

Excepting Therefrom all of Scottsdale Valley Condominiums Unit 1 as shown by map thereof on file in Book 67 of Plats, Page 19

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 2 as shown by map thereof on file in Book 67 of Plats, Page 20

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 3 as shown by map thereof on file in Book 67 of Plats, Page 21

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 4 as shown by map thereof on file in Book 69 of Plats, Page 92

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 5 as shown by map thereof on file in Book 73 of Plats, Page 9

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 6 as shown by map thereof on file in Book 74 of Plats, Page 27

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 7 as shown by map thereof on file in Book 74 of Plats, Page 28

Further Excepting Therefrom all of Scottsdale Valley Condominiums Unit 8 as shown by map thereof on file in Book 76 of Plats, Page 24

PARCEL 2:

An Easement for pedestrian and vehicular ingress and egress as set forth in that certain Grant of Easement recorded August 20, 2010 in Book 20100820 as Instrument No. 03143, Official Records.

A-2 ‒ 1

EXHIBIT A-3 TO MASTER LEASE

[LEGAL DESCRIPTION FOR MIRA VISTA LAND]

Lot 1R1, Block 1, Rall Ranch Addition, an addition to the City of Fort Worth, Tarrant County, Texas, according to the Plat recorded under Clerk’s File No. D212265343 of the Plat records, Tarrant County, Texas.

A-3 ‒ 1

EXHIBIT A-4 TO MASTER LEASE

[LEGAL DESCRIPTION FOR SPARTANBURG LAND]

Fee Parcel:

All that certain piece, parcel or tract of land, together with any buildings and improvements located thereon, situate, lying and being in Spartanburg County, South Carolina as shown as Tract 1 on that certain Survey for Magnolia Place at Spartanburg, Spartanburg Healthcare Realty, LLC, prepared by Lavender, Smith & Associates, Inc. (David R. Lavender, PLS No. 7258) dated April 28, 2014 recorded June 2, 2014 in Plat Book 168 at Page 666 in the Spartanburg County, South Carolina Register of Deeds Office and being more particularly described as follows on said survey:

Beginning at a mag spike found on the southeastern right-of-way of White Ave. said point having South Carolina State Plane Coordinates North 1,146,456.80, East 1,711,078.36 (Datum NAD83 2011 Epoch 2010.0000); thence with said right-of-way two (2) courses as follows: N 44°21'23" E 250.30' to a1/2" rod with bolt head found; thence N 42°32'32" E 82.02' to a mag nail found; thence S 51°06'51" E 11.30' to a # 4 rebar found; thence S 20°34'23" E 8.98' to a # 4 rebar set; thence S 51°10'19" E 369.06' to a # 4 rebar set; thence N 38°28'19" E 211.44' to a # 4 rebar set; thence S 51°32'52" E 132.59' to a # 4 rebar found; thence S 37°36'23" W 228.29' to a mag spike found; thence S 37°36'59" W 16.28' to a mag nail found; thence S 52°23'01" E 25.00' to a # 4 rebar found; thence S 37°36'59" W 212.46' to a # 4 rebar found; thence N 52°23'01" W 25.00' to a # 4 rebar found; thence S 37°36'59" W 80.04' to a # 5 rebar found; thence N 50°56'21" W 160.21' to a # 3 rebar found; thence N 51°31'27" W 100.11' to a # 4 rebar found; thence N 51°32'36" W 99.97' to a 1 1/2" pipe found; thence N 51°29'59" W 99.92' to a # 3 rebar found; thence N 51°30'08" W 99.99' to a mag spike found; which is the point of beginning, said tract having an area of 4.813 acres (209,678 Square Feet), more or less.

Easement Parcel:

TOGETHER WITH those certain easements inuring to the benefit of the Fee Simple Parcel as established in the following instruments recorded in the Spartanburg County, South Carolina Register of Deeds Office: (a) Easement Agreement by and between HT Taylor's Nursing Homes, LLC, Magnolia Group, Inc. and H. Thomas Taylor dated effective as of July 24, 2007, and recorded August 13, 2007 in Deed Book 89-G at Page 944 as amended and restated by (b) Amended and Restated Easement Agreement by and between Magnolia Group, Inc. and Spartanburg Healthcare Realty, LLC dated effective as of May 28, 2014, and recorded June 2, 2014 in Deed Book 106-E at Page 453.

A-4 ‒ 1

EXHIBIT B TO MASTER LEASE

[FORM OF GUARANTY AGREEMENT]

MASTER LEASE GUARANTY

THIS MASTER LEASE GUARANTY (this “Guaranty”) is made by THI of Baltimore, Inc., a Delaware corporation (“Guarantor”), as of the _____ day of __________, 2017 but intended to be effective as of March 20, 2017, in favor of MRT of Las Vegas NV - ACH, LLC, a Delaware limited liability (“MRT Las Vegas-ACH”), MRT of Las Vegas NV - LTACH, LLC, a Delaware limited liability company (“MRT Las Vegas-LTACH”), MRT of Fort Worth TX - SNF, LLC, a Delaware limited liability company (“MRT Fort Worth-SNF”) and MRT of Spartanburg SC - SNF, LLC, a Delaware limited liability company (“MRT Spartanburg-SNF”; and, together with MRT Las Vegas-ACH, MRT Las Vegas-LTACH, and MRT Fort Worth-SNF, as their interests may appear, “Landlord”).

WHEREAS, Landlord and Nashville Leasehold Interests, LLC, a Delaware limited liability company (“Tenant”), are entering into that certain Amended and Restated Master Lease, dated as of ______________, 2017, pertaining to the leasing of the following facilities located at (a) 8656 West Patrick Lane, Las Vegas, Nevada, 89148, (b) 8550 South Eastern Avenue, Henderson, Nevada 89123, (c) 7021 Bryant Irvin Road, Fort Worth, Texas 76132, and (d) 8020 White Avenue, Spartanburg, South Carolina 29303 (the “Master Lease”); and

WHEREAS, Landlord requires, as a condition to its execution of the Master Lease, that Guarantor guaranty to Landlord the performance of Tenant’s obligations under the Master Lease; and

WHEREAS, Guarantor and Tenant are affiliates and, as such, Guarantor is desirous that Landlord enter into the Master Lease; and

WHEREAS, unless otherwise specifically noted, all capitalized terms used in this Guaranty shall have the same meaning as are ascribed to such terms in the Master Lease.

NOW, THEREFORE, in consideration of the execution of the Master Lease by Landlord and other good and valuable consideration and intending to be legally bound hereby, Guarantor hereby unconditionally guaranties to Landlord, its successors and assigns as follows:

1.

Guarantor hereby absolutely, irrevocably, and unconditionally guarantees the full and punctual payment by Tenant of all rent and other amounts and charges required to be paid by Tenant pursuant to the Master Lease, and the full and punctual performance by Tenant of all other obligations on the part of Tenant to be performed under the Master Lease, including, but not limited to, the regulatory compliance matters set forth in Section 6 of the Master Lease, the environmental obligations set forth in Section 7 of the Master Lease and the obligations of Tenant to complete the Mountain’s Edge Capital Addition Project (hereinafter collectively referred to as the “Guaranteed Obligations”).

2.

Landlord shall have the right, from time to time, and at any time, in its sole discretion, without notice to or consent from the undersigned, and without affecting, impairing or discharging in whole or in part, the Guaranteed Obligations or the obligations of the undersigned hereunder, to (a) modify, change, extend, alter, amend, or supplement in any respect whatsoever, the Master Lease, or any agreement or transaction between Landlord and Tenant, or any portion or provision thereof, (b) grant extensions of time and other indulgences of any kind to Tenant, and (c) compromise, release, substitute, exercise, enforce or fail to refuse to exercise or enforce any claims, rights, or remedies of any kind which Landlord may have at any time against Tenant.

3.

Guarantor covenants and agrees that, as of each Test Date (as defined hereinafter), its Fixed Charge Coverage Ratio (as defined hereinafter) for the twelve (12) month period then ended shall be not less than 1.1 to 1.00.  For the purposes hereof;

(i) “Fixed Charge Coverage Ratio” means, for any period, the ratio of EBITDAR (as defined hereinafter) to Fixed Charges (as defined hereinafter) for such period;

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(ii) “Fixed Charges” means, for any period, the aggregate amount, on a consolidated basis, of Guarantor’s (A) scheduled principal payments for such period in respect of indebtedness, excluding balloon  payments and principal payments from time to time on any accounts receivable/payable working capital line of credit provided by a commercial lender, (B) scheduled payments (including but not limited to principal and interest payments) for such period related to equipment financing and/or capital leasing (to the extent not included in clause (A) above), (C) non-financed capital expenditures during such period, excluding construction in progress expenditures, (D) required payments during such period of interest on indebtedness, and (E) scheduled payments of rent for such period on any real estate leases and equipment operating leases;

(iii) “EBITDAR” shall mean, for any period, an amount equal to (i) the consolidated net income of Guarantor for such period determined in accordance with GAAP, plus (ii) the sum of the following, to the extent deducted in the calculation of such net income:  (A) interest expense; (B) depreciation; (C) income taxes; (D) franchise taxes; (E) amortization; (F) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business; (G) loss from any sales of assets, other than sales in the ordinary course of business; (H) non-cash rent expenses; and (I) rent under any real estate leases; minus (iii) gains from any sales of assets, other than sales in the ordinary course of business; minus (iv) if not already deducted from the calculation of net income, a management fee equal to five percent (5%) of net revenues; and

(iv)  “Test Date” shall mean the last day of each calendar quarter during the Term, with the first such date to occur on March 31, 2017.

4.

Guarantor hereby waives, to the fullest extent permitted by applicable laws, for the benefit of the Landlord:  (a) any right to require the Landlord, as a condition of payment or performance by such Guarantor, to (i) proceed against any Tenant, any other guarantor (including any other guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from any Tenant, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Landlord in favor of any Tenant or any other Person, or (iv) pursue any other remedy in the power of the Landlord whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense (other than payment in full in cash of the Guaranteed Obligations) of any Tenant or any other guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any Tenant or any other guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any law, rule, regulation, or order of any jurisdiction affecting any term of the Guaranteed Obligations; (d) any defense based upon the Landlord’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices (other than notices expressly required hereunder or under the Master Lease), demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default under the Master Lease or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to any Tenant and notices of any of the matters referred to in this Section 4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof (other than payment in full of the Guaranteed Obligations).

5.

Landlord may assign this Guaranty in whole or in part to Landlord’s successor in interest under the Master Lease, and no assignment of this Guaranty shall operate to extinguish or diminish the liability of the undersigned hereunder.

6.

The liability of Guarantor under this Guaranty shall be primary under any right of action which shall accrue to Landlord under the Master Lease, and Landlord may, at its option, proceed against Guarantor without

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having to commence any action against Tenant or obtain any judgment against Tenant. This is a guaranty of payment and not of collection.
7.

The obligations of Guarantor hereunder shall not be affected, impaired or discharged, in whole or in part, by reason of: (a) the entry of an order for relief pursuant to the United States Bankruptcy Code by or against Tenant; or (b) the proposal of or the consummation of a plan of reorganization concerning Tenant.

8.

Guarantor agrees that any judgment rendered against Tenant for monies or performance due Landlord shall in every and all respects bind and be conclusive against Guarantor to the same extent as if Guarantor had appeared in any such proceedings and judgment therein had been rendered against Guarantor.

9.

Guarantor subordinates to Tenant’s obligations to Landlord all indebtedness of Tenant to Guarantor, whether now existing or hereafter contracted, whether direct or indirect, contingent or determined. With respect to any such indebtedness of Tenant to Guarantor, Guarantor agrees to make no claim therefor until any and all obligations of Tenant to Landlord shall have been discharged in full and Guarantor covenants and agrees not to assign all or any part of such indebtedness while this Guaranty remains in effect. Upon written notice from Landlord of an Event of Default (as defined in the Master Lease) under the Master Lease, Guarantor shall not accept payment of any indebtedness, whether existing or hereafter contracted, by Tenant to Guarantor, unless and until written notice from Landlord that the Event of Default has been cured, waived, or otherwise suspended by Landlord; provided, however, during all other times, Tenant may pay, and Guarantor may accept payment of, any indebtedness, whether existing or hereafter contracted, owing by Tenant to Guarantor.

10.

The waiver of any right by Landlord or its failure to exercise promptly any right shall not be construed as a waiver of any other right including the right to exercise the same at any time thereafter. No waiver or modification of any of the terms or conditions of this Guaranty shall be binding against Landlord, unless such waiver or modification is in writing signed by Landlord. No delay on Landlord’s part in exercising any right, power or privilege under this Guaranty or any other document executed in connection herewith shall operate as a waiver of any such privilege, power or right.

11.

If any term, covenant or condition of this Guaranty, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Guaranty, and all applications thereof not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

12.

The obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any portion of any payment or performance hereunder is subsequently avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise under the federal Bankruptcy Code or other similar laws or such payment(s) is otherwise set aside, and this Guaranty shall be deemed automatically restored and reinstated in such event until Landlord has been fully paid and indefeasibly recovered the full benefit of the full payment and performance due under the Master Lease and this Guaranty.

13.

All rights and remedies of Landlord are cumulative and not alternative. This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Delaware and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State. In any action brought by Landlord to enforce any of its rights under or arising from this Guaranty, Landlord shall be entitled to receive its costs and legal expenses including reasonable attorneys’ fees, whether such action is prosecuted to judgment or not.

14.

Contemporaneously with the execution of this Guaranty, in consideration of Landlord agreeing to enter into the Master Lease, Guarantor covenants to Landlord that Guarantor shall execute and deliver to Landlord a written pledge agreement, on mutually acceptable terms, whereby Grantor shall pledge, assign and grant to Landlord, as security for the Guaranteed Obligations a security interest in all of the stock, shares, membership interests, partnership interests and other equity ownership interests in Tenant now or hereafter held by Guarantor.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed as of the date first written above.

THI OF BALTIMORE, INC., a Delaware corporation

By:____________________________________

Name:Kenneth Tabler

Title:Vice President

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EXHIBIT C TO MASTER LEASE

[MOUNTAIN’S EDGE WORK LETTER]

In connection with that certain Amended and Restated Master Lease (the “Master Lease”), of even date herewith, by and among MRT of Las Vegas NV - ACH, LLC, a Delaware limited liability (“MRT Las Vegas-ACH”), MRT of Las Vegas NV - LTACH, LLC, a Delaware limited liability company (“MRT Las Vegas-LTACH”), MRT of Fort Worth TX - SNF, LLC, a Delaware limited liability company (“MRT Fort Worth-SNF”), MRT of Spartanburg SC - SNF, LLC, a Delaware limited liability company (“MRT Spartanburg-SNF”; and, together with MRT Las Vegas-ACH, MRT Las Vegas-LTACH, and MRT Fort Worth-SNF, as their interests may appear, “Landlord”), Nashville Leasehold Interests, LLC, a Delaware limited liability company (“Tenant”), Vegas Hospital Care, LLC, a Delaware limited liability company (“Mountain’s Edge Operator”), THI of Nevada II at Desert Lane, LLC, a Delaware limited liability company (“Horizon Henderson Operator”), Bryant Irvin Consulting, LLC, a Delaware limited liability company (“Mira Vista Operator”), and THI of South Carolina at Magnolia Place at Spartanburg, LLC, a Delaware limited liability company (“Spartanburg Operator”; and together with Mountain’s Edge Operator, Horizon Henderson Operator and Mira Vista Operator are collectively referred to herein as the “Operators”), to which this Mountain’s Edge Work Letter (this “Work Letter”) is attached, Landlord and Tenant hereby agree to the terms and conditions set forth in this Work Letter relating to the construction, performance, and payment of the Capital Addition Project (as defined hereinafter). Capitalized terms used but not defined in this Work Letter shall have the meanings ascribed to them in the Master Lease.

1.

Definitions.  The definitions set forth in this Section 1 shall apply with respect to this Work Letter, the Capital Addition Project and the Master Lease.  For all purposes of this Work Letter, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Section 1 have the meanings assigned to them in this Section 1 and shall include the plural as well as the singular, (ii) all references in this Work Letter to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Work Letter; (iii) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; and (iv) the words “herein,” “hereof’ and “hereunder” and other similar words refer to this Work Letter as a whole and not to any particular Section or other subdivision.

“Capital Addition Plans”:  (i) The final plans and specifications for the construction/performance of the Capital Addition Project as prepared by the Architect (as defined hereinafter) and approved by Landlord, which approval shall not be unreasonably withheld or delayed, and (ii) all amendments, modifications and supplements thereto which do not require the approval of Landlord or which have been approved by Landlord subsequent to the approval of the plans and specifications described in clause (i).

“Capital Addition Project”:  An approximately 11,750 square foot addition/expansion to the Mountain’s Edge Facility for five (5) surgical suites all as more particularly depicted on and to be constructed/performed in accordance with the Capital Addition Plans, including (A) the fixtures referred to in and/or shown thereon, (B) to the extent not shown on the Capital Addition Plans, additions to the parking facilities so as to provide sufficient parking spaces to comply with all legal requirements and as otherwise necessary for the operation of the Mountain’s Edge Facility (including the Capital Addition Project) for its Permitted Use, (iii) the Offsite Improvements (as defined hereinafter) and (iv) any and all site preparation, landscaping and drainage works and all other improvements necessary to comply with all legal requirements and/or for the operation of the Mountain’s Edge Facility (including the Capital Addition Project) for its Permitted Use.

“Capital Addition Project Budget”:  The budget attached hereto as Schedule 1, together with (i) a detailed estimate report to be prepared by Tenant (or the Mountain’s Edge Operator to which the Mountain’s Edge Property is subleased from Tenant) or its General Contractor (as defined hereinafter) and delivered to and approved by Landlord (which approval shall not be unreasonably withheld or delayed) promptly following the execution and delivery of the Master Lease and this Work Letter, which report shall also provide a detailed cost breakdown of all hard construction costs for the Capital Addition Project and (ii) any other detailed budget information as Landlord may reasonably request and approve from Tenant (or the Mountain’s Edge Operator), including a further breakdown of such hard construction costs to a level of detail that will allow Landlord to determine the actual cost and percentage of completion of construction as of the date of any Request for Advance (as defined hereinafter).

“Capital Addition Project Costs”:  All the costs and expenses incurred in connection with (i) in reviewing all documents and instruments required under this Work Letter, and (ii) the construction/performance of the Capital Addition Project, as contemplated by the Capital Addition Project Budget, including the costs of constructing/performing work depicted by the Capital Addition Plans and otherwise in accordance with applicable provisions of this Work Letter, Landlord’s costs and expenses relating to the services of Landlord’s Construction Consultant (as defined in Section 2.3 of this Work Letter), costs for bonds, costs and fees for surveys, costs for title work and premiums for title insurance (including, if available, an endorsement to Landlord’s existing owner’s title insurance policy increasing the liability thereof by the total amount of the Capital Addition Project Costs), environmental fees and expenses, architect fees, engineering costs, Landlord’s appraisal, legal and accounting fees and costs, reasonable travel expenses, the cost of purchase and installation of any fixtures or other property included as part of the Capital Addition Project and all governmental licenses and fees. Without limiting the foregoing, Capital Addition Project Costs shall include all amounts funded or advanced by Landlord (including the costs and expenses contemplated by Section 2.8(g) of this Work Letter) pursuant to this Work Letter on account of the Capital Addition Project.

“Architect”:   An architect and/or engineer selected by Tenant (or the Mountain’s Edge Operator) in connection with the design and construction of the Capital Addition Project and approved by Landlord, which approval shall not be unreasonably withheld or delayed so long as such architect is licensed in the State of Nevada and has experience with the type and scope of the project for which he/she is being retained.

“Completion Date”:  The date on which the construction/performance of the Capital Addition Project have been substantially completed such that Landlord has received the following: (i) a certificate of substantial completion from the Architect substantially in the form of American Institute of Architects (“AIA”) form G704-2000, (ii) a certificate of occupancy or its equivalent issued in accordance with all legal requirements and by the appropriate Governmental Authority having jurisdiction over the Mountain’s Edge Property which permits the occupancy and use of the improvements constructed as part of the Capital Addition Project, and (iii) all other licenses, authorizations and permits, if any, required by any Governmental Authority for the use and operation of the Capital Addition Project as part of the Mountain’s Edge Facility for its Permitted Use.  For purposes of this Work Letter, “substantially completed” shall mean that the improvements being constructed/performed as part of the Capital Addition Project and all other work which Tenant (or the Mountain’s Edge Operator) is obligated to perform under this Work Letter with respect to the Capital Addition Project have been (a) completed in accordance with the Capital Addition Plans and the applicable provisions of this Work Letter and the Master Lease, notwithstanding the fact that Punch-List Items (as defined hereinafter) remain to be performed, and (b) approved and licensed by all applicable regulatory authorities.

“Construction Contracts”:  The contracts between Tenant (or the Mountain’s Edge Operator) and the General Contractor, Tenant (or the Mountain’s Edge Operator) and the Architect and/or Tenant (or the Mountain’s Edge Operator) or any other contractor (including subcontractors) relating to rendering of services or furnishing of materials in connection with the construction/performance of the Capital Addition Project, contracts between the General Contractor and any subcontractor and contracts between any of the foregoing and any other Person relating to rendering of services or furnishing of materials in connection with construction/performance of the Capital Addition Project.

“General Contractor”:  The general contractor selected by Tenant (or the Mountain’s Edge Operator) and approved by Landlord in connection with the constriction/performance of the Capital Addition Project, including the Capital Addition Project, which approval of such general contractor shall not be unreasonably withheld or delayed so long as such general contractor has all required State of Nevada and local licenses and permits, is bondable and has sufficient experience with the size, type and scope of the Capital Addition Project.

“Landlord’s Maximum Cost”: The sum of Eleven Million and No/100 Dollars ($11,000,000.00).
“Major Subcontractors”: Subcontractors, materialmen and other vendors with Construction Contracts in excess of Fifty Thousand and No/100 Dollars ($50,000.00).

“Offsite Improvements”: (i) Any streets, roads, walks, curbs and the like (whether or not ultimately dedicated for public use and/or maintenance) necessary to provide access to public roads, streets and highways, (ii) any improvements and other works necessary or desirable for the provision of utilities to the Capital Addition Project and/or the existing Mountain’s Edge Facility and (iii) any other improvements on property other than the Mountain’s Edge Land that are (A) required by legal requirements, (B) necessary for the construction/performance of the Capital Addition Project in accordance with the Capital Addition Plans and the applicable provisions of the Master Lease or this Work Letter, and/or (C) necessary for operation of the Mountain’s Edge Facility (including the Capital Addition Project) for its Permitted Use.

“Outside Completion Date”: December 31, 2018.

“Punch List Items”:  Minor details of construction, mechanical adjustments or decorations which remain to be completed with respect to the Capital Addition Project following the Completion Date and which do not (i) prevent the issuance of a certificate of occupancy (or the local equivalent thereat) for the Capita] Addition Project and/or (ii) materially interfere with the use of the Mountain’s Edge Facility (including the Capital Addition Project) for its Permitted Use.

“Remaining Funds”: The unadvanced portion of Landlord’s Maximum Cost, if any.

“Request for Advance”:  Certificates of Tenant (and the Mountain’s Edge Operator) and, to the extent applicable, the Architect, in each case on the appropriate AIA form, including form G702 together with attached AIA form G703 (or equivalent, which AIA form G703 or equivalent shall be modified to include columns for the original estimate of scheduled values for each line item, changes to the scheduled values for each line item and a revised scheduled value for each line item after any such change) and/or such other form(s) as Landlord may hereafter reasonably request which shall: (i) set forth the Persons to whom money is owed and the amount owed each; (ii) certify among other things that such amounts represent payments due for services actually rendered or materials actually acquired or furnished in connection with the construction/performance of the Capital Addition Project; (iii) state that the sum requested is Capital Addition Project Cost within the Capital Addition Project Budget for such item and that, in the opinion of the Architect (if any) and Tenant (and the Mountain’s Edge Operator), the Remaining Funds are sufficient to complete the Capital Addition Project pursuant to the Capital Addition Plans and to pay for all labor, material and other expenses in connection therewith; (iv) be accompanied by copies of billing statements of the General Contractor, in form reasonably satisfactory to Landlord; (v) refer to an attached schedule, to be verified by the Architect (if any) or other reliable Person reasonably acceptable to Landlord prior to the advance being requested, identifying in a manner reasonably satisfactory to Landlord all materials not yet affixed or incorporated into the Capital Addition Project but which have been covered by certificates submitted to date, including the current certificate; (vi) contain a statement, to be verified by the Architect (if any) or other reliable Person reasonably acceptable to Landlord prior to the advance being requested. that all such materials not yet affixed or incorporated into the Capital Addition Project have been stored at the Mountain’s Edge Property or at one or more other bonded locations approved by Landlord identified therein (specifying the materials located at each location) under adequate safeguards to minimize the possibility of loss, damage or commingling with other materials or projects, and that builder’s risk insurance coverage for such materials stored off the Mountain’s Edge Property is not less than the full insurable value of such materials then being stored off the Mountain’s Edge Property; and (vii) be accompanied by appropriate waivers of lien rights (to the extent not previously received and approved by Landlord) with respect to work and materials for which funds have already been advanced pursuant to this Work Letter, or which were performed or were supplied prior to the Restatement Date, executed by the General Contractor (if any) and all contractors, subcontractors, mechanics and materialmen no more than one month in arrears and who have furnished labor or material to date and whose charges are or will be greater than Twenty Five Thousand and No/100 Dollars ($25,000.00) and, unless Tenant (or the Mountain’s Edge Operator) has provided a statutory payment bond in accordance with applicable legal requirements, by all other contractors, subcontractors, mechanics and materialmen.  Notwithstanding anything set forth herein to the contrary, the Request for Advance for the first advance of funds by Landlord hereunder and for each advance that is for an item on the Capital Addition Project Budget that is not a hard cost shall mean such certificate with respect thereto as Landlord may reasonably request. To the extent that any payment, funding or accrual of Capital Addition Project Costs by Landlord hereunder is attributable or allocable to one or more of the categories comprising the Capital Addition Project, Landlord shall allocate such Capital Addition Project Costs among such categories as Landlord shall reasonably determine.

“Tenant’s Affidavit”:  A sworn affidavit of Tenant (and the Mountain’s Edge Operator), in form and substance satisfactory to Landlord, stating that to the best of the knowledge of Tenant and the Mountain’s Edge Operator), all labor and material bills of every kind and character incurred by Tenant (or the Mountain’s Edge Operator) to the date of such affidavit in connection with the Capital Addition Project have been paid in accordance with the payment provisions of the applicable Construction Contracts except for the unpaid bills to be paid from the proceeds of the current Request for Advance, and that the builder’s risk insurance described in Section 2.4(d)(i) of this Work Letter contains sufficient coverage for the construction/performance of the Capital Addition Project, including the value of materials stored off the Mountain’s Edge Property.

2.

Capital Addition Project.  Without limiting any other obligation or liability of Tenant (or the Mountain’s Edge Operator) under the Master Lease, the following shall apply with respect to the Capital Addition Project and the construction/performance and funding thereof:

2.1Obligations of Tenant (and the Mountain’s Edge Operator).

(a)Construction/Performance of Capital Addition Project. Tenant (or the Mountain’s Edge Operator) shall be responsible to arrange, supervise, coordinate and carry out all services necessary for the construction, performance and completion of the Capital Addition Project in accordance with the Capital Addition Plans and the applicable provisions of this Work Letter, and Tenant (and the Mountain’s Edge Operator) undertake and accept such responsibility with the understanding that all Capital Addition Project Costs up to Landlord’s Maximum Cost will be funded by Landlord to Tenant or its designee pursuant to, but subject to the applicable terms of, this Section 2. Tenant shall cause the Capital Addition Project to be completed substantially in accordance with the Capital Addition Plans and the terms of the Construction Contracts for an amount not to exceed the Landlord’s Maximum Cost and the Completion Date to occur by the Outside Completion Date. If and to the extent total Capital Addition Project Costs exceed the Landlord’s Maximum Cost, Tenant shall pay and shall not be reimbursed for such excess. If total Capital Addition Project Costs do not exceed Landlord’s Maximum Cost, Tenant shall not be entitled to any portion of the difference between Landlord’s Maximum Cost and total Capital Addition Project Costs.

(b)Duties and Responsibilities. Without limiting Tenant’s obligations under the Master Lease, the duties and responsibilities of Tenant (and the Mountain’s Edge Operator) with respect to the Capital Addition Project shall specifically include the following:

(i)Subject to the other provisions of this Work Letter, to negotiate and enter into Construction Contracts and other agreements necessary for construction/performance of the Capital Addition Project in accordance with the Capital Addition Plans, which such contracts, by their terms, may be assigned by Tenant (and the Mountain’s Edge Operator) to Landlord;

(ii)To establish operating procedures and a system of records and accounts suitable for record keeping during construction/performance satisfactory to Landlord;

(iii)To administer and monitor the performance under all Construction Contracts and other agreements relating to the construction/performance of the Capital Addition Project and the monthly reporting of the status of estimated costs of completing the same in relation to the Capital Addition Project Budget and other applicable budgets;

(iv)To manage and coordinate contractors, engineers, architects and other consultants and monitor their compliance with their respective contracts or agreements;

(v)To monitor and review and, when in the judgment of Tenant (or the Mountain’s Edge Operator) it is in the best interest of Landlord, propose changes in the Capital Addition Plans or in any budget relating to the construction/performance of the Capital Addition Project;

(vi)To review and make a recommendation to Landlord with respect to payment of all applications for payment under the Construction Contracts and other agreements relating to the construction/performance of the Capital Addition Project and make payments of any and all bills, invoices or other matters calling for payment by Tenant (or the Mountain’s Edge Operator) or Landlord or for the Landlord’s account in connection with the construction/performance of the Capital Addition Project, all in accordance with the provisions of this Section 2;

(vii)To coordinate with the Architect and any inspecting engineer employed by Landlord in the performance of periodic inspections of the Mountain’s Edge Property in order to confirm that the materials furnished and work performed are in accordance with the Capital Addition Plans and that the work on the Capital Addition Project is progressing on schedule;

(viii)To stop the work and cause the correction of any defect in the materials or workmanship furnished by any contractor or of any failure by any contractor to perform its obligations under its Construction Contract and to promptly inform Landlord of any instances of faulty materials and/or workmanship;

(ix)To make available to Landlord, upon request, the identities of and copies of contracts with all subcontractors and any other Person supplying labor or materials for the construction/performance of the Capital Addition Project; and

(x)To obtain all approvals necessary to construct/perform the Capital Addition Project and to operate the Mountain’s Edge Facility for its Permitted Use.

(c)Performance of Duties. Tenant agrees that, subject to the performance by Landlord of its obligations under this Section 2, Tenant (and the Mountain’s Edge Operator) shall act with prudence and diligence in performing its duties and responsibilities under this Work Letter, with respect to the Capital Addition Project and in good faith in the best interests of Landlord and the Mountain’s Edge Facility.

2.2Completion Guarantee.

(a)Construction and Cost Guarantee. Tenant and THI of Baltimore, Inc., a Delaware corporation (“Guarantor”), jointly and severally, unconditionally guarantee to Landlord (i) the construction/performance of the Capital Addition Project in accordance with the Capital Addition Plans and all covenants and obligations of Tenant under the Master Lease and this Work Letter, by the Outside Completion Date (subject only to Force Majeure and the performance by Landlord of its obligations under this Section 2) and (ii) the payment without demand, and without right to reimbursement therefor, of all development, construction and related costs of the Capital Addition Project incurred for any reason whatsoever in excess of the Landlord’s Maximum Cost.

(b)Failure to Construct. Without limiting any other right or remedy of Landlord under the Master Lease, if for any reason or under any contingency any contractor shall default under a Construction Contract, fail to commence, or abandon construction of, the  Capital Addition Project, or fail to complete the Capital Addition Project within the maximum construction time in accordance with the terms of the Construction Contracts, then in any such event, without the need of any demand by Landlord, Tenant (or the Mountain’s Edge Operator) shall assume all responsibility for and control over the construction, performance and completion of the Capital Addition Project and shall cause the Capital Addition Project to be fully completed in accordance with this Work Letter on or before the Outside Completion Date, other than Punch List Items. Without limiting any other right or remedy of Landlord under the Master Lease, if Tenant (or the Mountain’s Edge Operator) fails to complete the Capital Addition Project in accordance with the Capital Addition Plans prior to the Outside Completion Date other than the Punch List Items, Landlord, at Landlord’s option, shall have the right to complete the Capital Addition Project in accordance with the Capital Addition Plans and expend such sums as Landlord reasonably deems proper in order so to complete the Capital Addition Project. The amount of any and all expenditures made by Landlord pursuant to this paragraph (b) which, when combined with all Capital Addition Project Costs previously funded by Landlord, are in excess of Landlord’s Maximum Cost, shall be immediately due and payable by Tenant to Landlord as additional rent, together with interest thereon from the date of such expenditure to the date paid by Tenant at the Agreed Rate. Said interest shall accrue on a daily basis. Upon any assumption by Landlord of the obligation to complete the Capital Addition Project as provided herein, Tenant (and the Mountain’s Edge Operator) shall forthwith surrender and deliver to Landlord, or Landlord’s designee, any funds which have been received from Landlord but have not been disbursed by Tenant (or the Mountain’s Edge Operator), and all records, plans, specifications, permits and other governmental approvals, purchase agreements, contracts, receipts for deposits, unpaid bills and all other records, papers and documents in the possession of Tenant (or the Mountain’s Edge Operator) relating to the Capital Addition Project.

(c)Completion of Punch List Items. All Punch List Items, other than those reasonably requiring more than thirty (30) days to complete due to long scheduling or ordering time or other reasonable factors, shall be completed within thirty (30) days after the Completion Date, but in no event later than the Outside Completion Date. Any Punch List Items reasonably requiring more than thirty (30) days to complete shall be diligently pursued and completed as promptly as practicable, but in no event later than sixty (60) days after the Outside Completion Date.

2.3Landlord’s Construction Consultant. Landlord and Tenant acknowledge that Landlord is funding the Capital Addition Project Costs and will engage the services of a third-party construction manager to be selected who will be supervising the construction of the Capital Addition Project for Landlord’s own account (“Landlord’s Construction Consultant”).  Accordingly, Landlord and Tenant agree that for purposes of determining the Capital Addition Project Costs, the cost of the Capital Addition Project shall be deemed to include the reasonable fees and expenses paid by Landlord to Landlord’s Construction Consultant.

2.4Other Covenants of Tenant.

(a)Construction/Performance of the Capital Addition Project. Construction/ performance of the Capital Addition Project will be prosecuted by Tenant (and the Mountain’s Edge Operator) in accordance with the Capital Addition Plans in a good and workmanlike manner and in accordance with sound building and engineering practices and all applicable legal requirements and all restrictive covenants affecting the Mountain’s Edge Property. All materials, fixtures or articles used in the construction/performance of the Capital Addition Project, or to be used in the operation thereof shall be substantially in accordance with the Capital Addition Plans as approved by Landlord. Tenant (and the Mountain’s Edge Operator) shall ensure that no asbestos or asbestos-containing materials or other Hazardous Materials will be contained in the completed Capital Addition Project. Subject only to Force Majeure and the performance by Landlord of its obligations under this Section 2, Tenant (or the Mountain’s Edge Operator) will complete the construction/performance of the Capital Addition Project substantially in accordance with the Capital Addition Plans on or before the Outside Completion Date, free and clear of liens or claims for liens for material supplied and for labor or services performed in connection with the construction of the Capital Addition Project (except for permitted contests pursuant to Section 6.4 of the Master Lease).

(b)Legal Requirements. Tenant (and the Mountain’s Edge Operator) will cause all legal requirements and all restrictive covenants affecting the Mountain’s Edge Property to be complied with promptly, and Landlord will be furnished, on demand, evidence of such compliance.

(c)Change Orders, Defects.

(i)Tenant (or the Mountain’s Edge Operator) may, without obtaining the prior written approval of Landlord, change the Capital Addition Plans, permit the Capital Addition Plans to be changed or permit construction/performance of the Capital Addition Project other than in accordance with the Capital Addition Plans; provided, however, that if (1) any such change would (w) change the basic structure or character of the Mountain’s Edge Facility; (x) change the appearance of the Mountain’s Edge Facility (y) change or reduce the quality of the basic building systems, including the mechanical, electrical, sprinkler, plumbing, life-safety, heating, air conditioning and ventilation systems within the Mountain’s Edge Facility or (z) result in an item of the Capital Addition Project not being performed, (2) any single change in the Capital Addition Plans involves an amount in excess of Fifty Thousand and No/100 Dollars ($50,000.00), (3) any number of changes in the Capital Addition Plans involves in the aggregate an amount not in excess of One Hundred Thousand and No/100 Dollars ($100,000.00), or (4) any such change in the Capital Addition Plans results in the Capital Addition Project Costs exceeding the Landlord’s Maximum Cost, then in any such event Tenant (and the Mountain’s Edge Operator) must obtain the prior written approval of Landlord prior to implementing such change, which approval may be given or withheld in the sole and absolute discretion of Landlord.

(ii)Tenant (or the Mountain’s Edge Operator) will at its sole cost and expense and not as part of the Capital Addition Project Costs correct or cause to be corrected any defect in the Capital Addition Project or any departure from the Capital Addition Plans not approved by Landlord or permitted herein without such approval or any encroachment by any part of the Capital Addition Project on or over any building lines, easements, property lines or other restricted areas which any survey or inspection reflects.

(d)Construction Insurance. To the extent not already maintained or covered by Tenant pursuant to Section 5 of the Master Lease, Tenant (or the Mountain’s Edge Operator) will at all times maintain or cause to be maintained the following insurance during the construction/performance of the Capital Addition Project (including through the date of completion of the Punch List Items):

(i)Builder’s risk insurance covering the construction/performance of the Capital Addition Project, in a face amount of not less than the full insurable value of the Capital Addition Project and materials supplied in connection therewith, with appropriate provisions made to include coverage of materials stored off the Mountain’s Edge Property in an amount not less than the full insurable value of such materials stored off the Mountain’s Edge Property from time to time.

(ii)Errors and omissions insurance by any Architect in an amount at least equal to One Million Dollars ($1,000,000) which can be applied to the construction/performance of the Capital Addition Project, covering the entire period of design and construction/performance of the Capital Addition Project, including completion of the Punch-List Items.

All such insurance maintained or caused to be maintained by Tenant (or the Mountain’s Edge Operator) pursuant to clauses (i) and (ii) of this clause (d) shall name Landlord as an additional insured. All insurance maintained or caused to be maintained by Tenant pursuant to clause (i) of this clause (d) shall name Tenant (or the Mountain’s Edge Operator), Landlord and any General Contractor or other contractor, jointly, as loss payee. In addition, all such insurance to be maintained or caused to be maintained by Tenant (or the Mountain’s Edge Operator) shall otherwise, to the extent applicable, comply with the provisions of and shall be in addition to the insurance specified in Section 5 of the Master Lease.

(e)Performance and Payment Bond. Tenant (or the Mountain’s Edge Operator) shall procure or cause to be procured a performance and payment bond for the total amount of the hard construction costs (including labor and materials) set forth in the Capital Addition Project Budget. Such performance and payment bonds shall name Landlord as an additional obligee and be in form and substance and from an institution satisfactory to Landlord in its sole discretion.

(f)Indemnification. Without in any way limiting any other indemnification obligation of Tenant under the Master Lease and notwithstanding the existence and without regard to the policy limits of any insurance required to be maintained pursuant to the Master Lease or clause (d) above and notwithstanding the existence and without regard to the amount of bond required pursuant to clause (e) above, Tenant shall protect, defend, indemnify and hold harmless the Landlord Indemnified Parties from and against, and reimburse the Landlord Indemnified Parties for, any and all actions, causes of action, obligations, damages, penalties, suits, debts, losses, costs, expenses, liabilities, claims or demands whatsoever, at law or in equity (including reasonable attorneys’ fees and expenses) imposed on, incurred by or asserted against any of the Landlord Indemnified Parties in connection with or with respect to the construction/performance of the Capital Addition Project and any loss in value of or title to the Mountain’s Edge Property or the Mountain’s Edge Facility resulting therefrom, arising from:

(i)any breach of any of the provisions of this Work Letter by Tenant (or the Mountain’s Edge Operator);

(ii)any misstatements or inaccuracies made by or on behalf of Tenant (or the Mountain’s Edge Operator) contained within or other matters arising out of any applications for building, foundation, grading or other permits and/or authorizations necessary for the construction/performance of the Capital Addition Project, including those required for the use and operation of the Mountain’s Edge Facility for its

Permitted Use, whether filed or submitted to the applicable Governmental Authority in the name of Landlord or Tenant (or the Mountain’s Edge Operator); or
(iii)any act or omission of Tenant (or the Mountain’s Edge Operator) in connection with the construction/performance of the Capital Addition Project.

(g)Liens on Materials. Tenant (and the Mountain’s Edge Operator) shall not at any time during the performance of the work, make or cause to be made, or permit any General Contractor or any other contractor to make, any contract for materials or equipment of any kind or nature whatsoever to be incorporated in or to become a part of the Mountain’s Edge Property, title to which is not good or which is subject to any lien or title retention arrangement other than inchoate mechanic’s liens. Tenant (and the Mountain’s Edge Operator) will deliver to Landlord. on demand, true copies of any contracts, bills of sale, statements, receipted vouchers, or agreements, under which Tenant (or the Mountain’s Edge Operator) claims title to any materials, fixtures, or articles used in the construction/performance of the Capital Addition Project.

(h)Storage of Materials. Tenant (and the Mountain’s Edge Operator) will cause all materials acquired or furnished in connection with the construction/performance of the Capital Addition Project, but not affixed or incorporated into the Mountain’s Edge Property, to be stored at the Mountain’s Edge Property or at bonded locations approved by Landlord, in each case under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects. Tenant (and the Mountain’s Edge Operator) will employ suitable means to protect from theft or vandalism the Mountain’s Edge Property and all tools and building materials stored on the Mountain’s Edge Property.

(i)Inspections.  Without limiting any of Landlord’s rights or remedies under the Master Lease, at any time during regular business hours, Landlord and/or its representatives will be permitted to enter upon the Mountain’s Edge Property and any other location where materials for the Capital Addition Project are being stored to inspect the same and all materials to be used in the construction/performance thereof; and to examine all detailed plans and shop drawings which are or may be kept at the construction site, provided that in so doing, Landlord shall not unreasonably interfere with the construction/performance of the Capital Addition Project. Upon request, Landlord will be furnished with reasonable information regarding the construction/performance of the Capital Addition Project from Tenant (and the Mountain’s Edge Operator), any Architect, any General Contractor and any other contractors or subcontractors.

(j)Notices. Without limiting any other obligation of Tenant under the Master Lease, Tenant (and the Mountain’s Edge Operator) will furnish Landlord with a copy of any (A) notice or claim made by any Governmental Authority pertaining to the Mountain’s Edge Property, (B) any notice of any termination, late payment or other material aspect of any Construction Contract involving more than Twenty Five Thousand and No/100 Dollars ($25,000.00), together with a copy of each such Construction Contract and (C) any fire, casualty, notice of any condemnation or other event materially affecting the Mountain’s Edge Property.

(k)Use of Funds, Deficiency.

(i)Tenant (and the Mountain’s Edge Operator) shall expend all the proceeds of each advance hereunder for Capital Addition Project Costs in amounts and for the purposes provided in the Capital Addition Project Budget and for no other purpose whatsoever.

(ii)Tenant (and the Mountain’s Edge Operator) will promptly advise Landlord if and when (1) Capital Addition Project Costs shall exceed or appear likely to exceed the Landlord’s Maximum Cost or (2) Capital Addition Project Costs with respect to any particular item in the Capital Addition Project Budget shall exceed or appear likely to exceed the amount specified for any such item in the Capital Addition Project Budget, and shall give Landlord sufficiently detailed information with respect thereto.

(iii)if, in the reasonable good faith judgment of Landlord, it appears at any time or from time to time that the Remaining Funds will be insufficient to complete the construction/performance of the Capital Addition Project substantially in accordance with the Capital Addition Plans on or before the Outside

Completion Date, and to pay for all Capital Addition Project Costs incurred in connection with such construction/performance, or if any other expenses are required for such completion which were not scheduled in the Capital Addition Project Budget, Landlord may request that Tenant (and the Mountain’s Edge Operator) demonstrate that the Remaining Funds are sufficient for such completion and payment. If Tenant (or the Mountain’s Edge Operator) does not so demonstrate to Landlord’s reasonable satisfaction within five (5) Business Days of receipt of Landlord’s request to do so, then Tenant (and the Mountain’s Edge Operator) shall make arrangements for additional monies to be made available as shall, in the reasonable good faith judgment of Landlord, when added to the Remaining Funds, be sufficient so as to complete and/or pay for the construction/performance of the Capital Addition Project. Such additional monies of Tenant (or the Mountain’s Edge Operator) shall be applied for payment of costs prior to Landlord advancing any additional funds under this Work Letter.

(l)Construction Contract with General Contractor. Notwithstanding anything to the contrary in this Work Letter, the Construction Contract with the General Contractor shall specifically include, in substance, the following:

(i)Landlord and Tenant (and the Mountain’s Edge Operator) shall be entitled to review (a) each subcontract to establish the true value of each line item in the Construction Contract with the General Contractor and (b) each monthly draw request from each subcontractor.

(ii)No portion of the retainage withheld in accordance with the Construction Contract with the General Contractor will be released to the General Contractor until the last to occur of (a) Landlord has received a certificate of substantial completion from the Architect substantially in the form of American Institute of Architects (“AIA”) form G704-2000, (b) life safety approval shall have been issued so that the Project may be legally occupied and used for its intended purpose, (c) all Punch List Items that may reasonably be completed within thirty (30) days have been completed by General Contractor and General Contractor is diligently pursuing completion of Punch List Items, if any, that reasonably require more than thirty (30) days to complete due to long scheduling or ordering time or other reasonable factors, and  (d) the date the Landlord and/or Tenant receives (1) all lien releases required hereunder, (2) an “As-Built” set of plans and specifications, and (3) such other documents as Landlord and/or Tenant may reasonably request.  With respect to any Punch List Item(s) requiring more than thirty (30) days to complete, the Landlord and/or Tenant may withhold retainage in the amount of the cost to complete any such Punch List Item(s) until the General Contractor has completed such Punch List Item(s).

(m)Documents at Completion. Without limiting any provisions of this Work Letter, from time to time as requested by Landlord and as soon as practicable following the Completion Date, Tenant shall supply or cause to be supplied to Landlord such reasonable documents and information pertaining to the Capital Addition Project and the construction, performance and/or completion of the same as Landlord shall request, including those documents and information described on Schedule 2 attached hereto.

(n)Assignment of Construction Contracts. At the request of Landlord, Tenant (and the Mountain’s Edge Operator) shall assign to Landlord each Construction Contract to which Tenant (or the Mountain’s Edge Operator) is a party utilizing an assignment instrument in form and substance acceptable to Landlord and shall cause each other party to such Construction Contract to consent to such assignment, if required by the terms thereof.

2.5Additional Events of Default. In addition to and without limiting the “Events of Default” set forth in the Master Lease, any one or more of the following shall also constitute an “Event of Default” under the Master Lease:

(a)Tenant (or the Mountain’s Edge Operator) fails to perform in all material respects any of the obligations to be performed by Tenant (or the Mountain’s Edge Operator) under this Work Letter with respect to the Capital Addition Project, and such failure is not cured within sixty (60) days after notice thereof from Landlord or, if such failure cannot reasonably be cured within such sixty (60) day period, such longer period as reasonably may be required to remedy such default as long as Tenant (or the Mountain’s Edge Operator) has commenced such cure within such sixty (60) day period, thereafter diligently prosecutes such cure and completes such cure not later than ninety (90) days after notice from Landlord but in any event prior to the Outside Completion Date; or

(b)Tenant (or the Mountain’s Edge Operator) fails to satisfy in all material respects any condition to an advance under this Work Letter for a period in excess of sixty (60) days, or, if such failure cannot reasonably be cured within such sixty (60) day period, such longer period as reasonably may be required to remedy such failure as long as Tenant (or the Mountain’s Edge Operator) has commenced such cure within such sixty (60) day period, thereafter diligently prosecutes such cure and completes such cure within ninety (90) days but in any event prior to the Outside Completion Date; or

(c)Tenant (or the Mountain’s Edge Operator) uses any monies advanced by Landlord under this Work Letter for any purpose other than as allowed or contemplated under this Work Letter; or
(d)Except as a result of a casualty or Force Majeure, work on the Capital Addition Projects ceases for thirty (30) consecutive days for any reason; or

(e)Except for Force Majeure, the Completion Date does not occur by the Outside Completion Date, free and clear of mechanics’, materialmen’s and other liens (except for permitted contests pursuant to Section 6.4 of the Master Lease); or

(f)Except for change orders allowed pursuant to the provisions of this Work Letter, Tenant (or the Mountain’s Edge Operator) modifies, amends or terminates any Construction Contract without Landlord’s written consent; or

(g)Any mechanics’, materialmen’s or other lien is filed or asserted against the Mountain’s Edge Property, or any part thereof, or any suit or other proceeding is instituted to enforce or foreclose such a lien (except for permitted contests pursuant to Section 6.4 of the Master Lease).

2.6Advances of Funds by Landlord.

(a)Funding. Subject to the satisfaction by Tenant of the conditions set forth in Section 2.7 of this Work Letter and the other provisions of this Work Letter, Landlord will advance to Tenant funds up to the Landlord’s Maximum Cost (less all costs, fees, allowances and charges of Landlord which are included within Capital Addition Project Costs and deemed reimbursed to Landlord as part of Capital Addition Project Costs) for the purpose of paying or reimbursing Tenant (or the Mountain’s Edge Operator) for the payment of the Capital Addition Project Costs.

(b)Limitation of Funding Obligation. Landlord shall not be obligated to advance to Tenant any sums (i) in excess of the Landlord’s Maximum Cost or for which a Request for Advance is received more than sixty (60) days after the Outside Completion Date, or (ii) when any of the conditions set forth in Section 2.7 of this Work Letter have not been met or fulfilled.

(c)Advances of Funds by Landlord. Draw requests will be reviewed once each month (i.e., not more frequently than once every 30 days) and will be based on the prorata share completion to date of each construction line item listed in the Capital Addition Project Budget. All advances of funds under this Work Letter shall be made by Landlord in accordance with a Request for Advance. Each Request for Advance shall be honored within ten (10) Business Days of receipt of the same delivered in accordance with the notice provisions of the Master Lease together with the information required therein, subject, however, to the limitations herein. In no event shall Landlord be required to make any advance for a particular line item which, when aggregated with prior advances, is in excess of the Capital Addition Project Budget for such line item except to the extent amounts from contingency line items are unused and/or to the extent savings, in Landlord’s reasonable good faith discretion, in other budget line items remain unused. Landlord shall issue checks payable to, or otherwise advance funds to, Tenant, the payees designated in a Request for Advance or jointly to Tenant and such payees, as Landlord shall reasonably determine. Advances of funds to such payees or jointly to Tenant and any such payee shall constitute an advance hereunder as though advanced directly to Tenant.

(d)Holdbacks. Any advances for costs and expenses of labor and materials connected with the construction/performance of the Capital Addition Project shall be limited to Ninety-Five Percent

(95%) of such costs and expenses and shall be made in accordance with the payment schedule of the Construction Contract with any General Contractor or other contractor.  The final advance of proceeds representing the Five Percent (5%) retainage for any particular item will not be made until the last to occur of (i) Landlord has received a certificate of substantial completion from the Architect substantially in the form of American Institute of Architects (“AIA”) form G704-2000, (ii) life safety approval shall have been issued so that the Project may legally be occupied and used for its intended purpose, (iii) all Punch List Items that may reasonably be completed within thirty (30) days have been completed by General Contractor and General Contractor is diligently pursuing completion of Punch List Items, if any, that reasonably require more than thirty (30) days to complete due to long scheduling or ordering time or other reasonable factors, and  (iv) the date the Landlord and/or Tenant receives, as applicable, (1) all final lien releases required hereunder, (2) an “As-Built” set of plans and specifications (if reasonably requested by Landlord based upon the nature of the Capital Addition Project), (3) an ALTA “As-Built” survey (if reasonably requested by Landlord based upon the nature of the Capital Addition Project), and (4) such other documents as Landlord may reasonably request.  With respect to any Punch List Item(s) requiring more than thirty (30) days to complete, the Landlord and/or Tenant may withhold retainage in the amount of the cost to complete any such Punch List Item(s) until the General Contractor has completed such Punch List Item(s).

2.7Conditions to Landlord Obligations to Advance Funds. Landlord shall not be obligated to make any advance of funds under this Work Letter, including the first advance, unless and until the following conditions shall have been satisfied (with proof thereof in form and sufficiency as may be reasonably requested by Landlord):

(a)Approvals/Entitlements. To the extent not theretofore received and approved by Landlord and to the extent of a material change not permitted herein without approval, Landlord shall have received and approved (i) the Capital Addition Plans; (ii) the Capital Addition Project Budget(s); (iii) all Construction Contracts with any General Contractor, any Architect and any other contractor or material supplier that may be requested by Landlord; and (iv) all authorizations and permits required by any Governmental Authority for the construction/performance of the Capital Addition Project, including building and grading permits, a foundation letter (if applicable to the Capital Addition Project) and such other authorizations and permits as are required for the use and operation of the Mountain’s Edge Facility for its Permitted Use, which are presently procurable.

(b)Utilities and Access. To the extent applicable to the Capital Addition Project as reasonably determined by Landlord, Landlord shall have received evidence satisfactory to Landlord that (i) all existing public utilities, including telephone, water, sewage, electricity and gas are adequate for the Mountain’s Edge Facility; and (ii) all existing means of ingress and egress, parking, access to public streets and drainage facilities are adequate for the Mountain’s Edge Facility.

(c)Soils and Other Tests. To the extent applicable to the Capital Addition Project as reasonably determined by Landlord, Landlord shall have received and approved test borings, engineering reports and such other site analysis as Landlord may require, all of which must indicate that the soil is adequate for the proposed construction/performance of the Capital Addition Project in accordance with the Capital Addition Plans.

(d)Insurance. Landlord shall have received certificates with respect to the insurance required to be carried by Tenant (or the Mountain’s Edge Operator) or other Persons pursuant to Section 2.4 above, together with evidence satisfactory to Landlord that the premiums therefor have been paid in full.

(e)Payment and Performance Bond(s). Landlord shall have received the payment and performance bond(s) fulfilling the requirements set forth in Section 2.4 above and shall have made arrangements, to the extent applicable and prescribed by legal requirements, for the recordation and/or filing of the same for recordation in the land records for the county in which the Mountain’s Edge Land is located, along with a copy of the approved Construction Contract with the General Contractor.

(f)No Default. No Event of Default shall have occurred under the Master Lease (including this Work Letter) and no event or condition shall exist which, with notice and/or lapse of time, or both, would constitute such an Event of Default under the Master Lease (including this Work Letter).

(g)Condemnation; Casualty. No material condemnation shall be pending or threatened and no material casualty shall have occurred, in either case with respect to the Mountain’s Edge Property or any portion thereof.

(h)Other Documents and Assurances. Landlord shall have received such other documents and assurances as Landlord shall have reasonably requested, including any endorsements to Landlord existing policy of title insurance updating the same without any additional exception except as may be approved by Landlord and increasing the policy limit thereof to an amount equal to the Capital Addition Project Costs funded or accrued by Landlord.

(i)Request for Advance. Landlord shall have received and approved (A) a Request for Advance accompanied by all necessary documents and certificates as set forth in the definition thereof; (B) a Tenant’s Affidavit; and (C) to the extent applicable, a certificate from the Architect, or if no Architect, from an officer of Tenant (and the Mountain’s Edge Operator) or any other reliable Person acceptable to Landlord, to the effect that in such Person’s opinion (1) the construction/performance of the Capital Addition Project theretofore performed is in accordance with the Capital Addition Plans and (2) the amount requested is appropriate in light of the percentage of construction completed and amount of stored material.

(j)Architect, Contractor Letters. Landlord shall have received from each of the Architect, General Contractor, and Major Subcontractors a letter, in form and substance satisfactory to Landlord, which, among other things, (i) states that, in the event of a default by Tenant (or the Mountain’s Edge Operator) under the contract with the undersigned, the undersigned agrees to perform for Landlord at Landlord’s request under the terms of the applicable Construction Contract, and (ii) to the best knowledge of the undersigned certifies to Landlord that the Capital Addition Plans comply with all legal requirements, and that the work performed by the undersigned has been completed in accordance with the Capital Addition Plans.

(k)Proceedings. Landlord shall have reviewed and approved all corporate proceedings to be taken by Tenant (and the Mountain’s Edge Operator) and Guarantor in connection with the transactions contemplated under the Master Lease and this Work Letter.

2.8Miscellaneous Provisions Applicable to Capital Addition Project.

(a)Ownership of Capital Addition Project. At all times the Capital Addition Project shall be owned entirely by Landlord subject to the leasehold interest of Tenant under the Master Lease with respect to the Capital Addition Project. Upon the request of Landlord, Tenant (and the Mountain’s Edge Operator) shall execute and/or cause any Affiliate of Tenant to execute such documents as Landlord may reasonably request evidencing and confirming Landlord’s ownership of such Capital Addition Project.

(b)Advance Not a Waiver. No advance of funds under this Work Letter shall constitute a waiver of any of the conditions to Landlord’s obligation to make further advances nor, if Tenant is unable to satisfy any such condition, shall any such advance have the effect of precluding Landlord from thereafter declaring such inability to be an Event of Default under the Master Lease.

(c)Conditions for Benefit of Landlord. All conditions to the obligations of Landlord hereunder are imposed solely for the benefit of Landlord and no other Person shall have standing to require satisfaction of such conditions.

(d)Compliance Responsibility. Notwithstanding the review and approval by Landlord of the Capital Addition Plans or any other matter, Landlord shall have no responsibility for compliance by the Mountain’s Edge Property, the Capital Addition Project or the construction/performance of the Capital Addition Project with legal requirements, sound architectural or engineering practices or other matters.

(e)Notices. Any notices with respect to Request for Advances and/or change orders (only) shall be sent to Landlord in accordance with the provisions for notices in the Master Lease.

(f)Offset. Upon the happening of any Event of Default, Landlord may offset any amounts owed to Landlord or any Affiliate of Landlord from Tenant or any Affiliate of Tenant against any monies due from Landlord to Tenant hereunder.

(g)Attorneys’ Fees and Costs. Subject to the Landlord’s funding obligations under this Work Letter, Tenant shall pay to Landlord all of Landlord’s attorneys’ fees and other costs and expenses incurred in connection with (A) amendments or other modifications to any of the Construction Contracts or the Capital Addition Plans; and (B) any other matter related to the construction/performance of the Capital Addition Project.  Alternatively, Landlord may treat such attorneys’ fees and other costs and expenses as part of the Capital Addition Project Costs as contemplated by Section 2.6(a) of this Work Letter and such sums will be deemed to have been advanced by Landlord as part of Landlord’s Maximum Cost.

(h)Incorporation. This Work Letter is incorporated into and shall form a part of the Master Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Work Letter as of _______________, 2017.

“LANDLORD”

MRT of Las Vegas NV – ACH, LLC,

a Delaware limited liability company

By:/s/ William C. Harlan________________________

Name:William C. Harlan

Title:President

MRT of Las Vegas NV – LTACH, LLC,

a Delaware limited liability company

By:/s/ William C. Harlan________________________

Name:William C. Harlan

Title:President

MRT of Fort Worth TX - SNF, LLC,

a Delaware limited liability company

By:/s/ William C. Harlan________________________

Name:William C. Harlan

Title:President

MRT of Spartanburg SC - SNF, LLC,

a Delaware limited liability company

By:/s/ William C. Harlan________________________

Name:William C. Harlan

Title:President

“TENANT”

Nashville Leasehold Interests, LLC,

a Delaware limited liability company

By: /s/ Jaime Andujo_____________________________

Name:Jaime Andujo

Title:President

JOINDER

The undersigned Guarantor hereby joins in the execution and delivery of this Work Letter to acknowledge and agree to the provisions of this Work Letter which are applicable to Guarantor.  Such provisions shall be binding on Guarantor with the same force and effect as if Guarantor were a direct party to this Work Letter.

“GUARANTOR”

THI of Baltimore, Inc.,

a Delaware corporation

By:/s/ Kenneth Tabler____________________________

Name:Kenneth Tabler

Title:Vice President